UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

MEDTRONIC PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY

STATEMENT

and Notice of 2020 Annual General Meeting of Shareholders

Friday, Dec. 11, 2020 ∎ 8 a.m. local time ∎ Dublin, Ireland

NOTICE OF ANNUAL GENERAL MEETING

Friday, December 11, 2020

8:00 a.m. local time

Shelbourne Hotel, 27 St. Stephen’s Green, Dublin, Ireland *

MEETING AGENDA

1.	Electing, by separate resolutions, the twelve director nominees named in the proxy statement to hold office until the 2021 Annual General Meeting of the Company;

2.

Ratifying, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2021 and authorizing, in a binding vote, the Board of Directors, acting through the Audit Committee, to set the auditor’s remuneration;

3.	Approving, on an advisory basis, the Company’s executive compensation;

4.	Renewing the Board of Directors’ authority to issue shares under Irish law;

5.	Renewing the Board of Directors’ authority to opt out of pre-emption rights under Irish law;

6.	Authorizing the Company and any subsidiary of the Company to make overseas market purchases of Medtronic ordinary shares;

7.

Receiving and considering the Company’s Irish Statutory Financial Statements for the fiscal year ended April 24, 2020 and the reports of the directors and auditors thereon, and reviewing the affairs of the Company; and

8.	Transacting any other business that may properly come before the meeting.

Proposals 1, 2, 3, 4 and 6 above are ordinary resolutions requiring a simple majority of the votes cast at the meeting to be approved. Proposal 5 is a special resolution requiring at least 75% of the votes cast at the meeting to be approved. All proposals are more fully described in this proxy statement. There is no requirement under Irish law that Medtronic’s Irish Statutory Financial Statements for the fiscal year ended April 24, 2020, or the directors’ and auditor’s reports thereon be approved by the shareholders, and no such approval will be sought at the Annual General Meeting.

RECORD DATE

Shareholders of record at the close of business on October 15, 2020, are entitled to vote at the meeting.

ONLINE PROXY DELIVERY AND VOTING

As permitted by the Securities and Exchange Commission, we are making this proxy statement, the Company’s annual report to shareholders, and our Irish statutory financial statements available to our shareholders electronically via the Internet. We believe electronic delivery expedites your receipt of materials, reduces the environmental impact of our Annual General Meeting and reduces costs significantly. The Notice Regarding Internet Availability of Proxy Materials (the “Notice”) contains instructions on how you can access the proxy materials and how to vote online. If you received the Notice by mail, you will not receive a printed copy of the proxy materials unless you request one in accordance with the instructions provided in the Notice. The Notice will be mailed to shareholders on or about October 29, 2020 and will provide instructions on how you may access and review the proxy materials on the Internet and how to vote.

ADMISSION TO THE ANNUAL GENERAL MEETING

If you wish to attend the Annual General Meeting, you must be a shareholder on the record date and either request an admission ticket in advance by visiting www.proxyvote.com and following the instructions provided (you will need the control number included on your proxy card, voter instruction form or Notice), or bring proof of ownership of ordinary shares to the meeting. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

August 14, 2020

By order of the Board of Directors,

Bradley E. Lerman

Senior Vice President, General Counsel and Company Secretary

*

Depending on concerns about and developments relating to the outbreak of COVID-19, we may need to change the date, time, location and/or format of the meeting, subject to Irish law requirements. The Company would publicly announce any such changes and how to participate in the meeting by press release and a filing with the U.S. Securities and Exchange Commission (“SEC”) as soon as practicable prior to the meeting. Any such determinations and changes will be made and communicated in accordance with Irish law and SEC rules and requirements. The Company will be obliged to comply with any legal restrictions that are imposed as a consequence of COVID-19 and that affect the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on December 11, 2020: This proxy statement, the Company’s 2020 Annual Report to Shareholders and our Irish Statutory Financial Statements for the year ended April 24, 2020, are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO VOTE.

If possible, please vote your shares over the Internet using the instructions found in the Notice. Alternatively, you may request a printed copy of the proxy materials and vote using the toll-free telephone number on the proxy card or by marking, signing, dating and mailing your proxy form in the postage-paid envelope that will be provided. All proxies will be forwarded to the Company’s registered office electronically. Voting by any of these methods will not limit your right to vote in person at the Annual General Meeting.

Under New York Stock Exchange rules, if you hold your shares in “street” name through a brokerage account, your broker will NOT be able to vote your shares on non-routine matters being considered at the Annual General Meeting unless you have given instructions to your broker prior to the meeting on how to vote your shares. Proposals 1 and 3 are considered non-routine matters under New York Stock Exchange rules. This means that you must give specific voting instructions to your broker on how to vote your shares so that your vote can be counted.

REPORT OF THE AUDIT COMMITTEE	70

AUDIT AND NON-AUDIT FEES	71

PROPOSAL 2 – NON-BINDING RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR AND BINDING AUTHORIZATION OF THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO SET AUDITOR REMUNERATION	72

PROPOSAL 3 – ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-PAY”)	73

PROPOSAL 4 – RENEWAL OF THE BOARD’S AUTHORITY TO ISSUE SHARES UNDER IRISH LAW	74

PROPOSAL 5 – RENEWAL OF THE BOARD’S AUTHORITY TO OPT OUT OF STATUTORY PRE-EMPTION RIGHTS UNDER IRISH LAW	75

PROPOSAL 6 – AUTHORIZATION OF THE COMPANY AND ANY SUBSIDIARY OF THE COMPANY TO MAKE OVERSEAS MARKET PURCHASES OF MEDTRONIC ORDINARY SHARES	77

QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING	78

Voting by Proxy	78
How Proxies will be Voted	78
Voting at the Meeting	78
Admission to the Meeting	79

OTHER INFORMATION	80

Expenses of Solicitation	80
Shareholder Proposals and Director Nominations	80
Delivery of Documents to Shareholders Sharing an Address	80
Other	81

APPENDIX A – FINANCIAL AND NON-GAAP RECONCILIATIONS	A-1

PROXY SUMMARY

PROXY SUMMARY

This summary highlights information described in more detail elsewhere in this proxy statement. It does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

2020 Annual General Meeting of Shareholders

Date and Time:*	Friday, December 11, 2020 at 8:00 a.m. (Local Time)

Place:*	Shelbourne Hotel 27 St. Stephen’s Green Dublin, Ireland

Commence Mail Date:	October 29, 2020

Record Date:	October 15, 2020

Advance Voting Methods and Deadlines

Method	Instruction	Deadline
Internet	∎ Go to http://www.proxyvote.com and follow the instructions (have your proxy card or internet notice in hand when you access the website)

Internet and telephone voting are available 24 hours a day, seven days a week up to these deadlines:

∎ Shares held through the Medtronic Savings and Investment Plan and the Medtronic Puerto Rico Employees’ Savings and Investment Plan – 11:59 p.m., Eastern Standard Time, on December 8, 2020

∎ Registered Shareholders or Beneficial Owners – 11:59 p.m., Eastern Standard Time, on December 10, 2020

Telephone	∎ Dial 1-800-690-6903 and follow the instructions (have your proxy card or internet notice in hand when you call)

∎ Shares held through the Medtronic Savings and Investment Plan and the Medtronic Puerto Rico Employees’ Savings and Investment Plan – 11:59 p.m., Eastern Standard Time, on December 8, 2020

∎ Registered Shareholders or Beneficial Owners – 11:59 p.m., Eastern Standard Time, on December 10, 2020

Mail

∎  If you received paper copies of our proxy materials, mark your selections on the enclosed proxy card

∎  Date and sign your name exactly as it appears on proxy card

∎  Promptly mail the proxy card in the enclosed postage-paid envelope

Return promptly to ensure it is received before the date of the Annual General Meeting

∎ Shares held through the Medtronic Savings and Investment Plan and the Medtronic Puerto Rico Employees’ Savings and Investment Plan – 11:59 p.m., Eastern Standard Time, on December 8, 2020

∎ Registered Shareholders or Beneficial Owners – 11:59 p.m., Eastern Standard Time, on December 10, 2020

*

Depending on concerns about and developments relating to the outbreak of COVID-19, we may need to change the date, time, location and/or format of the meeting, subject to Irish law requirements. The Company would publicly announce any such changes and how to participate in the meeting by press release and a filing with the U.S. Securities and Exchange Commission (“SEC”) as soon as practicable prior to the meeting. Any such determinations and changes will be made and communicated in accordance with Irish law and SEC rules and requirements. The Company will be obliged to comply with any legal restrictions that are imposed as a consequence of COVID-19 and that affect the meeting.

Questions and Answers About Attending our Annual General Meeting and Voting

We encourage you to review the questions and answers about our Annual General Meeting and voting beginning on page 78 to learn more about the rules and procedures surrounding the proxy and Annual General Meeting process, as well as the business to be

MEDTRONIC PLC 2020 Proxy Statement    1

                            PROXY SUMMARY

conducted at our Annual General Meeting. If you plan to attend the Annual General Meeting in person, we direct your attention to the information following “Admission to the Meeting” on page 79.

IF YOU WISH TO ATTEND THE ANNUAL GENERAL MEETING, YOU MUST EITHER REQUEST AN ADMISSION TICKET IN ADVANCE OR BRING PROOF OF OWNERSHIP OF ORDINARY SHARES TO THE MEETING.

YOUR VOTE IS IMPORTANT! PLEASE CAST YOUR VOTE AND PLAY A PART IN THE FUTURE OF MEDTRONIC.

Voting Matters and Board Recommendations

Proposal		Board Recommendation	For More Information

Proposal 1 —	To elect, by separate resolutions, the twelve director nominees named in the proxy statement to hold office until the 2021 Annual General Meeting of the Company	“FOR” all nominees	Page 10

Proposal 2 —

To ratify, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent auditor for fiscal year 2021 and to authorize, in a binding vote, the Board of Directors, acting through the Audit Committee, to set the auditor’s remuneration

		“FOR”	Page 72

Proposal 3 —	To approve in a non-binding advisory vote, named executive officer compensation (a “Say-on-Pay” vote)	“FOR”	Page 73

Proposal 4 —	To renew the Board’s authority to issue shares	“FOR”	Page 74

Proposal 5 —	To renew the Board’s authority to opt out of pre-emption rights	“FOR”	Page 75

Proposal 6 —	Authorizing the Company and any subsidiary of the Company to make overseas market purchases of Medtronic ordinary shares	“FOR”	Page 77

            2    MEDTRONIC PLC 2020 Proxy Statement

PROXY SUMMARY

Director Nominees

You are being asked to vote, by separate resolutions, on the election of the following twelve Directors. Each Director nominee is elected annually by a majority of votes cast. Detailed information about each Director’s background, skill sets and areas of expertise can be found beginning on page 11.

Name	Age(1)	Director Since		Principal Position		Committee Memberships						Other Current
					Indep.	AC	CC	FFRC	NCGC	QC	TVCC	Public Boards(1)

Richard H. Anderson	65	2002		Retired President and Chief Executive Officer of Amtrak	Y	M	M	M	M			—

Craig Arnold	60	2015		Chairman and Chief Executive Officer of Eaton Corporation	Y		C	M			M	1

Scott C. Donnelly(2)	58	2013		Chairman, President and Chief Executive Officer of Textron, Inc.	Y		M		C		M	1

Andrea J. Goldsmith, Ph.D.	55	2019		Dean of the School of Engineering and Applied Science at Princeton University(3)	Y			M		M	M	1

Randall J. Hogan, III	64	2015		Chairman of nVent Electric plc	Y	C	M		M			1

Omar Ishrak	64	2011		Executive Chairman and Chairman of the Board of Medtronic plc	N							1

Michael O. Leavitt	69	2011		Founder and Chairman of Leavitt Partners	Y			M		M	C	1

James T. Lenehan	71	2007		Financial Consultant and Retired Vice Chairman and President of Johnson & Johnson	Y	M				M	M	—

Geoffrey S. Martha	50	2019	(4)	Chief Executive Officer of Medtronic plc(5)	N							—

Elizabeth G. Nabel, M.D.	68	2014		President of Brigham Health and Professor of Medicine, Harvard Medical School	Y	M				C	M	—

Denise M. O’Leary	62	2000		Private Venture Capital Investor	Y			C	M	M		1

Kendall J. Powell	66	2007		Retired Chairman and Chief Executive Officer of General Mills, Inc.	Y		M	M	M			—

(1)	As of July 1, 2020.

(2)	Lead Independent Director.

(3)

Effective September 1, 2020. Prior to appointment as Dean of the School of Engineering and Applied Science at Princeton, Dr. Goldsmith served as Professor, Stanford University School of Engineering and Department of Electrical Engineering.

(4)	Effective November 1, 2019

(5)	Effective November 1, 2019 Mr. Martha became President of Medtronic plc, and effective April 27, 2020, Mr. Martha became Chief Executive Officer of Medtronic plc and ceased to be President.

AC:	Audit Committee	NCGC:	Nominating and Corporate Governance Committee	C:	Chair

CC:	Compensation Committee	QC:	Quality Committee	M:	Member

FFRC:	Finance and Financial Risk Committee	TVCC:	Technology and Value Creation Committee

MEDTRONIC PLC 2020 Proxy Statement    3

                            PROXY SUMMARY

Corporate Governance Highlights

Strong Lead Independent Director See page 17	Annual Board and Committee Evaluation Processes See page 17	Robust Risk Management Program See page 18

Stock Ownership Guidelines for Named Executive Officers and Directors See pages 27 and 49	Annual Board of Director Elections and Majority Voting for Directors See page 10	Regular Executive Sessions of Independent Directors See page 17

ESG Oversight Responsibility See page 8	Sustainability and ESG Highlights See page 7	Proxy Access See page 17

High Ethical Standards Established in Written Policies and Actions (Includes Codes of Conduct, U.S. Patient Privacy Principles, Political Contribution Policy, and Policies Regarding Environmental, Health and Safety and the Use of Animals)
See page 25 and our investor relations website

2020 Board Composition

2020 Board Skills

Executive Leadership	Financial Expertise	Health Care Expertise	Marketing Expertise

ESG Expertise	Experience with Large Complex Organizations	Global Operations Experience	Regulatory/Political/ Health Care Policy Experience

Public Company Board Experience	Strategic Planning Expertise	Technology Experience	Institutional Investor Experience

Shareholder Outreach on Governance

We recognize the value of shareholder engagement and take a proactive approach to shareholder outreach on governance matters. Every year, we reach out to our 20 largest institutional investors, owning over 40% of our outstanding shares, to seek input on governance, executive compensation, strategic issues and to address their questions and concerns. We bring feedback from our shareholders to our Board; such feedback is instrumental to the Board’s decision-making process.

            4    MEDTRONIC PLC 2020 Proxy Statement

PROXY SUMMARY

ENGAGEMENT CYCLE

Fiscal Year 2020 Performance Highlights

Medtronic is the global leader in medical technology—alleviating pain, restoring health, and extending life for millions of people around the world. The Company’s fiscal year 2020 (“FY20”) financial performance was affected by the deferral of procedures in many markets around the world as a result of the COVID-19 pandemic, which occurred in the Company’s fiscal fourth quarter. Despite the pandemic, the Company has remained focused on executing its long-term strategies of leading the medical device industry in technology development through continuous innovation, invention, and disruption, and using its local presence and scale to increase penetration to its products and services in markets around the globe.

FY20 revenue of $28.9 billion decreased 5.4% as reported or 4.2% on an organic basis. The Company’s FY20 operating margin and non-GAAP diluted earnings per share (“EPS”) also both declined as a result of the pandemic, as the Company continued to invest in R&D and its employees, including its sales forces, despite the decrease in revenue. FY20 GAAP diluted EPS of $3.54 increased 3.8%, while non-GAAP diluted EPS of $4.59 decreased 12.1%. Medtronic continued its trend of generating strong free cash flow in FY20. Cash flow from operations was $7.2 billion, an increase of 3.2%. FY20 free cash flow was $6.0 billion, an increase of 2.5%, and free cash flow conversion from non-GAAP earnings was 97%, well above the Company’s goal of greater than 80% conversion.

Medtronic strategically deployed its capital, through disciplined investments in R&D and tuck-in acquisitions, including Titan Spine, Klue, Stimgenics, and Digital Surgery, while at the same time increasing its dividend to shareholders. In FY20, Medtronic returned $3.6 billion to its shareholders in the form of dividends and net share repurchases, meeting its commitment of returning a minimum of 50 percent of its free cash flow to its shareholders.

Prior to the pandemic, the Company had delivered solid financial results through the first three fiscal quarters ending January 24, 2020. Revenue of $22.9 billion had increased 2.3% as reported or 3.4% on an organic basis, and the Company was expecting fourth quarter organic revenue growth to accelerate to 4.5% as a result of new product launches. Operating margins had expanded by 20 bps on a GAAP basis and 50 bps on a non-GAAP, constant currency basis. GAAP diluted EPS of $3.07 had increased 20.9%, and non-GAAP diluted EPS of $4.02 had grown by 8.9%.

Medtronic is in a strong financial position, which has enabled the Company to not only withstand the significant financial impact resulting from the pandemic, but importantly, maintain its focus on executing its long-term strategies and supporting its employees, customers, and communities.

The Company’s top priority during the pandemic has been to ensure the health and well-being of its more than 90,000 employees and their families around the globe. This included implementing reward and recognition programs for business-critical, onsite workers, and protecting its sales representatives from significant impacts to their incentive compensation.

Second, the Company has mobilized its global resources to support its customers, patients, and physicians during the pandemic. Medtronic developed and rapidly deployed new remote procedure support and remote monitoring solutions, and it worked to ensure that the Company’s products and therapies were readily available. In an effort to meet global demand for ventilators, an important technology in the fight against COVID-19, Medtronic significantly increased its own production, and it made the specifications for one of its ventilators available at no cost so others could manufacture it.

Third, Medtronic, along with the Medtronic Foundation, has supported communities across the globe, pledging more than $36 million in monetary and product donations as of late May 2020 to nearly 50 non-profit organizations to support health systems, patients, and vulnerable communities around the world.

To conclude with the Company’s most important statistic, Medtronic served over 72 million patients globally in FY20. More than two patients are benefitting from Medtronic therapies and services every second. This is a direct result of the dedication and passion of over 90,000 employees, collaborating with the Company’s partners in healthcare, to fulfill the Medtronic Mission.

MEDTRONIC PLC 2020 Proxy Statement    5

                            PROXY SUMMARY

Executive Compensation Philosophy

Our compensation programs align the interests of all our executives, including named executive officers (“NEOs”), with those of our shareholders. Our programs are market-competitive to ensure we attract, retain and engage highly talented executives with compensation packages established pursuant to the following principles:

∎

Market-Competitive. We benchmark and assess our program annually to ensure market-competitive total direct compensation consisting of base salary, an annual cash incentive and long-term cash and equity incentives.

∎

Pay for Performance. We emphasize pay for performance by fixing at least 75% of target total direct compensation payable to each NEO contingent on the attainment of annual and long-term Company performance goals.

∎

Market Median Pay. We position each element of total direct compensation within a market median range that is +/-15% of median for base salary and annual incentive and +/-20% of median for long-term incentives and total direct compensation. Performance that is above or below the median of our 27-company comparison group (“Comparison Group”) will generate compensation that is above or below the median compensation for the same group.

∎

Comprehensive Benefit Programs. We enhance competitive total direct compensation with comprehensive employee benefit programs that support retirement, health and wellness. NEOs have the same health and retirement benefits as all Medtronic executives.

∎

Shareholder Value Alignment. We align incentive programs with shareholder value creation by using annual and three-year performance measures that drive shareholder value. Incentive goals come directly from our Board-approved annual operating plan and our Board-approved long-term strategic plan.

∎

Focus on Quality. We emphasize quality: payouts under our annual incentive plan can be reduced if a quality compliance modifier performance threshold is not achieved. The quality modifier, which may reduce but not increase a payout, is designed to align Medtronic employees with the Medtronic Mission, “To strive without reserve for the greatest possible reliability and quality in our products...”. The modifier uses Food and Drug Administration inspection observations to provide a standardized and rigorous assessment of our product and process quality.

Executive Compensation Program Design

CHIEF EXECUTIVE OFFICER TARGET TOTAL DIRECT COMPENSATION COMPONENTS	AVERAGE OTHER NAMED EXECUTIVE OFFICER TARGET TOTAL DIRECT COMPENSATION COMPONENTS

            6    MEDTRONIC PLC 2020 Proxy Statement

PROXY SUMMARY

Sustainability and ESG Highlights

Medtronic’s approach to sustainability and environmental, social and governance (“ESG”) is grounded in our Mission, which articulates the Company’s purpose and acknowledges our responsibility to contribute to human welfare; deliver the highest-quality products, therapies and services to patients; make a fair profit; recognize the personal worth of employees; and maintain good citizenship as a company.

Our Mission has been our corporate sustainability roadmap for more than 60 years, and its relevance is magnified in today’s global business environment which calls upon companies to contribute in meaningful ways to sustainable development.

The Company’s priority ESG issues – which were identified by internal and external stakeholders and are distinctly aligned with our Mission – allow Medtronic to achieve sustainable growth while also contributing to the U.N. Sustainable Development Goals (“SDG”).

MISSION	PRIORITY ESG ISSUES	U.N. SDG ALIGNMENT

Tenet 1: Contribute to human welfare…
alleviate pain, restore health, extend life

Tenet 2: Direct growth in areas of biomedical engineering…build on these areas through education and knowledge assimilation

Innovation & Access Integrated Care

Tenet 3: Strive without reserve for the greatest possible reliability and quality in our products…be recognized as a company of dedication, honesty, integrity, and service	Product Quality & Safety Technology & Device Security Data Privacy & Security Ethics in Sales & Marketing Corruption & Bribery Transparency

Tenet 4: Make a fair profit…to meet our obligations, sustain our growth, and reach our goals	Affordability & Fair Pricing Climate Risk & Resilience Responsible Supply Management Product Stewardship

Tenet 5: Recognize the personal worth of all employees… advancement opportunity	Inclusion & Diversity Talent

Tenet 6: Maintain good citizenship as a company	Maintaining good citizenship as a company means using all our resources, including Philanthropy and Community Investment, to address priority ESG issues.

While Medtronic is committed to advancing performance related to all of the Company’s priority ESG issues, we elevate three that provide our greatest opportunity for global impact.

Innovation & Access	Product Quality & Safety	Inclusion & Diversity

Increasing the availability of treatments to address significant disease burden, including those currently unmet, through therapy innovation, new application of existing technologies, and/or scientific cooperation and partnership, as well as accessibility to them through capacity building, infrastructure improvement, regulatory approval, and remote diagnosis or treatment.

Managing product quality as it relates to all key stakeholders – patients, physicians, hospital administrators and Medtronic businesses – through industry-leading design, reliability, manufacturability; supplier quality; global compliance and corrective action; and investments in personnel, training, IT tools and automation.

Advancing fair treatment and adequate representation of ethnicities and gender at all levels of our workforce through equal professional opportunities and pay and proactive inclusion of groups facing barriers. This includes cultivating strong employee engagement through global diversity networks and local employee-led affinity groups designed to help employees both professionally and personally.

MEDTRONIC PLC 2020 Proxy Statement    7

                            PROXY SUMMARY

ESG Governance and Management

Recognizing the significant impact that ESG issues have on our ability to achieve sustainable growth, the Nominating and Governance Committee of the Company’s Board of Directors has responsibility to oversee the Company’s ESG performance, including the impacts of our operations on society and the environment.

An executive-level Sustainability Steering Committee, sponsored by our Chief Financial Officer, oversees the Company’s sustainability strategy, performance and disclosure related to our priority ESG issues.

Our Sustainability Program Office identifies and drives performance on activities related to our material ESG issues, including emerging risks and opportunities, and escalates them to the Sustainability Steering Committee as appropriate. The program office also sets performance and disclosure expectations and engages stakeholders on relevant topics.

Performance and Disclosure

Medtronic has set public targets to reduce the environmental impacts of company operations since 2007 and will release its third set of long-term targets through 2025 in the company’s 2020 Integrated Performance Report. In recent years, Medtronic launched a Global Human Rights program, a Responsible Supply Management program and Product Stewardship program to embed management of these issues and ensure compliance with emerging regulations and customer expectations. The Company also recently released its first annual Inclusion and Diversity Report and hired a Chief Inclusion and Diversity Officer.

Medtronic releases an Integrated Performance Report annually, which follows the guidance of the Global Reporting Initiative, Sustainability Accounting Standards Board and Task Force on Climate-related Financial Disclosures frameworks. This report outlines our sustainability management approach and performance related to our priority ESG issues, including key metrics and targets.

            8    MEDTRONIC PLC 2020 Proxy Statement

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “may,” “estimate,” “intend” and other similar words. Forward-looking statements in this proxy statement include, but are not limited to, statements regarding individual and Company performance objectives and targets, statements relating to the benefits of Medtronic’s acquisitions, product launches and business strategies, and Medtronic’s intent to return capital to shareholders through dividends and share repurchases. These and other forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. Factors that may cause actual results to differ materially from those contemplated by the statements in this proxy statement, including the potential or anticipated direct or indirect impact of the COVID-19 pandemic on our business, results of operations and/or financial condition, can be found in Medtronic’s periodic reports on file with the U.S. Securities and Exchange Commission. The forward-looking statements speak only as of the date of this proxy statement and undue reliance should not be placed on these statements. We disclaim any intention or obligation to publicly update or revise any forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

MEDTRONIC PLC 2020 Proxy Statement	9

PROPOSAL 1 – ELECTION OF DIRECTORS

Directors and Nominees

Our Board of Directors has twelve members, all of whom will serve until the 2020 Annual General Meeting. All nominees are currently Medtronic directors who were elected by shareholders at the 2019 Annual General Meeting. Following the end of fiscal year 2020, on April 26, 2020, current Chairman and Chief Executive Officer Omar Ishrak retired as Chief Executive Officer. Effective as of April 27, 2020, Mr. Ishrak became Executive Chairman and Mr. Martha became Chief Executive Officer and ceased to be President of Medtronic. Mr. Ishrak continues to serve as Chairman of the Board of Directors.

In order to be elected as a director, each nominee must be appointed by an ordinary resolution and each must receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy. If a nominee becomes unable or declines to serve, the individuals acting as proxies will have the authority to vote for any substitute who may be nominated in accordance with Medtronic’s Articles of Association. We have no reason to believe this will occur.

The Nominating and Corporate Governance Committee considers candidates for Board membership, including those suggested by shareholders, applying the same criteria to all candidates. Any shareholder who wishes to recommend a prospective nominee for the Board for consideration by the Nominating and Corporate Governance Committee must notify the Company Secretary in writing at Medtronic’s registered office at 20 on Hatch, Lower Hatch Street, Dublin 2, D02 XH02, Ireland. Any such recommendations should provide whatever supporting material the shareholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Nominating and Corporate Governance Committee to make an initial determination as to whether the nominee satisfies the criteria for directors set out in the Governance Principles.

If the Nominating and Corporate Governance Committee identifies a need to replace a current member of the Board, to fill a vacancy on the Board, or to expand the size of the Board, it considers candidates from a variety of sources, including third-party search firms that assist with identifying, evaluating and conducting due diligence on potential director candidates. The process followed to identify and evaluate candidates includes meetings to review biographical information and background material relating to candidates, and interviews of selected candidates by members of the Board. Recommendations of candidates for inclusion in the Board slate of director nominees are based upon the criteria set forth in the Governance Principles. These criteria include business experience and skills, judgment, honesty and integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with Medtronic’s interests. While the Nominating and Corporate Governance Committee does not have a formal diversity policy for Board membership, we seek directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. When evaluating candidates for Board membership, the Nominating and Corporate Governance Committee considers, among other factors, diversity with respect to viewpoint, skills, experience, and community involvement, and input from other members of the Board.

After completing the evaluation process, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to individuals who should be nominated by the Board. The Board determines the nominees after considering the recommendations and report of the Nominating and Corporate Governance Committee and such other nominees and evaluations as it deems appropriate.

Shareholders who intend to appear at the Annual General Meeting to nominate a candidate for election by the shareholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Nominating and Corporate Governance Committee was not requested to consider the candidacy) must comply with the procedures in Medtronic’s Articles of Association, which are described under “Other Information – Shareholder Proposals and Director Nominations” on page 80 of this proxy statement.

10	MEDTRONIC PLC 2020 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

Directors and Nominees

Nominees for director for one-year terms ending in 2021:

RICHARD H. ANDERSON Retired President and Chief Executive Officer Amtrak	Director since 2002 Age 65

Mr. Anderson served without compensation as the President and Chief Executive Officer of Amtrak, an intercity passenger rail service provider, from July 2017 until his retirement on April 15, 2020. From 2007 until May 2016, Mr. Anderson served as Chief Executive Officer and a director of Delta Air Lines, Inc., a commercial airline. Upon retiring as Chief Executive Officer of Delta Air Lines, Inc. in May 2016, he became the Executive Chairman of the board of directors of Delta Air Lines, Inc. until October 2016. He was Executive Vice President of UnitedHealth Group Incorporated, a diversified health care company, from 2004 until 2006. Mr. Anderson was Chief Executive Officer of Northwest Airlines Corporation from 2001 to 2004. Mr. Anderson is a former director of Delta Air Lines, Inc.

Committees: Audit, Compensation, Finance and Financial Risk, and Nominating and Corporate Governance

Other Public Company Directorships: None

Director Qualifications: Mr. Anderson’s qualifications to serve on our Board include his more than 25 years of business, operational, financial and executive management experience. He has also served on the board of directors of another public company. Mr. Anderson’s extensive experience, including within the health care industry and for Fortune 500 companies, allows him to contribute valuable strategic management and risk assessment insight to Medtronic. Additionally, Mr. Anderson qualifies as an “audit committee financial expert” as defined by SEC rules.

CRAIG ARNOLD Chairman and Chief Executive Officer Eaton Corporation	Director since 2015 Age 60

Mr. Arnold has been Chairman and Chief Executive Officer of Eaton Corporation, a power management company, since June 2016. From September 2015 to May 2016, Mr. Arnold served as President and Chief Operating Officer of Eaton Corporation. Prior to that, Mr. Arnold served as the Vice Chairman and Chief Operating Officer, Industrial Sector, of Eaton Corporation. From 2000 to 2008 he served as Senior Vice President of Eaton Corporation and Group Executive of the Fluid Power Group of Eaton. Prior to joining Eaton, Mr. Arnold was employed in a series of progressively more responsible positions at General Electric Company from 1983 to 2000. Mr. Arnold was appointed to the Board of Directors of Eaton Corporation in 2015. Mr. Arnold is a former director of Covidien plc.

Committees: Compensation (Chair), Finance and Financial Risk, and Technology and Value Creation

Other Public Company Directorships: Eaton Corporation

Director Qualifications: With his years of managerial experience, both at Eaton and at General Electric, Mr. Arnold brings to the Board of Directors demonstrated management ability at senior levels. His position as Chief Executive Officer of the Eaton Industrial Sector gives Mr. Arnold critical insights into the operational requirements of a large, multinational company. In addition, in previously serving on the Audit Committee of another public company, Mr. Arnold gained valuable experience dealing with accounting principles and financial reporting rules and regulations, evaluating financial results, and generally overseeing the financial reporting process of a large corporation.

MEDTRONIC PLC 2020 Proxy Statement	11

PROPOSAL 1 – ELECTION OF DIRECTORS

Directors and Nominees

SCOTT C. DONNELLY Chairman, President and Chief Executive Officer Textron, Inc.	Director since 2013 Age 58

Mr. Donnelly is Chairman, President and Chief Executive Officer of Textron, Inc., a producer of aircraft, defense and industrial products. Mr. Donnelly joined Textron in June 2008 as Executive Vice President and Chief Operating Officer and was promoted to President and Chief Operating Officer in January 2009. He was appointed to the Board of Directors in October 2009, and became Chief Executive Officer of Textron in December 2009 and Chairman of the Board in September 2010. Previously, Mr. Donnelly was the President and CEO of General Electric Company’s aviation business unit, GE Aviation, a leading maker of commercial and military jet engines and components as well as integrated digital, electric power and mechanical systems for aircraft. Prior to July 2005, Mr. Donnelly held various other management positions since joining General Electric in 1989.

Committees: Compensation, Nominating and Corporate Governance (Chair), and Technology and Value Creation

Other Public Company Directorships: Textron, Inc.

Director Qualifications: Mr. Donnelly’s qualifications to serve on our Board include more than two decades of business experience in innovation, manufacturing, sales and marketing, and business processes. Mr. Donnelly also serves on the board of directors of another public company. His extensive executive decision-making experience and corporate governance work make Mr. Donnelly a valuable director.

ANDREA J. GOLDSMITH, PH. D. Dean of the School of Engineering and Applied Sciences at Princeton University (as of September 1, 2020)	Director since 2019 Age 55

Effective September 1, 2020, Dr. Goldsmith will become Dean of the School of Engineering and Applied Sciences at Princeton University. Prior to becoming Dean at Princeton, Dr. Goldsmith served as the Stephen Harris professor in the School of Engineering at Stanford University from 2012-2020 and served as a professor, associate professor or assistant professor at Stanford University since January 1999. Dr. Goldsmith also founded and served as Chief Technology Officer of Plume WiFi (formerly, Accerlera, Inc.) from August 2010 to August 2014 and Quantenna Communications, Inc. (formerly, mySource Communications, Inc.) from 2005 to 2009. In addition, Dr. Goldsmith currently serves on the Technical Advisory Boards of Sequans Communications and Cohere Technologies. Dr. Goldsmith is a frequent lecturer and writer regarding wireless technologies.

Committees: Finance and Financial Risk, Quality, and Technology and Value Creation

Other Public Company Directorships: Crown Castle International Corp.

Director Qualifications: Dr. Goldsmith’s qualifications to serve on our Board include her nationally recognized status in science and engineering, as a member of the National Academy of Engineering and the American Academy of Arts and Sciences and as a Fellow of the Institute of Electrical and Electronics Engineers. Dr. Goldsmith also serves on the board of directors of another public company. Dr. Goldsmith’s academic research focuses on the design, analysis, and fundamental performance limits of wireless systems and networks, as well as in the application of communication theory and signal processing to neuroscience, and her insights and perspectives on the intersection between fundamental science and technology developments and commercial innovation make her a valuable member of our Board.

12	MEDTRONIC PLC 2020 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

Directors and Nominees

RANDALL J. HOGAN, III Chairman nVent Electric plc	Director since 2015 Age 64

Mr. Hogan has been the Chairman of nVent Electric plc, a manufacturing company for electrical connection and protection products, since May 2018. From January 2001 until May 2018, Mr. Hogan served as Chief Executive Officer of Pentair plc, an industrial manufacturing company and was appointed Chairman in May 2002. From December 1999 to December 2000, he was President and Chief Operating Officer of Pentair, from March 1998 to December 1999 he was Executive Vice President and President of Pentair’s Electrical and Electronic Enclosures Group. Prior to joining Pentair, he was President of the Carrier Transicold Division of United Technologies Corporation. Before that, he was with the Pratt & Whitney division of United Technologies, General Electric Company and McKinsey & Company. Mr. Hogan is the past Chair of the board of the Federal Reserve Bank of Minneapolis. Mr. Hogan is a former director of Covidien plc. and Pentair plc.

Committees: Audit (Chair), Compensation, and Nominating and Corporate Governance

Other Public Company Directorships: nVent Electric plc

Director Qualifications: Serving as Chairman of nVent Electric plc and having served in the roles of Chairman, Chief Executive Officer, President and Chief Operating Officer of Pentair, Mr. Hogan offers a wealth of management experience and business acumen. Running a public company gave Mr. Hogan front-line exposure to many of the issues facing public companies, particularly on the operational, financial and corporate governance fronts. Mr. Hogan’s service on the Board of Directors and Governance Committee of Unisys as well as on the Board of the Federal Reserve Bank of Minneapolis and service as former Chair of the Audit Committee of Covidien plc further augments his range of knowledge, providing experience on which he can draw while serving as a member of our Board and Audit Committee. Additionally, Mr. Hogan qualifies as an “audit committee financial expert” as defined by SEC rules.

OMAR ISHRAK Executive Chairman and Chairman of the Board Medtronic plc	Director since 2011 Age 64

Mr. Ishrak is Chairman of the Board of Directors and, effective April 27, 2020, Executive Chairman of Medtronic. Prior to that, Mr. Ishrak served as Chief Executive Officer of Medtronic plc beginning in January 2015 and of Medtronic, Inc., since 2011. Mr. Ishrak served as President and Chief Executive Officer of GE Healthcare Systems, a division of GE, from 2009 to 2011. Prior to that, Mr. Ishrak was President and Chief Executive Officer of GE Healthcare Clinical Systems from 2005 to 2008 and President and Chief Executive Officer of GE Healthcare Ultrasound and BMD from 1995 to 2004. Mr. Ishrak is also the independent Chairman of the Board of Directors of Intel Corporation.

Other Public Company Directorships: Intel Corporation

Director Qualifications: Mr. Ishrak’s qualifications to serve on our Board include his more than 30 years in the health care industry and more than 35 years of technology development and business management experience. Mr. Ishrak’s strong technical expertise and deep understanding of our customers, as well as his long history of success as a global executive in the medical technology industry, make him a valuable and qualified director with critical technical, leadership and strategic skills.

MEDTRONIC PLC 2020 Proxy Statement	13

PROPOSAL 1 – ELECTION OF DIRECTORS

Directors and Nominees

MICHAEL O. LEAVITT Founder and Chairman Leavitt Partners	Director since 2011 Age 69

Governor Leavitt has been founder and Chairman of Leavitt Partners, a family of healthcare companies focused on value based healthcare policy, since 2009. Prior to that he was the United States Secretary of Health and Human Services from 2005 to 2009; Administrator of the Environmental Protection Agency from 2003 to 2005; and Governor of Utah from 1993 to 2003. Governor Leavitt is a former director of Health Equity, Inc.

Committees: Finance and Financial Risk, Quality, and Technology and Value Creation (Chair)

Other Public Company Directorships: American Express Company

Director Qualifications: Governor Leavitt’s qualifications to serve on our Board include his extensive management and leadership experience, including serving as the Governor of Utah, a large state with a diverse body of constituents, appointments to positions with the U.S. government, where he oversaw and advised on issues of national concern; and overseeing Leavitt Partners, LLC’s work advising and investing in health care. Governor Leavitt’s decades of leadership experience with valuable knowledge of the governmental regulatory environment and corporate governance makes him a valuable member of our Board.

JAMES T. LENEHAN Financial Consultant and Retired Vice Chairman and President of Johnson & Johnson	Director since 2007 Age 71

Mr. Lenehan served as President of Johnson & Johnson, an international pharmaceutical company, from 2002 until 2004, when he retired after 28 years of service to Johnson & Johnson. During those 28 years, Mr. Lenehan also served as Vice Chairman of Johnson & Johnson from 2000 until 2004; Worldwide Chairman of Johnson & Johnson’s Medical Devices and Diagnostics Group from 1999 until he became Vice Chairman of the Board; and Worldwide Chairman, Consumer Pharmaceuticals & Professional Group. Mr. Lenehan has been a financial consultant since 2004, including serving as Senior Advisor of Cerberus Operations and Advisory Company, LLC, a private investment firm. Mr. Lenehan is a former director of Talecris Biotherapeutics Holding Corp.

Committees: Audit, Quality, and Technology and Value Creation

Other Public Company Directorships: None

Director Qualifications: Mr. Lenehan’s qualifications to serve on our Board include over 32 years of business, operational and management experience in medical device, pharmaceutical, biotherapeutics and related industries. He also serves on the board of directors of private companies. His management ability at senior levels and financial experience make his input valuable to Medtronic. Additionally, Mr. Lenehan qualifies as an “audit committee financial expert” as defined by SEC rules.

14	MEDTRONIC PLC 2020 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

Directors and Nominees

GEOFFREY S. MARTHA Chief Executive Officer Medtronic plc	Director as of November 1, 2019 Age 50

Mr. Martha is the Chief Executive Officer of Medtronic, a role he assumed on April 27, 2020. He served as President of Medtronic from November 1, 2019 through April 2020 and joined the Board of Directors in November 2019. Prior to that, Mr. Martha served as Executive Vice President and President, Restorative Therapies Group, a role he held since August 2015. Mr. Martha previously served as Senior Vice President of Strategy and Business Development of Medtronic plc beginning in January 2015 and of Medtronic, Inc. beginning in August 2011. Prior to that, he served as Managing Director of Business Development at GE Healthcare from April 2007 to July 2011; General Manager for GE Capital Technology Finance Services from November 2003 to March 2007; Senior Vice President, Business Development for GE Capital Vendor Financial Services from February 2002 to October 2003; General Manager for GE Capital Colonial Pacific Leasing from February 2001 to January 2002; and Vice President, Business Development for Potomac Federal, the GE Capital federal financing investment bank from May 1998 to January 2001.

Other Public Company Directorships: None

Director Qualifications: Mr. Martha’s qualifications to serve on our Board include more than twenty years in business management, with over ten years in the health care industry. Mr. Martha’s strong business experience leading our Restorative Therapies Group, as well as his history of success in development, implementation and execution of corporate strategy and executive management, make Mr. Martha a qualified and valuable member of our Board.

ELIZABETH G. NABEL, M.D. President of Brigham Health Professor of Medicine, Harvard Medical School	Director since 2014 Age 68

Dr. Nabel has been President of Brigham Health, hospitals and physician organizations operating inpatient and outpatient facilities, clinics, primary care health centers, and diagnostic and treatment technologies, research laboratories, and postgraduate medical and scientific education and training programs, as well as Harvard Medical School’s second largest teaching affiliate, since 2010. Dr. Nabel has also been a Professor of Medicine at Harvard Medical School since 2010. Prior to that, Dr. Nabel held a variety of roles, including Director, at the National Heart, Lung and Blood Institute at the National Institutes of Health, a federal agency funding research, training, and education programs to promote the prevention and treatment of heart, lung, and blood diseases, from 1999 to 2009. Dr. Nabel is an elected member of the National Academy of Medicine of the National Academy of Sciences.

Committees: Audit, Quality (Chair), and Technology and Value Creation

Other Public Company Directorships: Moderna, Inc. (through July 30, 2020)

Director Qualifications: Dr. Nabel’s qualifications to serve on the Board include extensive experience in the health care field, including senior positions with a number of research universities and organizations. Dr. Nabel has a deep understanding of medical sciences and innovations, as well as physicians and other health care providers who are central to the use and development of our products. Additionally, Dr. Nabel qualifies as an “audit committee financial expert” as defined by SEC rules.

MEDTRONIC PLC 2020 Proxy Statement	15

PROPOSAL 1 – ELECTION OF DIRECTORS

Directors and Nominees

DENISE M. O’LEARY Private Venture Capital Investor	Director since 2000 Age 62

Ms. O’Leary has been a private venture capital investor in a variety of early stage companies since 1996. She was a member of the Stanford University Board of Trustees from 1996 through 2006, where she chaired the Committee of the Medical Center. Ms. O’Leary is a former director of US Airways Group, Inc. and Calpine Corporation.

Committees: Finance and Financial Risk (Chair), Nominating and Corporate Governance, and Quality

Other Public Company Directorships: American Airlines Group, Inc.

Director Qualifications: Ms. O’Leary’s qualifications to serve on our Board include her extensive experience with companies at a variety of stages and her success as an investor. She also serves on the boards of directors of other public companies. Her financial expertise, experience in the oversight of risk management, and thorough knowledge and understanding of capital markets provide valuable insight with regard to corporate governance and financial matters.

KENDALL J. POWELL Retired Chairman and Chief Executive Officer General Mills, Inc.	Director since 2007 Age 66

Mr. Powell was Chairman of General Mills, Inc., an international producer, marketer and distributor of cereals, snacks and processed foods, from 2008 until December 2017 and was Chief Executive Officer of General Mills, Inc. from 2007 until June 2017. He was President and Chief Operating Officer of General Mills, Inc. from 2006 to 2007, and became a director of General Mills, Inc. in 2006. He was Executive Vice President and Chief Operating Officer, U.S. Retail from 2005 to 2006; and Executive Vice President of General Mills, Inc. from 2004 to 2005. From 1999 to 2004, Mr. Powell was Chief Executive Officer of Cereal Partners Worldwide, a joint venture of General Mills, Inc. and the Nestle Corporation. Mr. Powell joined General Mills, Inc. in 1979. Mr. Powell is a former director of General Mills, Inc. Mr. Powell is also the Chair of the University of Minnesota Board of Regents.

Committees: Compensation, Finance and Financial Risk, and Nominating and Corporate Governance

Other Public Company Directorships: None

Director Qualifications: Mr. Powell’s qualifications to serve on our Board include more than three decades of business, operational and management experience. Mr. Powell also served on the board of directors of another public company. His extensive marketing and executive decision-making experience and corporate governance work make Mr. Powell a valuable director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES.

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CORPORATE GOVERNANCE

Our Corporate Governance Principles

The Board of Directors has adopted Principles of Corporate Governance (the “Governance Principles”), last amended March 2020. The Governance Principles describe Medtronic’s corporate governance practices and policies, and provide a framework for the governance of Medtronic. Among other things, the Governance Principles include the provisions below.

∎

A majority of the members of the Board must be independent directors and no more than two directors may be Medtronic employees. Omar Ishrak and Geoffrey S. Martha are employees and are not independent.

∎

Medtronic maintains Audit, Compensation, Finance and Financial Risk, Nominating and Corporate Governance, Quality, and Technology and Value Creation Committees, which consist entirely of independent directors.

∎	The Board conducts an annual self-evaluation to assess its performance.

Our Governance Principles, the charters of our Audit, Compensation, Finance and Financial Risk, Nominating and Corporate Governance, Quality, and Technology and Value Creation Committees and our codes of conduct are published on our website at www.medtronic.com/us-en/about/corporate-governance.html. These materials are available in print to any shareholder upon request. From time to time, the Board reviews and updates these documents as it deems necessary and appropriate to keep abreast of governance regulations.

Lead Independent Director and Chairman; Executive Sessions

Mr. Ishrak, our Executive Chairman, also serves as Chairman of the Board. The Board believes it is appropriate for Mr. Ishrak to serve as Chairman of the Board due to his extensive knowledge of, and experience in, the global health care industry generally and in the medical device industry specifically. This knowledge and experience is critical in identifying strategic priorities and providing unified leadership in the execution of strategy. We believe that Mr. Ishrak’s experience and knowledge as the former Chief Executive Officer of the Company and current Executive Chairman is an asset to Medtronic and promotes efficient board functioning, with independent board leadership provided by our “Lead Independent Director”.

Under Medtronic’s Principles of Corporate Governance, the independent directors annually elect a Lead Independent Director to ensure periodic refreshment of Board leadership roles. Our current Lead Independent Director is Scott C. Donnelly who replaced Richard H. Anderson on July 1, 2017.

As Lead Independent Director, Mr. Donnelly’s duties include:

∎	presiding as chair of regularly scheduled meetings of the independent directors, and presiding as chair of Board meetings at which Mr. Ishrak is not in attendance;

∎	reviewing and approving the agenda for each meeting of the Board of Directors and each of its committees;

∎	leading Board discussion;

∎	overseeing the directors’ annual evaluation of the Board and each of its committees and advising Mr. Ishrak on the conduct of Board meetings;

∎	facilitating teamwork and communications between the non-management directors and management, serving as a liaison between the two;

∎	overseeing the process for identifying and evaluating Board nominees, as the chair of the Nominating and Corporate Governance Committee;

∎	leading the process for assessing appropriate committee leadership and membership on a periodic basis;

∎	recommending, as appropriate, changes to governance policies and practices;

∎	reviewing all committee materials even for committees on which he does not serve; and

∎	acting as the focal point on the Board for suggestions from non-management directors, especially on sensitive issues.

In keeping with Medtronic’s commitment to corporate governance best practices, Mr. Donnelly also takes the lead in both the Board’s ongoing, thoughtful evaluation of Medtronic’s governance structure and constructive shareholder engagement on emerging

MEDTRONIC PLC 2020 Proxy Statement	17

CORPORATE GOVERNANCE

Board Role in Risk Oversight

governance issues. Medtronic’s accountability to its shareholders is clearly indicated by its openness to their engagement, including through its proxy access policy and strong Lead Independent Director. In this role, Mr. Donnelly ensures that he is available, if appropriately requested by shareholders, for consultation and direct communication.

Four regular meetings of our Board were held in fiscal year 2020, with two special meetings also being held. At each regular Board meeting, our independent directors meet in executive session with no Company management present, as did each of our committees.

Board Role in Risk Oversight

Our Board of Directors, in exercising its overall responsibility to oversee the management of our business, considers risks when reviewing the Company’s strategic plan, financial results, merger and acquisition-related activities, legal and regulatory matters and its public filings with the Securities and Exchange Commission. The Board is also deeply engaged in the Company’s Enterprise Risk Management (“ERM”) program and has received briefings on the outcomes of the ERM program and the steps the Company is taking to mitigate risks that program has identified. The Board’s oversight of risk management includes full and open communications with management to review the adequacy and functionality of the risk management processes used by management. For instance, following the COVID-19 outbreak early in 2020, management activated its global crisis response team and the Board had increased communications and interactions with management as the pandemic spread. The Board has been actively overseeing and monitoring management’s response to the crisis, including through review of (i) the protocols and policies put in place to support employees globally and protect ongoing operations, (ii) the efforts to aggressively expand the production of ventilators globally both by the Company and by others as a result of the Company making one of its ventilator’s design specifications available to others at no cost, and (iii) capital allocation and other strategic business decisions as management navigates the significant financial impacts of the pandemic. In addition, the Board of Directors uses its committees to assist in its risk oversight responsibility as follows:

∎

Audit Committee: Assists the Board of Directors in its oversight of the integrity of the financial reporting of the Company and its compliance with applicable legal and regulatory requirements. It also oversees our internal controls and compliance activities. The Audit Committee periodically discusses policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process, as well as the Company’s major financial and business risk exposures and certain contingent liabilities and the steps management has undertaken to monitor and control such exposures. It also meets privately with representatives from the Company’s independent registered public accounting firm.

∎

Finance and Financial Risk Committee: Assists the Board of Directors in its oversight of risk relating to the Company’s assessment of its significant financial risks and certain contingent liabilities.

∎	Compensation Committee: Assists the Board of Directors in its oversight of risk relating to the Company’s assessment of its compensation policies and practices.

∎	Quality Committee: Assists the Board of Directors in its oversight of risk relating to product quality and safety, cybersecurity, and research.

∎	Technology and Value Creation Committee: Assists the Board of Directors in its oversight of risk relating to product technology and the Company’s position with regard to technological innovation.

Compensation Risk Assessment

We conducted a risk assessment of our compensation policies and practices during fiscal year 2020 and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company. The framework for the assessment was developed using materials from the Compensation Committee’s independent consultant, Semler Brossy Consulting Group LLC (“Semler Brossy”). We evaluated our compensation plans and practices against the established framework and noted the following:

∎

Base salaries at Medtronic are generally competitive in the median range of the executive compensation peer companies, not subject to any performance risk and act as a material component of total compensation for most Medtronic employees.

∎

Incentive plans for senior management and executive officers are appropriately weighted between short-term and long-term performance and between cash and equity compensation. In addition, our practice of establishing long-term incentive performance targets at the beginning of each of our overlapping three-year performance periods reduces the incentive to maximize performance during any one year.

∎	Short-term incentive performance goals are recalibrated annually, based upon Medtronic’s annual operating plan approved by the Board, and are different from the long-term performance measures.

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CORPORATE GOVERNANCE

Committees of the Board and Meetings

∎

Executives and directors are subject to stock ownership and retention guidelines that require directors to maintain ownership of Medtronic stock equal to five (5) times their annual retainer, Medtronic’s CEO to maintain ownership of Medtronic stock equal to six (6) times his annual salary, and the other NEOs to maintain Medtronic stock equal to three (3) times their annual salary. Until the ownership guideline is met, the CEO and directors must retain 75% of after-tax Medtronic shares received through settlement of equity compensation awards and other NEOs must retain 50% of such shares.

∎	Medtronic has implemented policies designed to recoup payments or gains from incentive and equity compensation improperly paid or granted to executives.

∎	No compensation programs, policies or practices were likely to have a material adverse impact on Medtronic.

Committees of the Board and Meetings

Our standing Board committees consist solely of independent directors, as defined in the New York Stock Exchange (“NYSE”) Corporate Governance Standards. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). Each director attended 75% or more of the total Board and Board committee meetings on which the director served in fiscal year 2020. In addition, it has been the longstanding practice of Medtronic for all directors to attend the Annual General Meeting of Shareholders. All directors serving at that time attended the last Annual General Meeting.

The following table summarizes (i) the membership of the Board as of the end of fiscal year 2020, (ii) the members of each of the Board’s standing committees as of the end of fiscal year 2020, and (iii) the number of times each standing committee met during fiscal year 2020.

AS OF APRIL 24, 2020

	Board	Audit	Compensation	Finance and Financial Risk	Nominating and Corporate Governance	Quality	Technology and Value Creation

Richard H. Anderson

Craig Arnold

Scott C. Donnelly

Andrea J. Goldsmith, Ph.D.

Randall J. Hogan, III

Omar Ishrak

Michael O. Leavitt

James T. Lenehan

Geoffrey S. Martha

Elizabeth G. Nabel, M.D.

Denise M. O’Leary

Kendall J. Powell

Number of fiscal year 2020 meetings	6(1)	11	5	5	4	4	4

Member

Chair

(1)	The Board held four regular meetings in fiscal year 2020, with two special meetings also being held.

The principal functions of our six standing committees — the Audit Committee, the Compensation Committee, the Finance and Financial Risk Committee, the Nominating and Corporate Governance Committee, the Quality Committee, and the Technology and Value Creation Committee — are described below.

Audit Committee(1)

Randall J. Hogan III (Chair)

Richard H. Anderson

James T. Lenehan

Elizabeth G. Nabel, M.D.

Number of

meetings during

Fiscal Year 2020

11

Responsibilities:

∎	Overseeing the integrity of Medtronic’s financial reporting

MEDTRONIC PLC 2020 Proxy Statement	19

CORPORATE GOVERNANCE

Committees of the Board and Meetings

∎	Overseeing the independence, qualifications and performance of Medtronic’s external independent registered public accounting firm and the performance of Medtronic’s internal auditors

∎	Overseeing Medtronic’s compliance with applicable legal and regulatory requirements, including overseeing Medtronic’s engagements with, and payments to, physicians and other health care providers

∎

Reviewing with the General Counsel and independent registered public accounting firm: legal matters that may have a material impact on the financial statements; any fraud involving management or other employees who have a significant role in Medtronic’s internal controls; compliance policies; and any material reports or inquiries received that raise material issues regarding Medtronic’s financial statements and accounting or compliance policies

∎

Reviewing annual audited financial statements with management and Medtronic’s independent registered public accounting firm and recommending to the Board whether the financial statements should be included in Medtronic’s Annual Report on Form 10-K

∎	Reviewing and discussing with management and Medtronic’s independent registered public accounting firm quarterly financial statements and earnings releases

∎

Reviewing major issues and changes to Medtronic’s accounting and auditing principles and practices, including analyses of the effects of alternative GAAP methods, regulatory and accounting initiatives and off-balance sheet structures on Medtronic’s financial statements

∎

Discussing policies with respect to risk assessment and risk management, including risks affecting Medtronic’s financial statements, operations, business continuity, and reputation and the reliability and security of our information technology and security systems, and the steps management has undertaken to monitor and control such exposures

∎

Undertaking the appointment, compensation (subject to the requirements of Irish corporate law), retention and oversight of the independent registered public accounting firm, which reports directly to the Audit Committee

∎	Pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm

∎

Reviewing, at least annually, a report by the independent registered public accounting firm describing its internal quality-control procedures and any material issues raised by the most recent internal quality-control review and any recent investigations by regulatory or professional agencies, and any steps taken to deal with any such issues, and all relationships between the independent registered public accounting firm and Medtronic

∎

Reviewing the experience and qualifications of the lead partner of the independent registered public accounting firm each year and considering whether there should be rotation of the lead partner or the independent auditor itself

∎	Establishing clear policies for hiring current and former employees of the independent registered public accounting firm

∎	Preparing the Report of the Audit Committee

∎	Meeting with the independent registered public accounting firm prior to the audit to review the scope and planning of the audit

∎	Reviewing the results of the annual audit examination

∎	Reviewing with the independent registered public accounting firm its evaluation of Medtronic’s identification of, accounting for, and disclosure of related party transactions

∎	Advising the Board with regard to Medtronic’s policies and procedures regarding compliance with laws and regulations

∎	Considering, at least annually, the independence of the independent registered public accounting firm

∎

Reviewing the adequacy and effectiveness of Medtronic’s internal control over financial reporting, including information technology and security systems related to internal controls, and disclosure controls and procedures

∎	Reviewing with the Vice President of Internal Audit the performance of Medtronic’s internal audit function and the results of any significant internal audits

∎	Reviewing candidates for the positions of Chief Financial Officer and Controller of Medtronic

∎	Establishing procedures concerning the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters

∎	Meeting privately in separate executive sessions periodically with management, internal auditors and the independent registered public accounting firm

∎

Meeting privately in executive session with the Chief Ethics and Compliance Officer, and approving any decisions with regard to hiring, terminating, disciplining, or compensating the Chief Ethics and Compliance Officer

(1)

The Board has determined that all members of the Audit Committee satisfy the applicable audit committee independence requirements of the New York Stock Exchange (NYSE) and the Securities and Exchange Commission (SEC). The Board also determined that all members have acquired the attributes necessary to qualify them as “audit committee financial experts” as defined by applicable SEC rules.

Audit Committee Pre-Approval Policies

Rules adopted by the SEC require public company audit committees to pre-approve audit and non-audit services provided by a company’s independent registered public accounting firm. Our Audit Committee has adopted detailed pre-approval policies and

20	MEDTRONIC PLC 2020 Proxy Statement

CORPORATE GOVERNANCE

Committees of the Board and Meetings

procedures pursuant to which audit, audit-related, tax and other permissible non-audit services are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, we obtain the approval of the Audit Committee before engaging the independent registered public accounting firm. The policies require the Audit Committee to be informed of each service, and do not permit any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members, but such member(s) must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Compensation Committee(1) (2)

Craig Arnold (Chair)

Richard H. Anderson

Scott C. Donnelly

Randall J. Hogan, III

Kendall J. Powell

Number of

meetings during

Fiscal Year 2020

5

Responsibilities:

∎	Reviewing compensation philosophy and major compensation programs

∎	Annually reviewing executive compensation programs

∎

Annually reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and, based on its own evaluation of performance in light of those goals and objectives, as well as input from the Nominating and Corporate Governance Committee; determining and approving the total compensation of the Chief Executive Officer

∎	Annually approving the total compensation of all other executive officers, including base salaries

∎	Provide oversight and recommend incentive compensation plans and equity-based compensation plans and approve stock and other long-term incentive awards

∎	Monitoring compliance by the Chief Executive Officer and senior management with the Company’s stock ownership guidelines

∎	Reviewing new compensation arrangements and reviewing and recommending to the Board severance arrangements for senior executive officers

∎

Reviewing and discussing with management the Compensation Discussion and Analysis required by the rules of the SEC and recommending to the Board the inclusion of the Compensation Discussion and Analysis in the Company’s annual proxy statement

∎

Assisting the Board in reviewing results of any shareholder advisory votes on executive compensation, responding to other shareholder communications that relate to the compensation of senior executive officers, and reviewing and recommending to the Board for approval the frequency with which Medtronic will conduct shareholder advisory votes

∎	Preparing the Committee’s report to be included in Medtronic’s annual proxy statement

∎	Assessing the Company’s risk relating to its compensation policies and practices

∎

The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate. The Compensation Committee also may delegate certain of its responsibilities to one or more designated senior executives or committees in accordance with applicable laws, regulations, and plan requirements. Please refer to the Compensation Discussion and Analysis beginning on page 30 for additional discussion of the Compensation Committee’s processes and procedures relating to compensation.

(1)	The Board has determined that all members of the Compensation Committee satisfy the applicable compensation committee requirements of the NYSE and the SEC.

(2)

No member of the Compensation Committee during fiscal year 2020 was an officer or employee of Medtronic, and no executive officer of Medtronic during fiscal year 2020 served on the Compensation Committee or board of any company that employed any member of Medtronic’s Compensation Committee or Board. During fiscal year 2020, Sarah Powell, a daughter of director Kendall J. Powell, was employed by Medtronic as a Global Senior Product Manager as further described in this proxy statement under Corporate Governance – Related Party Transactions and Other Matters beginning on page 24. Mr. Powell had no involvement in the hiring of this role and has had no involvement in Ms. Powell’s performance assessments or compensation decisions.

Finance and Financial Risk Committee

Denise M. O’Leary (Chair)

Richard H. Anderson

Craig Arnold

Andrea J. Goldsmith, Ph.D.

Michael O. Leavitt

Kendall J. Powell

Number of

meetings during

Fiscal Year 2020

5

Responsibilities:

∎	Reviewing and approving management’s recommendations to the Board for significant capital expenditures

MEDTRONIC PLC 2020 Proxy Statement	21

CORPORATE GOVERNANCE

Committees of the Board and Meetings

∎	Reviewing, approving and monitoring significant strategic transactions

∎	Reviewing and overseeing management’s plans and objectives for the capitalization of the Company

∎	Reviewing and approving management’s recommendations to the Board with respect to new offerings of debt and equity securities, stock splits, credit agreements, and Medtronic’s investment policies

∎	Reviewing and approving management’s recommendations to the Board regarding dividends

∎	Reviewing and approving management’s recommendations to the Board regarding authorization for repurchases of Medtronic’s stock

∎	Reviewing and approving management’s recommendations for the Corporate Cash Investment Policy

∎	Reviewing management’s decisions regarding certain financial aspects of the Company’s employee benefit plans

∎	Reviewing and overseeing the Company’s tax strategies

∎	Reviewing with management the Company’s strategies for management of significant financial risks and contingent liabilities

∎	Reviewing with management the financial aspects of the Company’s insurance and self-insurance programs

∎	Reviewing and recommending to the Board for approval authorization limits for the Committee and the Chief Executive Officer to approve expenditures

Nominating and Corporate Governance Committee

Scott C. Donnelly (Chair)

Richard H. Anderson

Randall J. Hogan III

Denise M. O’Leary

Kendall J. Powell

Number of

meetings during

Fiscal Year 2020

4

Responsibilities:

∎

Formulating the Company’s policies and procedures for identifying a diverse pool of qualified director candidates and for evaluating and recommending candidates to the Board for nomination for election as directors

∎	Implementing the Committee’s policies to identify, evaluate and recommend to the Board individuals for the Board to nominate for election as directors

∎	Reviewing and making recommendations to the Board regarding whether members of the Board should stand for re-election

∎	Considering any resignation offered by a director

∎	Developing an annual evaluation process for the Board and its committees

∎	Recommending to the Board directors to serve as members of each committee and recommending any changes to the Board or standing committees that the Committee believes desirable

∎	Monitoring emerging corporate governance trends and overseeing and evaluating the Company’s corporate governance policies and programs to align with market best practices

∎	Reviewing the Company’s Principles of Corporate Governance at least annually and recommending changes to the Board to align with market best practices

∎	Reviewing shareholder proposals and recommending to the Board proposed Company responses to such proposals

∎

Reviewing, in accordance with the Company’s Related Party Transaction Policies and Procedures, transactions and relationships with related parties that are required to be approved or ratified thereunder

∎	Reviewing the Company’s Related Party Transactions Policies and Procedures on a periodic basis and recommending changes to the Board

∎

Reviewing the Company’s Standards for Director Independence, recommending any modifications to the standards deemed necessary for the proper governance of the Company, and providing at least annually to the Board the Committee’s assessment of which directors should be deemed independent directors

∎	Reviewing at least annually the requirements of a “financial expert” under the applicable rules of the SEC and NYSE and determining which directors are “financial experts”

∎	Overseeing and reviewing on a periodic basis the continuing education program for directors and the orientation program for new directors

∎	Providing advice to the Board regarding director compensation and benefits

∎	Reviewing the Company’s stock ownership guidelines for directors, monitoring compliance with such guidelines, and recommending changes to the Board

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CORPORATE GOVERNANCE

Director Independence

∎	Reviewing Medtronic’s corporate political contributions

∎

Reviewing the Company’s actions and governance policies in furtherance of its corporate social responsibility, including considering the sustainability and impact of the Company’s business operations on employees, citizens, communities and the environment

Quality Committee

Elizabeth G. Nabel, M.D. (Chair)

Andrea J. Goldsmith, Ph.D. (effective June 21, 2019)

Michael O. Leavitt

James T. Lenehan

Denise M. O’Leary

Number of

meetings during

Fiscal Year 2020

4

Responsibilities:

∎

Overseeing assessment and making recommendations to the Board regarding the Company’s overall quality strategies and systems to monitor and control product quality and safety, the Company’s response to quality and quality systems assessments conducted by the Company and external regulators, the Company’s response to material quality issues and field actions, and the Company’s technology and cybersecurity strategies, systems, and controls to ensure reliability and prevent unauthorized access.

∎	Overseeing risk management in the area of human and animal studies, including the periodic review of policies and procedures related to the conduct of such studies

∎	Staying informed of major regulatory changes both domestically and internationally to ensure the Company is poised to meet new standards

Technology and Value Creation Committee

Michael O. Leavitt (Chair)

Craig Arnold

Scott C. Donnelly

Andrea J. Goldsmith, Ph.D. (effective June 21, 2019)

James T. Lenehan

Elizabeth G. Nabel, M.D.

Number of

meetings during

Fiscal Year 2020

4

Responsibilities:

∎

Overseeing assessment and making recommendations to the Board regarding the Company’s product, service, and technology portfolio and its effect on the Company’s growth and performance, emerging science and technology trends that will affect the Company, the Company’s approach to identifying and developing new markets, and the Company’s intellectual property portfolio

∎	Monitoring the overall direction, effectiveness, and competitiveness of the Company’s research and development programs and pipeline

∎	Evaluating the technological aspects of potential acquisitions as requested by the Board

∎	Reviewing and assessing the Company’s competitive standing from a technological point of view

∎	Providing updates to the Quality Committee, as requested, regarding technological advances in cybersecurity

∎	Evaluating the economic value of new and existing products and services

Director Independence

Under the NYSE Corporate Governance Standards, to be considered independent, the Board must affirmatively determine that the director has no material relationship with Medtronic, other than as a director. The Board of Directors has determined that the following directors (all of our non-management directors) are independent under the NYSE Corporate Governance Standards: Messrs. Anderson, Arnold, Donnelly, Hogan, Lenehan and Powell, Drs. Goldsmith and Nabel, Gov. Leavitt and Ms. O’Leary. In making this determination, the Board considered any current or proposed relationships that could interfere with a director’s ability to exercise independent judgment, including those identified by Medtronic’s Standards for Director Independence, which correspond to the NYSE standards on independence. These standards identify certain types of relationships that are categorically immaterial and do not, by themselves, preclude the directors from being independent. The types of relationships and the directors who have had such relationships include:

∎

being a current employee, or having an immediate family member who is an executive officer, of an entity that has made or is expected to make immaterial payments to, or that has received or is expected to receive immaterial payments from, Medtronic for property or services, and each such relationship with Medtronic, through the relevant entity, is transactional in nature and is not a material transactional relationship (Messrs. Anderson, Arnold and Hogan, and Drs. Goldsmith and Nabel);

MEDTRONIC PLC 2020 Proxy Statement	23

CORPORATE GOVERNANCE

Related Party Transactions and Other Matters

∎

being an executive officer, director and less than 50% equity owner of an entity that receives immaterial payments from Medtronic for professional services, which relationship, through the relevant entity, relates to limited consulting services, and is not a material relationship (Gov. Leavitt); and

∎	being an employee or executive officer of a non-profit organization to which The Medtronic Foundation has made immaterial contributions (Dr. Goldsmith).

All of the relationships of the types listed above were entered into, and payments were made or received, by Medtronic in the ordinary course of business and on competitive terms, and no director participated in negotiations regarding, nor approved, any such purchases or sales. Aggregate payments to, transactions with, or discretionary charitable contributions to each of the relevant organizations did not exceed the greater of $1,000,000 or 2% of that organization’s consolidated gross revenues for any of that organization’s last three fiscal years. The Board reviewed the transactions with each of these organizations and determined that the directors had no role with respect to the Company’s decision to make any of the purchases or sales or to engage in the relationship, and that the nature and amount of payments involved in the transactions would not influence the relevant director’s objectivity in the boardroom or have a meaningful impact on such director’s ability to satisfy fiduciary obligations on behalf of Medtronic’s shareholders.

In the course of fulfilling its duties, the Board of Directors also considered situations in which the director had a further removed relationship with the relevant third party, such as being a director or trustee (rather than an employee or executive officer), of an organization that engages in a business relationship with Medtronic or receives discretionary charitable contributions from Medtronic or its affiliates. The Board determined that no such further removed relationships impact the independence of its directors.

Related Party Transactions and Other Matters

The Board of Directors of Medtronic has adopted written related party transaction policies and procedures. The policies require that all “interested transactions” (as defined below) between Medtronic or any of its subsidiaries and a “related party” (as defined below) are subject to approval or ratification by the Nominating and Corporate Governance Committee. In determining whether to approve or ratify such transactions, the Nominating and Corporate Governance Committee will consider, among other factors it deems appropriate, whether the interested transaction is on the same terms as are generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related person’s interest in the transaction, and any other information regarding the interested transaction or the related party that would be material to investors in light of the circumstances. An interested transaction may be approved only if it is determined in good faith that, under all of the circumstances, the interested transaction is in the best interests of Medtronic and its shareholders. In addition, the Nominating and Corporate Governance Committee has reviewed certain categories of interested transactions and deemed them to be pre-approved or ratified. Also, the Board of Directors has delegated to the chair of the Nominating and Corporate Governance Committee (or another member if the chair is interested in the transaction) the authority to pre-approve or ratify any interested transaction in which the aggregate amount is not expected to exceed $1 million. Finally, the policies provide that no director shall participate in any discussion or vote regarding an interested transaction for which he or she is a related party, except that the director shall provide all relevant information concerning the interested transaction to the Nominating and Corporate Governance Committee.

Under the policies, an “interested transaction” is defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or any guarantee of indebtedness) in which:

∎	the aggregate amount involved will or may be expected to exceed $120,000 in any twelve-month period;

∎	Medtronic or a subsidiary is a participant; and

∎	any related party has or will have a direct or indirect interest (other than solely as a result of being a director and/or a less than ten percent beneficial owner of another entity).

An “interested transaction” includes a material amendment or modification to an existing interested transaction.

A “related party” is defined as any:

∎

person who is or was (since the beginning of the last fiscal year for which Medtronic has filed a Form 10-K and proxy statement) an executive officer, director or nominee for election as a director (even if they do not presently serve in that role);

∎	greater than five percent beneficial owner of Medtronic’s ordinary shares; or

∎	immediate family member of any of the foregoing, as such terms are interpreted under Item 404 of Regulation S-K.

During fiscal year 2020, Sarah Powell, a daughter of director Kendall J. Powell, was employed by Medtronic as a Global Senior Product Manager. The aggregate value of the compensation paid to Ms. Powell during fiscal year 2020 was approximately $166,788, which included salary, bonus and equity compensation. In addition, Ms. Powell received the standard benefits provided to other non-executive Medtronic employees for her services during fiscal year 2020. Ms. Powell is not an executive officer of, and does not have a key strategic role within, Medtronic.

24	MEDTRONIC PLC 2020 Proxy Statement

CORPORATE GOVERNANCE

Complaint Procedure; Communications with Directors

Complaint Procedure; Communications with Directors

The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place. Our 24-hour, toll-free confidential compliance line is available for the submission of concerns regarding accounting, internal controls or auditing matters.

Our Lead Independent Director may be contacted via e-mail at leaddirector@medtronic.com. Interested parties may also communicate with our independent directors via e-mail at independentdirectors@medtronic.com. Communications received from interested parties may be forwarded directly to Board members as part of the materials sent before the next regularly scheduled Board meeting, although the Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening or otherwise inappropriate. Advertisements, solicitations for periodical or other subscriptions and other similar communications generally will not be forwarded to the directors.

Our Codes of Conduct

All Medtronic employees, including our Chief Executive Officer and other senior executives, are required to comply with our Code of Conduct to help ensure that our business is conducted in accordance with the highest standards of ethical behavior. Our Code of Conduct covers all areas of professional conduct, including customer relationships, conflicts of interest, insider trading, intellectual property and confidential information, as well as requiring strict adherence to all laws and regulations applicable to our business. Employees are required to bring any violations and suspected violations of the Code of Conduct to the attention of Medtronic through management or our legal counsel or by using Medtronic’s confidential compliance line. In addition, our Code of Ethics for Senior Financial Officers provides specific policies applicable to our Chief Executive Officer, Chief Financial Officer, Treasurer and Controller and to other senior financial officers designated from time to time by our Chief Executive Officer.

These policies relate to internal controls, the public disclosures of Medtronic, violations of the securities or other laws, rules or regulations, and conflicts of interest. The members of the Board of Directors are subject to a Code of Business Conduct and Ethics relating to director responsibilities, conflicts of interest, strict adherence to applicable laws and regulations, and promotion of ethical behavior.

Our codes of conduct are published on our website, at www.medtronic.com under the About Medtronic — Corporate Governance section, and are available in print to any shareholder who requests them. We intend to disclose future amendments to, or waivers for directors and executive officers of, our codes of conduct on our website promptly following the date of such amendment or waiver.

Director Compensation

The Nominating and Corporate Governance Committee periodically reviews our non-employee director compensation program and makes recommendations for adjustments, as appropriate, to the Board. In fiscal year 2020, no changes were recommended or made to the director compensation program.

MEDTRONIC PLC 2020 Proxy Statement	25

CORPORATE GOVERNANCE

Director Compensation

The principal features of the compensation received by our non-employee directors for fiscal year 2020 are described below.

Non-employee Directors are eligible for the following compensation:

∎

Annual Cash Retainer – Non-employee directors are entitled to receive an annual cash retainer for their service on the Board. Committee chairs and the Lead Independent Director are entitled to a supplemental annual cash stipend, and non-chair Audit Committee members are entitled to an additional cash stipend. Directors who are also Medtronic employees receive no fees for their services as directors. Our objective in using annual cash retainers and stipends is to recognize the stewardship role of non-employee directors with respect to our success and the increasing demands and responsibilities of our non-employee directors. The annual cash retainer and stipend fees are paid according to the following schedule:

Director Compensation
Annual Cash Retainer	$175,000
Committee Chair Stipends:
Audit	$25,000
Compensation	$20,000
Nominating and Corporate Governance	$20,000
Finance and Financial Risk	$20,000
Quality	$20,000
Technology and Value Creation	$20,000
Lead Independent Director Stipend	$40,000
Member Audit Committee	$15,000

∎

Annual Stock Awards – Each non-employee director receives an annual restricted stock unit award equal in value to $175,000, which vests as described in the Stock Awards section below. We use full-value awards and a fixed dollar value for setting equity levels to compensate our non-employee directors in a manner that is consistent with majority practice and that is competitive with our peers. We believe that the annual equity grant to our non-employee directors, in combination with our stock ownership guidelines (described in the Stock Holdings section below), further aligns the interests of our non-employee directors with the interests of our shareholders.

The Director Compensation table reflects all compensation awarded to, earned by, or paid to the Company’s non-employee directors during fiscal year 2020. No additional compensation was provided to Mr. Ishrak or Mr. Martha for their service as directors on the Board.

Non-Employee Director	Fees Earned or Paid in Cash	Stock Awards	Total
Richard H. Anderson	$190,000	$175,054	$365,054
Craig Arnold	$195,000	$175,054	$370,054
Scott C. Donnelly	$235,000	$175,054	$410,054
Randall J. Hogan, III	$200,000	$175,054	$375,054
Andrea J. Goldsmith, Ph.D.	$175,000	$175,054	$350,354
Michael O. Leavitt	$195,000	$175,054	$370,054
James T. Lenehan	$190,000	$175,054	$365,054
Elizabeth G. Nabel, M.D.	$210,000	$175,054	$385,054
Denise M. O’Leary	$195,000	$175,054	$370,054
Kendall J. Powell	$175,000	$175,054	$350,054

Fees Earned or Paid in Cash

The fees earned or paid in the cash column represent the amount of the annual retainer and annual cash stipend for Board and committee service.

The annual cash retainer, annual cash stipend and special committee fees are paid in two installments – in the middle and at the end of a fiscal year. The annual cash retainer and annual cash stipend are reduced by 25% if a non-employee director does not attend at least 75% of the total meetings of the Board and Board committees on which such director served during the relevant year. The table on page 19 of this proxy statement under the section entitled “Committees of the Board and Meetings” shows the committees on which the individual directors serve.

26	MEDTRONIC PLC 2020 Proxy Statement

CORPORATE GOVERNANCE

Director Compensation

Stock Awards

Directors are annually granted restricted stock units on the first day of the fiscal year in an amount equal to $175,000 divided by the fair market value of a Medtronic ordinary share on the date of grant. Grants are made on a pro rata basis for participants who are directors for less than the entire preceding fiscal year and are reduced by 25% for any directors who failed to attend at least 75% of the applicable meetings during such fiscal year. The restricted stock units vest on the one-year anniversary of the grant date.

Dividends paid on Medtronic ordinary shares are credited to a director’s stock unit account in the form of additional units.

Prior to the Covidien acquisition in January 2015, directors were granted deferred stock units rather than restricted stock units. The balance in a director’s stock unit account will be distributed to the director in the form of Medtronic ordinary shares upon resignation or retirement from the Board in a single distribution or, at the director’s option, in five equal annual distributions.

Stock Holdings

Non-employee directors held the following restricted stock units, stock options, and deferred stock units as of April 24, 2020:

Non-Employee Director	Restricted Stock Units	Stock Options	Deferred Stock Units

Richard H. Anderson	2,042	—	29,554

Craig Arnold	2,042	—	—

Scott C. Donnelly	2,042	—	2,216

Andrea J. Goldsmith, Ph.D.	264	—	—

Randall J. Hogan, III	2,042	—	—

Michael O. Leavitt	2,042	—	7,848

James T. Lenehan	2,042	—	22,823

Elizabeth G. Nabel, M.D.	2,042	—	—

Denise M. O’Leary	2,042	—	31,840

Kendall J. Powell	2,042	—	21,876

To align directors’ interests more closely with those of shareholders, the Nominating and Corporate Governance Committee approved the Medtronic plc Stock Ownership and Retention Guidelines pursuant to which non-employee directors are expected to own stock of Medtronic in an amount equal to five times the annual Board retainer. Until the ownership guideline is met, the directors must retain 75% of after-tax Medtronic shares received through settlement of equity compensation awards. Once the guideline is met, the directors must retain 75% of after-tax shares for one year following grant of equity compensation awards. For stock options, net after-tax profit shares are those shares remaining after payment of the option’s exercise price and income taxes. For share issuances, net gain shares are those remaining after payment of income taxes. Shares retained may be sold on the later of one year after grant or when the ownership guidelines are met. In the case of retirement or termination, shares may be sold after the shorter of the remaining retention period or one year following retirement or termination, as applicable. As of August 3, 2020, all directors were in compliance with the stock ownership and retention policy; however, due to their tenure as a director, Dr. Nabel and Dr. Goldsmith are expected to make progress towards the required ownership guidelines over time.

Deferrals

Prior to the Covidien acquisition in January 2015, directors were able to defer all or a portion of their cash compensation through participation in the Medtronic Capital Accumulation Plan Deferral Program. This was a nonqualified plan designed to allow participants to defer a portion of their pre-tax compensation, and to earn returns or incur losses on those deferred amounts based upon allocation of their balances to one or more investment alternatives, which were the same investment alternatives that Medtronic offers its employees through its 401(k) Plan. Director contributions in the deferred compensation program were discontinued effective as of the close of the Covidien acquisition in January 2015.

MEDTRONIC PLC 2020 Proxy Statement	27

SHARE OWNERSHIP INFORMATION

Significant Shareholders

The following table shows information as of August 3, 2020, concerning each person who is known by us to beneficially own more than 5% of our ordinary shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Ordinary Shares	Of Shares Beneficially Owned, Amount that May Be Acquired Within 60 Days	Percent of Class
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355(1)	114,617,479	N/A	8.53
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055(2)	109,561,921	N/A	8.15
Wellington Management Group LLP, 280 Congress St, Boston, MA 02210(3)	68,769,139	N/A	5.12
(1)

The information for security ownership of this beneficial owner is based on a Schedule 13G filed by The Vanguard Group on February 10, 2020. On such date, Vanguard, together with its affiliates, held indirect voting power over ordinary shares. Based upon shares outstanding as of August 3, 2020, the shareholder beneficially owns approximately 8.53% of our shares outstanding.

(2)

The information for security ownership of this beneficial owner is based on a Schedule 13G filed by BlackRock, Inc. on February 5, 2020. On such date, BlackRock, together with its affiliates, held indirect voting power over ordinary shares. Based upon shares outstanding as of August 3, 2020, the shareholder beneficially owns approximately 8.15% of our shares outstanding.

(3)

The information for security ownership of this beneficial owner is based on a Schedule 13G filed by Wellington Management Group LLP on February 14, 2020. On such date, Wellington Management Group LLP, together with its affiliates, held indirect voting power over ordinary shares. Based upon shares outstanding as of August 3, 2020, the shareholder beneficially owns approximately 5.12% of our shares outstanding.

Beneficial Ownership of Management

The following table shows information as of August 3, 2020, concerning beneficial ownership of Medtronic’s ordinary shares by Medtronic’s directors, named executive officers identified in the Summary Compensation Table under “Executive Compensation,” and all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Ordinary Shares(8)	Of Shares Beneficially Owned, Amount that May Be Acquired Within 60 Days
Richard H. Anderson(1)	104,371	31,475
Craig Arnold	32,019	1,747
Michael J. Coyle(2)	810,821	657,697
Scott C. Donnelly(3)	12,627	3,976
Randall J. Hogan, III	38,831	1,747
Omar Ishrak(4)	2,186,133	2,092,953
Andrea J. Goldsmith, Ph.D.	1,961	1,747
Michael O. Leavitt	20,301	9,641
James T. Lenehan	56,573	24,705
Bradley E. Lerman	524,038	500,089
Geoffrey S. Martha	764,571	740,712
Elizabeth G. Nabel, M.D.	9,418	1,747
Denise M. O’Leary	67,346	8,153
Karen L. Parkhill(5)	480,613	428,973
Kendall J. Powell(6)	37,204	23,752
Directors and executive officers as a group (21 persons)(7)	7,011,166	6,424,470

28	MEDTRONIC PLC 2020 Proxy Statement

SHARE OWNERSHIP INFORMATION

Delinquent Section 16(a) Report

(1)	Includes 4,800 shares held by Mr. Anderson’s spouse’s trust.

(2)	Includes 4,104 shares held by Mr. Coyle’s spouse and 250 shares held by family trust.

(3)	Includes 245 shares held by Mr. Donnelly’s spouse’s trust.

(4)	Includes indirect holdings of Mr. Ishrak of 5,900 shares held by GRAT 2018, 18,182 shares held by GRAT 2019 and 22,508 shares held by GRAT 2020.

(5)	Includes 86 shares held by Ms. Parkhill’s trust and 605 shares held by each of Ms. Parkhill’s three children.

(6)	Includes 3,000 shares held by Mr. Powell’s spouse’s trust.

(7)

As of August 3, 2020, no director or executive officer beneficially owns more than 1% of the shares outstanding. Medtronic’s directors and executive officers as a group beneficially own approximately 0.52% of the shares outstanding.

(8)

Amounts include the shares shown in the last column, which are not currently outstanding but are deemed beneficially owned because of the right to acquire shares pursuant to options exercisable or RSUs vesting and payable within 60 days of the December 11, 2020 Annual General Meeting, and the right to receive shares for deferred stock units within 60 days of the December 11, 2020 Annual General Meeting upon a director’s resignation.

Delinquent Section 16(a) Report

Based upon a review of reports and written representations furnished to it, Medtronic believes that during fiscal year 2020, no director, officer, or other person subject to Section 16(a) of the Exchange Act (“Section 16”) with respect to Medtronic failed to file on a timely basis any report required by Section 16.

MEDTRONIC PLC 2020 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides an easy to understand narrative about the compensation programs and decisions made by the Compensation Committee for the fiscal year 2020 named executive officers (“NEOs”) as disclosed in the Summary Compensation Table and associated supporting tables.

Executive Summary

Executive Compensation Philosophy

Our compensation programs align the interests of all our executives, including NEOs, with those of our shareholders. Our programs are market-competitive to ensure we attract, retain and engage highly talented executives with compensation packages established pursuant to the following principles:

∎

Market-Competitive. We benchmark and assess our program annually to ensure market-competitive target total direct compensation consisting of base salary, target annual cash incentive and long-term cash and equity incentives.

∎

Pay for Performance. We emphasize pay for performance by making at least 75% of target total direct compensation payable to each NEO contingent on the attainment of annual and long-term Company performance goals.

∎

Market Median Pay. We position each element of total direct compensation within a market median range that is +/- 15% of median for base salary and annual incentive and +/- 20% of median for long-term incentives and total direct compensation. Performance that is above or below the median of our 27-company comparison group (“Comparison Group”) will generate total compensation that is above or below the median total compensation for the same group.

∎

Comprehensive Benefit Programs. We enhance competitive total direct compensation with comprehensive employee benefit programs that support retirement, health and wellness. NEOs have the same health and retirement benefits as other Medtronic executives.

∎

Shareholder Value Alignment. We align incentive programs with shareholder value creation by using annual and three-year performance measures that drive shareholder value. Incentive goals come directly from our Board-approved annual operating plan and our Board-approved long-term strategic plan.

∎

Focus on Quality. We emphasize quality: payouts under our annual incentive plan can be reduced if a quality compliance modifier performance threshold is not achieved. The quality modifier, which may reduce but not increase a payout, is designed to align Medtronic employees with the Medtronic Mission, “To strive without reserve for the greatest possible reliability and quality in our products...”. The modifier uses Food and Drug Administration inspection observations to provide a standardized and rigorous assessment of our product and process quality.

Background and Context for Fiscal Year 2020

Fiscal Year 2020 NEO Compensation

The Compensation Committee made the following compensation decisions effective for the start of fiscal year 2020 based on company and individual performance during fiscal year 2019. These decisions set base salary as well as the targeted values for annual and long-term incentive plans that commence for fiscal year 2020.

∎	Salary merit increases for the NEOs averaged 3.0%.

∎

Target annual incentive opportunities as a percentage of base salary for FY20 were 175% for Mr. Ishrak, 110% for Ms. Parkhill, 150% from 100% for Mr. Martha (commensurate with his appointment to President), 100% for Mr. Coyle, and 85% for Mr. Lerman.

∎

Long-Term Incentive Plan (“LTIP”) target opportunities increased 3.7% to $14.0 million for Mr. Ishrak, 16.9% to $4.4 million for Ms. Parkhill, 4.5% to $4.6 million for Mr. Coyle and 6.7% and to $3.2 million for Mr. Lerman. The LTIP target for Mr. Martha increased to $10.0 million from $3.8 million due to his appointment as President of Medtronic effective November 1, 2019. Mr. Martha received a pro-rated grant following his appointment based on the difference between his LTIP target as President and his prior LTIP target.

The LTIP increase for Ms. Parkhill was designed to bring her target value to the market median over a period of time following her appointment. LTIP increases for Messrs. Coyle and Lerman were designed to align target values with tenure and performance.

30	MEDTRONIC PLC 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Fiscal Year 2020 Financial Performance Summary

During fiscal year 2020, Medtronic’s financial performance was affected by the deferral of procedures in many markets around the world as a result of the COVID-19 pandemic, which occurred in the company’s fiscal fourth quarter. Despite the pandemic, the company continued to execute on its broad sustainable growth strategy and has remained focused on continuing to drive therapy innovation and global market penetration which included a steady cadence of innovative new product launches.

For the Company’s annual incentive plan, performance was as follows: (i) revenue declined 4% on a constant currency basis, (ii) non-GAAP diluted earnings per share (“EPS”) growth declined 11.8% on a comparable basis which adjusts for realized gains on minority investments, in process R&D impairments, and exit of businesses, and (iii) free cash flow, adjusted for the annual incentive plan was $5.748 billion, which adjusts free cash flow for certain delayed restructuring payments. For details on these adjustments to EPS and free cash flow, please see Appendix A. As illustrated below, the Company did not meet the EPS threshold required for a MIP payout and as a result a payout did not occur for our senior leadership as detailed below.

For the Company’s long-term performance plan, performance was as follows: (i) revenue growth was in the mid-single digit range on a comparable, constant currency basis, and (ii) return on invested capital was in the low-double digits. As illustrated below, the Company fell below its revenue growth and return on invested capital targets. As a result, payout for the long-term performance plan was below target and paid out at 75.16%.

(1)	Refer to page 42 for definitions of revenue growth and free cash flow used in calculating results for Medtronic’s Annual Incentive Plan.

(2)

These metric’s represent non-GAAP financial measures and reconciliations to GAAP financial measures are included in Appendix A. Results are adjusted for management’s discretion as allowed under the company’s Annual Incentive Plan.

(3)	Refer to page 47 for definitions of revenue growth and return on invested capital (“ROIC”) used in calculating result for Medtronic’s Long-Term Performance Plan.

Due to the unprecedented impact of COVID-19 on our business in the fourth quarter of the year, our incentive compensation plans for senior executives and other employees were materially impacted for fiscal 2020. Specifically:

∎	Financial results for our annual incentive plan, which includes revenue growth, non-GAAP diluted EPS growth, free cash flow metrics, fell below thresholds resulting in zero payout under the plan;

∎

Performance for our cash long-term performance plan, which includes cumulative revenue growth and return on invested capital, were also negatively impacted, resulting in a below target payout of 75.16% for the three-year period ending April 2020;

∎

Our remaining in-cycle performance based long-term incentives, including the long-term performance plan and performance-based restricted stock awards for cycles ending in April 2021 and April 2022 are expected to also be materially impacted.

As a result of these impacts, the Committee made the decision to fund our annual incentive plan, which we call the Medtronic Incentive Plan or MIP, at 82.8% of target for the year for all 63,000 employees in the plan except for our most senior leaders including the NEOs.

MEDTRONIC PLC 2020 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This payout was calculated based on our performance against our financial goals through the first three quarters of fiscal 2020 weighted 75%, and a zero payout for the fourth quarter weighted 25%.

For our most senior leaders, including our NEOs, the Committee did not award an annual cash incentive for the year, in recognition of the fact that we did not achieve our performance objectives and our performance results for the full year were below fiscal 2019. The Committee also reviewed the forecasted impact of COVID-19 on in-flight long-term incentive plans that are scheduled to payout in Fiscal Years 2021 and 2022.

In consideration of these factors, the Committee decided to make a special, one-time grant of unvested stock options in August 2020 to align pay with the performance delivered to our stockholders as our business recovers from the pandemic. These stock options have a ten-year term and vest over four years in equal increments of 25% per year beginning one year after the date of grant. The Committee believes that these stock options appropriately reward individual executive performance while maintaining strong alignment with shareholder value creation as our business recovers from the pandemic.

As discussed in more detail below, because these stock options were granted in Fiscal Year 2021 they will not be reported as compensation in the Summary Compensation Table or Grants of Plan Based Awards Table until the end of Fiscal Year 2021. The grant amounts for our NEOs are:

Name	FY2021 Stock Option Award Value
Omar Ishrak	$2,530,000
Karen L. Parkhill	$800,000
Geoffrey S. Martha	$1,130,000
Michael J. Coyle	$780,000
Bradley E. Lerman	$620,000

In addition, award payouts for the Fiscal Year 2020 annual incentive plan and the Fiscal Year 2018 through Fiscal 2020 three-year long-term performance plan were at 0% and 75% of target award opportunities, respectively, as summarized below.

ACTUAL PERFORMANCE AS A PERCENT OF PLAN PERFORMANCE &

ACTUAL AWARD PAYOUT AS A PERCENT OF TARGET AWARD PAYOUT

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Compensation of our Chief Executive Officer

The compensation of our CEO is positioned within the median range of our Compensation Comparison Group and is based on the same design elements and performance standards that are applicable to the other NEOs. Pay for performance is an important principle of our compensation programs and looking at realizable compensation is one approach to analyze CEO pay against company performance.

The following chart presents a comparison of our CEO’s “realizable compensation” relative to Company performance for the last three completed fiscal years. Realizable compensation represents the sum of actual base salaries paid, actual bonuses earned, the Black-Scholes value of stock options, fair market value of restricted stock and projected value of long-term performance awards as of April 24, 2020.

Total shareholder return consists of three-year stock price appreciation and dividend reinvestments. All financial performance amounts for Medtronic and the comparison companies are based on GAAP as reported amounts as of the last completed fiscal year-end. The analysis indicates that realizable compensation is reasonably aligned with Company total shareholder return, revenue and EPS growth, and Avg. ROIC and further indicates that realizable compensation is 5% lower than total direct compensation as granted over that same 3-year period.

	3-Year CEO Realizable Pay vs. Performance $000s	3-Year CEO Realizable Pay	3-Year Financial Performance Ranking[1]

UTX	Company	CEO	TSR	Revenue Growth	EPS Growth	Avg. ROIC
MSFT	Microsoft Corporation	$151,423	MSFT	BMY	BSX	BA
ABT	Abbott Laboratories	$119,468	ABT	MSFT	LLY	LMT
LLY	Eli Lilly and Company	$96,421	LLY	ABT	MRK	BIIB
DHR	Danaher Corporation	$89,352	DHR	BDX	PFE	ABBV
JNJ	Johnson & Johnson	$83,167	BAX	UTX	MSFT	MMM
INTC	Intel Corporation	$82,069	UNH	UNH	INTC	LLY
UNH	UnitedHealth Group Incorporated	$79,532	INTC	ABBV	ABT	MSFT
AMGN	Amgen Inc.	$78,957	QCOM	LMT	BIIB	BMY
LMT	Lockheed Martin Corporation	$78,215	AMGN	SYK	UNH	JNJ
MRK	Merck & Co., Inc.	$78,126	BDX	BSX	LMT	INTC
CSCO	Cisco Systems, Inc.	$76,293	LMT	INTC	ABBV	QCOM
BAX	Baxter International Inc.	$71,984	ABBV	BIIB	HON	HON
ABBV	AbbVie Inc.	$69,133	SYK	MRK	CSCO	MRK
SYK	Stryker Corporation	$68,441	BSX	JNJ	SYK	AMGN
BMY	Bristol-Myers Squibb Company	$57,163	MRK	BAX	DHR	PEP
BDX	Becton, Dickinson and Company	$56,129	CSCO	PEP	MDT	CSCO
HON	Honeywell International Inc.	$52,713	JNJ	LLY	AMGN	UNH
BSX	Boston Scientific Corporation	$51,048	GILD	MMM	QCOM	GILD
MDT	Medtronic plc	$50,614	MDT	QCOM	PEP	IBM
QCOM	QUALCOMM Incorporated	$50,423	PEP	DHR	JNJ	SYK
IBM	International Business Machines Corporation	$50,057	BMY	AMGN	MMM	BAX
PEP	PepsiCo, Inc.	$47,414	PFE	CSCO	IBM	PFE
GILD	Gilead Sciences, Inc.	$47,275	HON	MDT	UTX	UTX
PFE	Pfizer Inc.	$46,530	BIIB	IBM	BAX	BSX
BA	The Boeing Company	$43,327	UTX	PFE	BDX	MDT
BIIB	Biogen Inc.	$42,143	IBM	HON	GILD	DHR
UTX	United Technologies	$36,842	MMM	GILD	BMY	ABT
MMM	3M Company	$26,254	BA	BA	BA	BDX
	MDT Percent Rank	32P	34P	16P	44P	8P

1	Comparator company financial data as of Q1 2020 (i.e. 3/31/2020 for calendar year end companies). Medtronic financial data reflect FY 2020 results.

MEDTRONIC PLC 2020 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

3-YEAR MEDTRONIC CEO TOTAL DIRECT COMPENSATION

AS GRANTED VERSUS REALIZABLE COMPENSATION

NEO Pay Versus Performance

The Compensation Committee annually evaluates NEO Realizable Pay against company performance. As illustrated below, 3-Year Realizable pay is below Total Shareholder return over the same period.

3-Year Average NEO Realizable Pay and Indexed Total shareholder Return

34	MEDTRONIC PLC 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Consideration of “Say-on-Pay” Voting Results

At our 2019 annual meeting, shareholders again showed strong support for our executive compensation programs with 95% of the votes cast approving our executive compensation.

The Compensation Committee reviewed shareholder and other stakeholder feedback along with the results of the shareholder “say-on-pay” vote in making compensation decisions during fiscal year 2020. Efforts to gather stakeholder feedback included periodic outreach to our largest shareholders. Based on this feedback and the 95% say-on-pay approval by shareholders in 2019, the Compensation Committee concluded that shareholders support our compensation policies and practices. Therefore, the Compensation Committee continued to apply the same principles in determining fiscal year 2020 compensation actions.

Shareholder Responsiveness

The Compensation Committee did decide in fiscal year 2020 to replace the cash-settled long-term performance plan with a performance share plan beginning with the fiscal year 2021 grants (see page 45 for more details). In fiscal year 2019 the Committee added Relative Total Shareholder Return to the LTIP. These decisions were, in part, based on suggestions from shareholders over the past couple of years. The Compensation Committee will continue to gather and consider shareholder feedback in future compensation decisions. The Medtronic advisory “say-on-pay” vote is held on an annual basis.

Corporate Governance

The Compensation Committee has incorporated the following market-leading governance features into our programs:

Summary of Key Compensation Practices

What We Do	✓	Double-trigger change of control vesting of compensation and benefits, including equity
	✓	Comprehensive clawback policy that applies to annual incentive, long-term incentives and equity compensation
	✓	Rigorous stock ownership requirements and holding periods on portions of after-tax shares until guidelines are met
	✓	Targets for performance metrics aligned to financial goals communicated to shareholders
	✓	Multiple performance metrics under our short- and long-term performance-based plans discourage short-term risk-taking at the expense of long-term results
	✓	Policy providing for forfeiture of equity awards when a NEO terminates employment for any reason other than retirement, disability, death, or termination under specific circumstances related to a change of control
	✓	Responsible use of shares under our long-term incentive program
	✓	Align pay and shareholder performance
	✓	Engagement of an independent compensation consultant
	✓	Limited perquisites

What We Do Not Do	×	No defined benefit supplemental executive retirement plans or special healthcare coverage for NEOs
	×	No “single-trigger” vesting of equity awards in event of a change of control
	×	No dividends or dividend equivalents on unearned equity compensation
	×	No excessive severance benefits
	×	No hedging and pledging of Company stock permitted for executives
	×	No “golden parachute” excise tax gross-ups
	×	No backdating or repricing of stock option awards
	×	No multi-year compensation guarantees

MEDTRONIC PLC 2020 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS

Participants in Executive Compensation Design and Decision-Making Process

Participants in Executive Compensation Design and Decision-Making Process

Role of Compensation Committee

The Compensation Committee establishes our compensation philosophy, program design and administration rules, and is the decision-making body on all compensation matters related to our NEOs. The Compensation Committee solicits input from an independent outside compensation consultant and relies on the consultant’s advice. For more information on the Compensation Committee, its members and its duties as identified in its charter, please refer to the section entitled “Committees of the Board and Meetings — Compensation Committee” beginning on page 19 of this proxy statement.

Independent Compensation Consultant

The Compensation Committee has engaged Semler Brossy Consulting Group (“Semler Brossy”), an independent outside compensation consulting firm (the “Independent Consultant”), to advise the Compensation Committee on all matters related to executive officer compensation. Specifically, the Independent Consultant conducts an annual competitive market analysis of total compensation for NEOs, provides relevant market data, updates the Compensation Committee on compensation trends and regulatory developments, and counsels the Compensation Committee on program designs and specific compensation decisions related to our CEO and other executives. This is the only work completed by the Independent Consultant for Medtronic and the services of that firm are at the discretion and direction of the Compensation Committee.

Consistent with the NYSE listing standards, the Compensation Committee reviews and confirms the independence of its outside consultants on an annual basis. In connection with this process, the Compensation Committee has reviewed, among other items, a letter from Semler Brossy addressing its independence and the members of the consulting team serving the Compensation Committee, including the following factors: (i) other services provided to us by Semler Brossy, (ii) fees paid by us as a percentage of Semler Brossy’s total revenue, (iii) policies or procedures of Semler Brossy that are designed to prevent conflicts of interest, (iv) any business or personal relationships between the senior advisor of the consulting team and a member of the Compensation Committee, (v) any Company stock owned by the senior advisor or any member of that individual’s immediate family, and (vi) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the work performed by Semler Brossy and its senior advisor involved in the engagement did not raise any conflict of interest.

Role of Chief Executive Officer in Compensation Decisions

In making compensation decisions for executive officers reporting to the CEO, the Compensation Committee solicits the views of our CEO and the Independent Consultant. The Compensation Committee conducts executive sessions without the CEO present. The CEO does not make recommendations to the Compensation Committee about his own compensation.

36	MEDTRONIC PLC 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Program Design

Executive Compensation Program Design

The overall design of our executive compensation program is illustrated below:

Component	Performance Period (yrs.)	Basic Design	Purpose
Base Salary	1	∎ Calibrated with the Comparison Group market median range	∎ Compensates for carrying out basic duties of the job ∎ Recognizes individual experiences, skills, and sustained performance
Benefits	1	∎ Health, retirement, and other life events ∎ Market-competitive benefits	∎ Provides same benefits available to Medtronic employees; non-qualified deferred compensation plan provides the same tax planning benefit to executives after adjusting for statutory limitations
Perquisites	1	∎ Allowance covering expenses such as financial and tax planning, memberships, etc. ∎ No tax gross-up	∎ Provides a modest allowance to be used in lieu of Company-provided perquisites
Annual Incentive Plan	1

∎ Uses revenue growth, non-GAAP diluted EPS growth, free cash flow, and quality compliance performance measures

∎ Actual payout for performance below threshold is zero. Payout for performance between threshold and maximum is 50-200% of target for revenue growth and non- GAAP diluted EPS growth and between 50%-150% of target for free cash flow

			∎ Rewards the accomplishment of annual operating plan based on Company performance and it is driven by performance for our shareholders
Restricted Stock Units	3	∎ Granted annually ∎ Vest 100% on the 3rd anniversary of grant date ∎ Vesting is dependent on achieving a three-year non- GAAP diluted EPS growth threshold

∎ Promotes long-term stock ownership in Medtronic

∎ Encourages retention

∎ Includes a long-term performance-based threshold that must be achieved for award vesting

∎ Beginning in FY21 – FY23 grant the performance threshold for RSUs will be removed.

Stock Options	4	∎ Granted annually ∎ Vest 25% per year starting on the 1st anniversary of grant date	∎ Aligns pay with performance by linking value to stock price appreciation and shareholder value creation
Long-Term Performance Plan	3

∎ Granted annually

∎ Actual pay for performance below threshold is zero; payout for performance between threshold and maximum is 50%-200%

∎ Uses cumulative revenue growth, return on invested capital, & relative TSR performance measures over a three-year performance period

∎ Payable in cash if performance criteria satisfied

∎ Aligns a portion of cash compensation to longer-term strategic financial goals not influenced by variability in the stock market

∎ Beginning with the FY21-FY23 grant the cash settled long-term performance plan is being replaced with a Performance Share Plan (PSP).

MEDTRONIC PLC 2020 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS

How We Establish Executive Compensation Levels

The mix of total direct compensation for our NEOs is weighted 88% to 91% at risk with 73% to 74% allocated to long-term incentives, as illustrated below:

CHIEF EXECUTIVE OFFICER TARGET TOTAL DIRECT COMPENSATION COMPONENTS	AVERAGE OTHER NAMED EXECUTIVE OFFICER TARGET TOTAL DIRECT COMPENSATION COMPONENTS

How We Establish Executive Compensation Levels

The Compensation Committee considers relevant market pay practices when establishing executive compensation program and pay levels, including base salary and annual and long-term incentives. To facilitate our ability to benchmark competitive compensation levels and practices, the Compensation Committee established a Comparison Group. The Compensation Committee selected the companies that constitute the Comparison Group after discussing various recommendations from the Independent Consultant. The Comparison Group is selected using Compensation Committee-approved criteria designed to identify companies with whom we are most likely to compete for talent. The criteria factors in our size (measured by revenue, market capitalization, and other size measures), our complexity, and our global footprint and also ensures we include companies that represent the Medical Device, Life Sciences and Technology industries.

The Compensation Committee uses data from the Comparison Group to establish a competitive market median range within which individual pay is positioned to reflect each NEOs experience and performance. Consistent with our pay-for-performance philosophy, we establish an award range for short-term and long-term incentives that generates above-market pay for above-market performance and below-market pay for below-market performance. In addition to the competitive market information, the Compensation Committee also reviews information about performance, potential, expertise, and experience for each NEO.

The following table summarizes the selection criteria used by the Compensation Committee to select the Compensation Comparison Group.

Selection Criteria
Start with Standard & Poor’s 100 largest U.S. companies and the S&P 500 Healthcare Equipment and Technology Indices Limit to Several Relevant Global Industry Classification Standard Sectors	Consider the following criteria for selecting companies
1. Health Care 2. Consumer Staples 3. Industrials 4. Information Technology 5. Materials

1. Overall company size

2. Health care company

3. Data science and artificial intelligence

4. Global operations

5. Manufacturer

6. Government contractor

7. Geographic competitor

8. Mergers and acquisitions

9. Proxy advisory peer companies

38	MEDTRONIC PLC 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2020 Compensation Decisions

During fiscal year 2019, the Independent Consultant recommended the following changes to the Comparison Group: (1) the removal of General Electric, Coca-Cola, Proctor & Gamble and Monsanto; and (2) the addition of Microsoft, Baxter, Becton Dickinson and Stryker (healthcare equipment companies included in the ISS comparison group). The recommended changes to the Comparison Group increased the emphasis on healthcare, data sciences and artificial intelligence companies. The Compensation Committee approved these changes for fiscal year 2020. Summarized below is a comparison of the Company to the Comparison Group in various measures of financial and market size at the middle of fiscal year 2020:

COMPARISON GROUP SIZE COMPARISONS

27-Company Comparison Group

Financial data sourced from S&P Capital IQ.	3M	Honeywell
	Abbott Laboratories	IBM
	AbbVie	Intel
	Amgen	Johnson & Johnson
	Baxter	Lockheed Martin
	Becton, Dickinson	Merck
	Biogen	Microsoft
	Boeing	PepsiCo
	Boston Scientific	Pfizer
	Bristol-Myers	QUALCOMM
	Cisco Systems	Stryker
	Danaher	United Technologies
	Eli Lilly	UnitedHealth Group
Gilead Sciences

–	All financial and market data are taken from Standard & Poor’s Capital IQ

Fiscal Year 2020 Compensation Decisions

Fiscal Year 2020 Annual Base Salaries for Named Executive Officers

One of the principles of our compensation philosophy as outlined on page 30 is to maintain base salary within a +/- 15% range around the median base salary paid by our Comparison Group for similar positions. The range allows for pay decisions to consider individual factors such as performance, potential, expertise, and experience. At the beginning of each fiscal year, the Independent Consultant presents to the Compensation Committee an analysis that identifies the median base salary ranges for the CEO and each NEO based on their respective, or substantially similar, positions in the Compensation Comparison Group. Using this market data the Compensation Committee approves base pay increases for NEOs and recommends to the Board of Directors base pay increases for the CEO considering individual factors such as performance for the previous fiscal year (fiscal year 2019), potential, expertise, and experience.

The table below shows the fiscal year 2020 base salary increases for the CEO and each NEO.

Name	FY2019 Salary (000s)	FY2020 Salary (000s)	Merit % Increase

Omar Ishrak	$1,693	$1,744	3.0%

Karen L. Parkhill	$826	$867	5.0%

Geoffrey S. Martha(1)	$693	$1,100	58.7%

Michael J. Coyle	$925	$934	1.0%

Bradley E. Lerman	$849	$874	3.0%

(1)

In connection with Mr. Martha’s appointment to President effective November 1, 2019, Mr. Martha’s annualized base salary increased to $1,100,000, prorated for Fiscal Year 2020. Prior to November 1, Mr. Martha’s annual base salary was $693,000.

MEDTRONIC PLC 2020 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2020 Annual Medtronic Incentive Plan (“MIP”) Design

Fiscal Year 2020 Annual Incentive Target Pay

Using the same analytical approach described for the annual base salary, the Independent Consultant identifies a +/- 15% range around the median for annual incentive target pay for the CEO and each NEO, which is set as a percentage of annual base salary. The table below shows fiscal year 2020 CEO and NEO annual incentive target pay as a percentage of base salary.

Name	FY2019 MIP Target	FY2020 MIP Target	% Increase/ (Decrease)

Omar Ishrak	175%	175%	0%

Karen L. Parkhill	110%	110%	0%

Geoffrey S. Martha(1)	100%	150%	50%

Michael J. Coyle	100%	100%	0%

Bradley E. Lerman	85%	85%	0%

(1)

In connection with Mr. Martha’s appointment to President effective November 1, 2019, Mr. Martha’s annual incentive target was increase to 150% of his base salary, pro-rated in the year of appointment. Prior to November 1, Mr. Martha’s annual incentive target was 100%

Fiscal Year 2020 Long-Term Incentive Plan (LTIP) Target Pay

Using the same analytical approach described for the annual base salary and annual target incentive, the Independent Consultant identifies a +/- 20% range around the median target value for LTIP target pay for the CEO and each NEO.

The LTIP target for Mr. Martha increased to $10.0 million from $3.8 million due to his appointment as President of Medtronic effective November 1, 2019.

The LTIP target for Ms. Parkhill was updated coincident with individual performance-based progression towards the competitive market median. LTIP increases for Messrs. Coyle and Lerman are designed to align target values with tenure and performance.

Name	FY2019 LTIP Target (000s)	FY2020 LTIP Target (000s)	% Increase

Omar Ishrak	$13,500	$14,000	3.7%

Karen L. Parkhill	$3,765	$4,400	16.9%

Geoffrey S. Martha(1)	$3,800	$10,000	163.2%

Michael J. Coyle	$4,400	$4,600	4.5%

Bradley E. Lerman	$3,000	$3,200	6.7%

(1)

In connection with Mr. Martha’s appointment to President effective November 1, 2019, Mr. Martha’s annual LTIP target increased to $10,000,000, pro-rated in the year of appointment. Prior to his appointment, Mr. Martha’s LTIP target was $3,800,000.

Fiscal Year 2020 Annual Medtronic Incentive Plan (“MIP”) Design

Annual incentive compensation supports the Compensation Committee’s pay-for-performance philosophy and aligns individual payouts with Company goals as set forth in the Company’s annual operating plan. Under the MIP, executives are eligible for cash awards based on the Company’s attainment of performance goals established by the Compensation Committee and the Board of Directors as part of the annual operating and strategic planning process. Consistent with past practice, the Compensation Committee structured the 2020 annual incentive plan as follows:

∎

At the beginning of the fiscal year, the Compensation Committee established performance measures and goals based on the Board approved annual operating plan (see following paragraph for more detail on the performance measures).

∎

Also at the beginning of the fiscal year, the Compensation Committee sets individual target awards for each executive, expressed as a percentage of base salary, based on the executive’s level of responsibility and an examination of compensation information from our Comparison Group and market data.

∎

After the close of the fiscal year, the Compensation Committee received a report from management regarding Company performance against the pre-established performance goals. Awards were based on each NEOs individual target award percentage and the overall Company results relative to the specific performance goals, as certified by the Compensation Committee.

40	MEDTRONIC PLC 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2020 Annual Medtronic Incentive Plan (“MIP”) Design

Fiscal Year 2020 MIP Performance Measures:

∎

The performance measures were non-GAAP diluted EPS, revenue growth and free cash flow, each weighted equally at 33%. The non-GAAP diluted EPS measure was also designated to be the plan threshold performance measure that had to be achieved in order for any payout to be made under the plan. If the minimum performance goal for the non-GAAP diluted EPS measure was not satisfied, then the plan provided no payout regardless of the results of the other performance measures.

∎

In addition to setting these three performance measures, the Compensation Committee also established minimum, target and maximum performance requirements for each measure. If the minimum performance requirement for a measure was not met, then no award for that particular measure was payable (and no payout was made at all if the non-GAAP diluted EPS minimum performance requirement was not met). If the maximum performance requirement for a measure was exceeded, then any payout associated with that measure was capped at the maximum performance level, which was 200% of target for revenue growth and non-GAAP diluted EPS and 150% for free cash flow.

∎

The Compensation Committee included a Quality Compliance Modifier as part of the plan design to reinforce the importance of quality. Accordingly, if the Company did not meet the requisite quality score, the payout is reduced by five (5) percentage points. The Quality Compliance Modifier may only reduce a payout and cannot increase a payout.

∎	The Compensation Committee maintains discretion for MIP payouts for all MIP participants under the plan.

Fiscal Year 2020 Annual MIP Performance Measures

At the beginning of the fiscal year, the Compensation Committee approved the target performance goal and performance range for each of the three equally weighted performance measures. The targets are from the Company’s Board-approved annual operating plan and the performance range is derived from the median performance range structure used by our Compensation Comparison Group.

FY20 MIP METRICS

MEDTRONIC PLC 2020 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2020 Annual Medtronic Incentive Plan (“MIP”) Design

The following provides details about the performance measures, targets (in $ millions), and performance range.

Measure	Rationale	Performance Targets			Weight

Revenue Growth Over Prior Year (Constant Currency)	Top line growth continues to be a key driver of shareholder value.	(95% of Plan) (-0.6%)	(100% of Plan) 4.6%	(105% of Plan) 9.9%	1/3 of Payout
(Target Payout %)		50% Minimum	100% Target	200% Maximum

Diluted EPS Growth (Non-GAAP)	Earnings both from operating efficiency and financial management is a key driver of returns to shareholders.	(92% of Plan) $5.17	(100% of Plan) $5.60	(110% of Plan) $6.16	1/3 of Payout
(Target Payout %)		50% Minimum	100% Target	200% Maximum

Free Cash Flow (Non-GAAP)	Under the free cash flow metric, Medtronic management is held accountable for GAAP net income including items such as litigation, tax payments and benefits not associated with balance sheet transactions – the Free Cash Flow may be adjusted to avoid payment timing-based windfalls for large items.	(80% of Plan) $5,040	(100% of Plan) $6,300	(120% of Plan) $7,560	1/3 of Payout
(Target Payout %)		50% Minimum	100% Target	150% Maximum

Quality Compliance Modifier Performance Threshold	We focus on quality system compliance measured through FDA inspection results	A score of 25 points or less			A score of more than 25 points reduces payout by five (5) percentage points

For purposes of the annual incentive calculation, “diluted EPS” refers to non-GAAP diluted EPS. A reconciliation of the GAAP to non-GAAP diluted EPS is included in Appendix A to this proxy statement. Revenue Growth represents fiscal year 2020 revenue in comparison to fiscal year 2019 revenue. Free Cash Flow is defined as cash provided by operating activities, less additions to property, plant and equipment as shown on the Statement of Cash Flows, further adjusted for management’s discretionary adjustments as allowed under Medtronic’s Annual Incentive Plan. The Quality Compliance Modifier Performance Threshold uses a scorecard based on Food and Drug Administration (“FDA”) inspections, non-material FDA warning letters, and material FDA warning letters.

Fiscal Year 2020 MIP Calculation Methodology

In calculating the annual incentive plan results, if the minimum performance for a measure is met, then a performance multiplier for each performance measure is determined and the overall performance score is calculated. For Revenue Growth and Diluted Earnings Per Share, the performance multiplier would be 0 if performance is below the minimum, 0.5x if performance is at threshold, 1x if performance is at target and 2x if performance is at or above the maximum performance level. For Free Cash Flow the performance multiplier would be 0 if performance is below the minimum, 0.5x if performance is at threshold, 1x if performance is at target and 1.5x if performance is at or above the maximum performance level. The performance multiplier for each performance measure is multiplied by the weighted percentage to obtain a performance score for that measure. The performance scores for each measure are added together for an overall performance score, taking into account the Quality Compliance Modifier. That overall performance score is multiplied by the individual target award and eligible earnings to arrive at the actual payment amount, as illustrated below:

MEDTRONIC INCENTIVE PLAN PERFORMANCE EQUALS:

42	MEDTRONIC PLC 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2020 Long-Term Incentive Plan (LTIP) Design

Fiscal Year 2020 Long-Term Incentive Plan (LTIP) Design

Target LTIP grant values for each NEO are established at the beginning of the Fiscal Year as described previously.

The grant date target value is split equally among three LTIP components: stock options; restricted stock units; and a three-year cash incentive plan called the Long-Term Performance Plan (“LTPP”). For example, the hypothetical target LTIP of $2,400,000 would be granted as $800,000 in stock options (based on the aggregate grant date Black-Scholes value), $800,000 in restricted stock units, and $800,000 under the LTPP.

FY20 LTIP DESIGN

Fiscal Year 2020 Long-Term Incentive Plan Components

Stock Options

Stock options are a performance-based compensation component that tie one-third of the target LTIP value to stock price appreciation and shareholder value creation. Stock options only have value when the market price exceeds the exercise price. All stock option grants have an exercise price that is equal to the market close stock price on the date of grant. Stock options have a ten-year term and vest over four years in equal increments of 25% per year beginning one year after the date of grant.

Restricted Stock Units (RSU)

RSUs represent the second one-third of the target LTIP value and are intended to assist in retaining high performing executives and align executives’ compensation with shareholders through long-term stock ownership. The RSU grants cliff vest (100%) on the third anniversary of the grant date. Unlike the more commonly used time-based RSUs used by our Comparison Group, Medtronic’s RSUs include a three-year minimum performance threshold that must be met before the RSUs vest. For fiscal year 2020 RSU grants, the performance threshold was set as the cumulative diluted EPS over a three-year period based on a compound annual growth rate of 3%.

Long-Term Performance Plan (LTPP)

Our LTPP is a three-year cash incentive plan that is based on long-term measures of Company performance. Our LTPP design was established following an extensive review completed by the Compensation Committee, Independent Consultant, and management. The review considered shareholder feedback, competitive benchmarking, and the Company’s short-term and long-term strategic imperatives. The LTPP has different measures than our short-term incentive plan as it is tied to longer term financial performance measures. The LTPP pays in cash after the end of the three fiscal year performance period. A new LTPP award grant and performance period is established at the beginning of each fiscal year. Because three-year performance periods overlap, performance goals are established at the start of each performance period and, once established, do not change.

MEDTRONIC PLC 2020 Proxy Statement	43

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2020 Long-Term Incentive Plan (LTIP) Design

Fiscal Year 2020 LTPP Measures

At the beginning of the fiscal year, the Compensation Committee approved the LTPP performance measures and targets for the fiscal year 2020 — 2022 performance cycle. The targets were established based on Medtronic’s strategic plan and aligned with the goals disclosed to investors. The revenue growth measure, target, and performance range are different from those applicable to the annual incentive plan because the LTPP measures revenue performance on a cumulative basis over a three-year performance period. As in past years, we measure revenue on a cumulative basis because this requires that each year’s growth is counted. We set performance goals for threshold, target and maximum performance based on a targeted growth rate for revenue in each year of the three-year period as shown in the table below.

The following table provides detailed information about each performance measure.

Measure	Rationale	Performance Targets			Weight

Three-year Revenue Growth	Long-term revenue growth is a key driver of shareholder value creation	Minimum 0%	Target 5%	Maximum 10%	1/3
(Target Payout %)		(50% of Plan)	(100% of Plan)	(200% of Plan)

Three-Year Average Return on Invested Capital (“ROIC”)	ROIC measures management’s ability to generate sustained returns on our invested capital	Minimum 10%	Target 13%	Maximum 18%	1/3
(Target Payout %)		(50% of Plan)	(100% of Plan)	(200% of Plan)

Relative Total Shareholder Return (“Relative TSR”)	Measures our performance relative to our Comparator Group and aligns with prevalent market practice as well as shareholder feedback	Minimum 25th percentile	Target 50th percentile	Maximum 75th percentile	1/3
(Target Payout %)		(50% of Plan)	(100% of Plan)	(200% of Plan)

The revenue growth used in LTPP results is defined as the three-year cumulative revenue growth measured at constant currency. ROIC is defined as non-GAAP net income after the removal of the after-tax impact of amortization plus interest expense net of tax, divided by Invested Capital, averaged over the 3-year period. Invested Capital is defined as Total Equity Plus Interest-Bearing Liabilities less Cash and Cash Equivalents for each year. Relative Total Shareholder Return is defined as the ending share price of a share of common stock, plus the value of reinvested dividends, divided by the beginning share price. Both beginning and ending share prices are measured over a 30-day average. Relative TSR is measured against Medtronic’s Compensation Comparison Group.

Fiscal Year 2020 Long-Term Performance Plan Calculation Methodology

For each performance measure, the performance multiplier would be 0 if performance is below the minimum, 0.5x if performance is at threshold, 1x if performance is at target, and 2x if performance is at or above the maximum performance level. The performance multiplier for each performance measure is multiplied by the weighted percentage to obtain a performance score for that measure. The performance scores for each measure are added together for an overall performance score. That overall performance score is then multiplied by the applicable NEOs individual target award to arrive at the actual payment amount.

LONG-TERM PERFORMANCE PLAN PAYOUT EQUALS:

44	MEDTRONIC PLC 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2020 Annual and Long-Term Incentive Plan Payouts

Fiscal Year 2021 LTIP Design Change

In fiscal year 2020, the Compensation Committee, in consultation with the Independent Consultant decided to replace the cash settled Long-Term Performance Plan (LTPP) with a Performance Share Plan (PSP) that uses Performance Share Units to settle long-term performance. In addition, the Committee eliminated the 3-year performance hurdle for RSU vesting beginning with the FY2021 grant. Furthermore, the weighting for the LTI components will change as illustrated below. These changes were made to better align with Medtronic’s long-term growth strategy and market prevalence and were also a result of on-going shareholder feedback.

FY20 LTIP DESIGN	FY21 LTIP DESIGN

Fiscal Year 2020 Annual and Long-Term Incentive Plan Payouts

Fiscal Year 2020 Annual Incentive Plan Results and Payouts

At the end of the fiscal year, the Compensation Committee reviewed performance against the incentive plan targets for fiscal year 2020. Due to the impact of COVID-19 on our business, we did not achieve our goals established at the beginning of fiscal year 2020.

However, the Committee and management believed it was important to separate the impact on compensation for our most senior leaders and the rest of the organization. Our performance through the first three quarters of fiscal 2020 was tracking above target, and if not for the unprecedented impact of COVID-19 on our business that occurred late in our fiscal year, we likely would have paid annual incentives above target for the year. As a result, the Committee approved an adjusted payout under our annual incentive to all MIP eligible employees, excluding our most senior executives including our CEO and NEOs. The adjusted payout applies to the total Medtronic component of MIP which makes up a minimum of 30% of each participants fiscal year 2020 MIP.

The Fiscal Year 2020 payout was calculated based on our performance against our financial goals through the first three quarters of fiscal 2020, weighted 75% and a zero payout for the fourth quarter weighted 25%. We believe this approach is consistent with our commitment to actively support our employees during this unprecedented time through a number of programs and benefits previously disclosed in a press release we issued on April 21, 2020.

As discussed above, for our most senior leaders, including our CEO and NEOs, Fiscal Year 2020 annual MIP was not adjusted, resulting in no payout for these leaders. The table below shows the calculation.

ANNUAL MIP FINANCIAL RESULTS:

	Non-GAAP Diluted EPS(2)	Revenue Growth	Free Cash Flow(2)(3)	Total Payout Percent

FY20 Actual	$ 4.56	-4.04%	$ 5,748

FY20 Target	$ 5.60	4.6%	$ 6,300

Payout Level	0%	0%	0%

Objective Weight	33.33%	33.34%	33.33%

Award Level	0%	0%	0%

Quality Compliance Modifier(1)	—	—	—

Total Payout Percent	—	—	—	0%

(1)	The Quality Compliance Modifier performance threshold was achieved, resulting in no reduction to the annual incentive plan payout.

(2)

Non-GAAP diluted EPS and free cash flow are considered non-GAAP financial measures under applicable SEC rules and regulations. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure is included in Appendix A of this proxy statement.

(3)	$ in millions.

MEDTRONIC PLC 2020 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2020 Annual and Long-Term Incentive Plan Payouts

ANNUAL MIP QUALITY COMPLIANCE MODIFIER:

Although the financial measures were not achieved on the MIP, our performance on the quality modifier would have resulted in no negative adjustments to the payouts. The Company works diligently to comply with all quality and regulatory requirements and is routinely monitored by federal regulators. During fiscal year 2020 we averaged two findings per FDA inspection as noted below:

		Score

	Multiplier	FY18	FY19	FY20

Warning Letter Received in Fiscal Year	20	—	—	—

Average Findings per FDA Inspection in Fiscal Year	10	4	2	2

FY 2020 Total		4	11	2

Goal – Not to exceed				25.00

ANNUAL MIP PAYMENTS:

Name	FY2020 Actual Performance	FY2020 MIP Target	FY2020 MIP Award

Omar Ishrak	—%	175%	$0

Karen L. Parkhill	—%	110%	$0

Geoffrey S. Martha	—%	150%	$0

Michael J. Coyle	—%	100%	$0

Bradley E. Lerman	—%	85%	$0

Fiscal Year 2018 — 2020 Restricted Stock Unit Payout Results

At the end of the fiscal year, the Compensation Committee certified the attainment of the threshold 3% cumulative diluted EPS growth performance results for the restricted stock unit performance period that began in fiscal year 2018 and was completed at the end of fiscal year 2020.

The following table shows the results for fiscal year 2018-2020 Restricted Stock Unit Performance Threshold:

Fiscal Year	EPS

FY2017 (Baseline)	$4.31(1)

FY2018	$4.68(3)

FY2019	$5.17(4)

FY2020	$4.56(4)

3-year Cumulative Compound Annual Growth Rate (CCAGR)(2)	5.54%

(1)

In order to provide year-over-year comparability and to calculate CCAGR above, FY2017 and FY2018 non-GAAP diluted EPS were adjusted for the divestiture of Medtronic’s Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses during the second quarter of fiscal year 2018.

(2)	Calculated as a CCAGR.

(3)

Non-GAAP diluted EPS was adjusted due to the determination of the Compensation Committee and Medtronic Management that the charges recognized in connection with the impairment off an IPR&D asset should be included in operating results for compensation purposes under the Annual Incentive Plan.

(4)

Non-GAAP diluted EPS was adjusted for gains and losses on minority investments, impairments and IPR&D due to the determination of the Compensation Committee and Medtronic Management that Non-GAAP adjustments not reflected in FCF should be added back to earnings for incentive plan calculation purposes.

46	MEDTRONIC PLC 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2020 Annual and Long-Term Incentive Plan Payouts

Fiscal Year 2018 — 2020 Long-Term Performance Plan Payout Results

At the end of the fiscal year, the Compensation Committee certified the results for the LTPP performance period that began in fiscal year 2018 and was completed at the end of fiscal year 2020. Payments of awards for this LTPP performance period were made during the first fiscal quarter of fiscal year 2021 and can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 54.

The following table shows the results for fiscal year 2018 – 2020 LTPP and the resulting total payout percentage:

Year	Revenue Growth(1)	ROIC(2)

FY2018(3)	5.2%	10.7%

FY2019(3)	5.5%	11.8%

FY2020	0.0%	10.1%

Total/Average	3.58%	10.87%

2018-2020 LTPP Target	5.0%	13.0%

Payout Level	85.79%	64.55%

Objective Weight	50.0%	50.0%

Weighted Payout Percent	42.89%	32.27%

TOTAL PAYOUT PERCENT		75.16%

(1)	Revenue Growth is the three-year cumulative revenue growth measured at constant currency.

(2)

ROIC is the non-GAAP net income after the removal of the after-tax impact of amortization plus interest expense net of tax, divided by Invested Capital, averaged over the 3-year period. Invested Capital is Total Equity plus interest bearing liabilities less cash and cash equivalents for each year.

(3)	Results are adjusted to remove the Cardinal divestiture financials.

LONG-TERM PERFORMANCE PLAN PAYMENTS:

Name	FY18-FY20 Actual Performance	FY18-FY20 Targets	FY18-FY20 Awards

Omar Ishrak	75.16%	$4,500,000	$3,382,200

Karen L. Parkhill	75.16%	$1,133,334	$851,814

Geoffrey S. Martha	75.16%	$833,334	$626,334

Michael J. Coyle	75.16%	$1,366,668	$1,027,188

Bradley E. Lerman	75.16%	$1,000,000	$751,600

Executive Officer Transitions

As previously disclosed, effective November 1, 2019, Mr. Martha was promoted to President of the Company and was appointed to the Board. In addition, on April 26, 2020, Mr. Ishrak retired as Chief Executive Officer of the Company, and on April 27, 2020 Mr. Ishrak became Executive Chairman of the Board and Mr. Martha assumed the role of Chief Executive Officer and ceased being President.

In connection with Mr. Martha’s appointment as President, the Company and Mr. Martha entered into a Letter Agreement, dated August 26, 2019, which sets forth certain terms of his employment as President. Effective upon becoming President (and continuing after he became Chief Executive Officer), Mr. Martha began receiving an annualized base salary of $1,100,000 and became eligible for a target annual bonus opportunity of 150% of his base salary, each prorated in the year of appointment. In addition, in connection with his appointment, Mr. Martha received a one-time equity grant under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan, with an aggregate grant date value of $3.1 million. The equity grant was apportioned among stock options (1/3); RSUs (1/3); and a three-year LTPP cash incentive opportunity (1/3). No additional compensation will be provided Mr. Martha for his service as a director on the Board. The stock options have a ten-year term and vest over four years in equal increments of 25% per year beginning July 29, 2020. The RSUs will cliff vest (100%) on July 29, 2022, subject to a three-year cumulative diluted EPS performance threshold based on a compound annual growth rate of 3%. The LTPP will pay in cash after the end of the three fiscal year performance period (fiscal years 2020-2022), based on achievement of the LTPP’s performance goals. Mr. Martha is also be entitled to a business allowance, personal aircraft usage and participation in the Company’s severance and change in control plans consistent with current executive officer levels.

The Company and Mr. Ishrak also entered into a Letter Agreement, dated August 23, 2019, pursuant to which Mr. Ishrak’s base salary decreased on April 27, 2020 to $1,000,000 annually, prorated in the year his appointment to Executive Chairman became effective and following his retirement as Chief Executive Officer. The terms of his employment otherwise continue in full force and effect.

MEDTRONIC PLC 2020 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2020 Annual and Long-Term Incentive Plan Payouts

Mr. Hakami, Executive Vice President Diabetes Business Group, left the organization as announced on October 21, 2019 under a mutually agreed to leadership transition. Consistent with the company severance policy for senior executives and in exchange for enhanced covenants, Mr. Hakami received a lump sum severance payment. Per the Proxy disclosed severance practice, the basis for the severance payment is the sum of: two times the annual base salary, two times the lesser of forecasted actual annual incentive or target annual incentive cash opportunity under MIP, the value of 24 months of continued health and dental insurance coverage, and outplacement services as disclosed under the Company Severance Practices section on page 67 following the Summary Compensation Table. This severance practice is also benchmarked to ensure consistency with majority market practice. The lesser of actual or target annual incentive opportunity under MIP must be determined at the time severance is calculated. At the time that severance was provided to Mr. Hakami, forecasted actual MIP payout was trending at more than 100% of target payout and as a result the target MIP amount was used as the basis for the severance calculation.

The tables below show the fiscal year 2020 base salary increase, MIP target and LTIP target for Mr. Hakami.

Name	FY2019 Salary (000s)	FY2020 Salary (000s)	Merit% Increase

Hooman C. Hakami	$682	$689	1.0%

Name	FY2019MIP Target	FY2020MIP Target	% Increase/ (Decrease)

Hooman C. Hakami	100%	100%	N/A

Name	FY2019 LTIP Target (000s)	FY2020 LTIP Target (000s)	% Increase

Hooman C. Hakami	$2,500	$2,500	N/A

48	MEDTRONIC PLC 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Governance Practices and Policies

Executive Compensation Governance Practices and Policies

Stock Ownership and Retention Policy

Medtronic’s executive stock ownership and retention guidelines are meant to align management and shareholder incentives, at the highest levels of Medtronic’s organization. Those guidelines require the CEO to maintain ownership of stock equal to six (6) times annual base salary and other NEOs to maintain stock ownership equal to three (3) times annual base salary. Until the ownership guideline is met, the CEO must retain 75% of after-tax profit shares received through settlement of equity compensation awards and other NEOs must retain 50% of such shares. For purposes of complying with the guidelines shares owned outright, legally or beneficially, by an officer or the officer’s immediate family members, after-tax unvested restricted stock units, and shares held in the tax-qualified and nonqualified retirement and deferred compensation plans count toward the guideline. For share issuances (restricted stock unit vesting), net gain shares are those shares remaining after payment of income taxes.

Compliance with our ownership and retention guidelines is measured at the beginning of the first fiscal month of a new fiscal year by the internal team at the Company responsible for handling executive compensation matters and the results of such measurement are reported to the Nominating and Corporate Governance Committee or Compensation Committee, as applicable, after the measurement. On each measurement date, compliance is measured using each executive officer’s base salary then in effect and the average closing price per share of the Company’s ordinary shares on the NYSE for the six (6) calendar months preceding the measurement date. As of August 3, 2020, all NEOs are in compliance with the stock ownership and retention policy; however, due to his more recent appointment to Chief Executive Officer, Geoffrey S. Martha is expected to make progress towards the required ownership guidelines over time.

Hedging and Pledging Policy

Our insider trading policy prohibits our NEOs and directors (along with others) from engaging in short sales of Medtronic securities (including short sales against the box) or engaging in purchases or sales of puts, calls or other derivative securities based on Medtronic securities. The policy also prohibits our NEOs from purchasing Medtronic securities on margin, borrowing against Medtronic securities held in a margin account or pledging Medtronic securities as collateral for a loan.

Sale and Transfer of Awards

All stock option, restricted stock, restricted stock unit, and performance-based restricted stock/restricted stock unit awards are granted under plans that specifically prohibit the sale, assignment and transfer of awards with limited exceptions such as the death of the award recipient. In addition, the Compensation Committee may allow an award holder to assign or transfer an award.

Incentive Compensation Forfeiture (“Clawback”)

The Company has a comprehensive Incentive Compensation Forfeiture Policy, which is designed to recoup improper awards or gains paid to executive officers. If the Board determines that any executive officer has received an improper payment or gain, which is an incentive payment or grant mistakenly paid or awarded to the executive officer as a result of misconduct (as defined below), the executive officer must return the improper payment or gain to the extent it would not have been paid or awarded had the misconduct not occurred, including interest on any cash payments. “Misconduct” means any material violation of our Code of Conduct or other fraudulent or illegal activity for which an executive officer is personally responsible as determined by the Board. All executive officers are required to agree to this policy in writing.

Equity Compensation Forfeiture

The Company may require the return or forfeiture of cash and shares received or receivable in certain circumstances in which an employee has a termination of employment from the Company or any affiliate. The Company may exercise its ability to require forfeiture of awards if the employee receives or is entitled to receive delivery of shares or proceeds under an equity award program within six (6) months prior to or twelve (12) months following the date of termination of employment if the current or former employee engages in any of the following activities: (a) performing services for or on behalf of any competitor of, or competing with, the Company or any affiliate; (b) unauthorized disclosure of material proprietary information of the Company or any affiliate; (c) a violation of applicable business ethics policies or business policies of the Company or any affiliate; or (d) any other occurrence that is consistent with the intent noted in items a—c, as determined by the Compensation Committee.

MEDTRONIC PLC 2020 Proxy Statement	49

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Governance Practices and Policies

Equity Award Granting Practices

The Compensation Committee typically approves annual long-term incentive awards for NEOs each June at a regular meeting of the Compensation Committee (CEO awards are approved by the full Board of Directors). The awards are granted at the next regularly scheduled grant date. Medtronic typically grants equity on the first trading day of each quarter of the Fiscal Year.

New hire, promotion, retention and other special or ad hoc awards for NEOs are approved by the Compensation Committee. The grants are typically effective on the next regularly scheduled grant date following Committee approval. Medtronic adheres to the following practices when granting equity awards:

∎	Stock options are granted with an exercise price equal to the market close stock price of Medtronic ordinary shares on the date of grant.

∎	We prohibit the repricing of stock options. This includes amending outstanding options to lower their exercise price, substituting new awards with a lower exercise price or executing a cash buyout.

Tax and Accounting Implications

In evaluating compensation programs applicable to our NEOs (including the Company’s annual and long-term incentive plans), the Compensation Committee considers the potential impact on the Company of Section 162(m) of the Internal Revenue Code, which places a limit of $1 million per year on the amount of compensation paid to certain of our executive officers that is deductible by the Company for federal income tax purposes. The Tax Cuts and Jobs Act eliminated the performance-based exception to the $1 million deduction limit under Section 162(m). As a result, since fiscal year 2019, compensation paid to our NEOs in excess of $1 million is generally nondeductible, whether or not it is performance-based (except for certain performance-based compensation paid pursuant to a legally binding arrangement in place on November 2, 2017). The Compensation Committee will continue to maintain maximum flexibility in the design of our compensation programs and continues to reserve the discretion to exceed the limitation on deductibility under Section 162(m) to ensure that our NEOs are compensated in a manner that it believes to be consistent with the Company’s best interests and those of its shareholders.

The Compensation Committee also considers accounting treatment in the design of the long-term incentive plan.

Compensation Risk Assessment

Compensation policies and practices are also designed to discourage inappropriate risk-taking. While you should refer to the section entitled “Corporate Governance — Board Role in Risk Oversight” beginning on page 18 of this proxy statement for a discussion of the Company’s general risk assessment of compensation policies and practices, mitigating factors with respect to our NEOs include the following:

∎

The NEOs are subject to stock ownership guidelines that require our CEO to maintain ownership of stock equal to six (6) times annual base salary and the other NEOs to maintain ownership of stock equal to three (3) times annual base salary. As of August 3, 2020, all NEOs are in compliance with the stock ownership and retention guidelines; however, due to his more recent appointment to Chief Executive Officer, Geoffrey S. Martha is expected to make progress towards the required ownership guidelines over time.

∎	Incentive plans are more heavily weighted toward long-term performance to reduce the incentive to impair the prospects for long-term performance in favor of maximizing performance in one year.

∎	Improper payments or gains from incentives and equity compensation are subject to clawback.

∎	Short-term and long-term cash incentive payments are capped at 183% and 200% of target payout respectively.

∎

Short-term and long-term cash incentive performance targets are established at the beginning of each performance period and are not subject to change. Short and long-term incentive programs use different measures of performance. Short-term cash incentives focus on annual operating plan financial measures such as revenue growth, diluted EPS, and cash flow. Long-term cash incentives measure shareholder three-year ROIC and three-year revenue growth relative to our long-term strategic expectations communicated to shareholders.

∎

The Compensation Committee retains discretionary authority to override any incentive plan’s formulaic outcome in the event of unforeseen circumstances. For example, controlling for large unplanned transactions that generate a plan windfall that is not aligned with annual operating income.

The Compensation Committee annually reviews an in-depth risk assessment of Medtronic’s sales and non-sales compensation programs. The assessment includes a review of fixed versus variable pay mix, incentive plan metrics, and payout formulas as well as governance and compliance mechanisms such as approval authorities and payment claw back policies. The review completed in March of fiscal year 2020 found that no compensation programs, policies, or practices were likely to have a material adverse impact on Medtronic.

50	MEDTRONIC PLC 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Other Benefits and Perquisites

Other Benefits and Perquisites

Medtronic provides broad-based benefit plans to all of its employees, including the same programs for NEOs. All employees participate in the same health care plans, and we do not provide NEOs with any different or additional benefit plans, except for a business allowance of $24,000 for U.S.-based NEOs and $40,000 for the CEO. Our business allowance policy is described in detail below.

United States Tax-Qualified Retirement Plans

Medtronic sponsors a number of United States tax-qualified retirement plans for its employees, including the NEOs. The Company maintains the Medtronic Retirement Plan (“MRP”), which consists of two types of benefits – the Final Average Pay Pension (“FAPP”) benefit and the Personal Pension Account (“PPA”) benefit. Employees hired before May 1, 2005 could elect to receive the FAPP and either the PPA or the Personal Investment Account (“PIA”) feature in the Medtronic Savings and Investment Plan – our 401(k) plan.

Mr. Ishrak is a participant in the PPA. The PPA is a defined benefit pension plan. The company contributes 5% of eligible compensation for each year of participation into the participants account and participants earn interest at a rate equal to the 10-year U.S. treasury bond rate.

Employees hired or rehired on or after May 1, 2005 but prior to January 1, 2016 are not eligible for the FAPP benefit as that particular benefit has been closed to new entrants but may elect either the PPA benefit under the MRP or the PIA feature under the 401(k) plan. Messrs. Coyle, Lerman, and Martha participate in the PIA plan. Under the PIA plan the company contributes 5% of eligible compensation each year.

Employees hired or rehired on or after January 1, 2016 are eligible for the Medtronic Core Contribution (“MCC”) feature in the 401(k) plan. The MCC is a defined contribution plan in which employees receive a contribution equal to 3% of eligible pay at the end of the fiscal year. Ms. Parkhill is a participant in the MCC plan.

Additional details regarding the MRP, PIA, and 401(k) plan are provided on page 63 of this proxy statement.

Supplemental Retirement Plans

The Company offers a Nonqualified Retirement Plan Supplement (“NRPS”) designed to provide all eligible employees, including the NEOs, with benefits that supplement those provided under our tax-qualified plans. The NRPS is designed to restore benefits lost under the PPA, PIA, FAPP or MCC due to covered compensation limits prescribed by the Internal Revenue Code. The NRPS also restores benefits for otherwise eligible compensation deferred into the Medtronic Capital Accumulation Plan Deferral Program (the “Capital Accumulation Plan”). The NRPS provides employees with no greater benefit than they would have received under the qualified plan in which they participate were it not for the covered compensation limits and deferrals into the Capital Accumulation Plan.

Nonqualified Deferred Compensation Plan

The Company provides all employees at the vice president level or above, including our NEOs, and highly-compensated employees with a market-competitive nonqualified deferred compensation plan through the Capital Accumulation Plan. Our plan allows these employees to make voluntary deferrals from their base pay and incentive payments, which are then credited with gains or losses based on the performance of selected investment alternatives. These alternatives are the same as those offered in our tax-qualified 401(k) Plan for all employees. There are no Company contributions to the plan or Company subsidized returns or Company guaranteed returns.

Business Allowance

Medtronic does not provide any perquisites such as automobiles, club memberships, or financial and tax advisors. Instead, we provide NEOs with a market-competitive business allowance. The NEOs may spend their business allowance at their discretion for expenses such as financial and tax planning, automobiles or club memberships. The business allowance is paid as taxable income, and we do not track how executives use their respective business allowances. The annual business allowances provided to our U.S.-based NEOs in fiscal year 2020 ranged from $24,000 to $40,000. Additionally, it is occasionally appropriate for NEOs to be accompanied during business travel by their spouses. The expenses associated with such travel, while rare, are considered taxable income. The business allowances and travel expenses are included in the “All Other Compensation” column of the Summary Compensation Table.

Corporate Aviation Service

The Medtronic Aviation service provides air transportation for use primarily by the CEO and members of the Board of Directors. Other executives may occasionally use the aviation services for business purposes based on availability and approval by the CEO or General Counsel. The service will help facilitate more effective and efficient travel planning and limited personal use is deemed appropriate in conjunction with scheduled business travel.

MEDTRONIC PLC 2020 Proxy Statement	51

COMPENSATION DISCUSSION AND ANALYSIS

Other Benefits and Perquisites

Change of Control Policy

Compensation in a change of control situation is designed to protect the compensation already earned by executives and to ensure that they will be treated fairly in the event of a change of control, and to help ensure the retention and dedicated attention of key executives critical to the ongoing operation of the Company. Our change of control policy supports these principles. We believe shareholders will be best served if the interests of our executive officers are aligned with shareholders’ interests, and we believe providing change of control benefits should motivate senior management to objectively evaluate potential mergers or transactions that may be in the best interests of shareholders. Our change of control policy is discussed in more detail in the “Potential Payments Upon Termination or Change of Control” section of “Executive Compensation.”

Our Change of Control (COC) Policy requires a “double trigger” and only applies if a participant is involuntarily terminated without cause or the participant terminates employment for good reason within three years after a COC event. Our COC policy also does not provide for any “golden parachute” excise tax gross-ups.

52	MEDTRONIC PLC 2020 Proxy Statement

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the section of this proxy statement entitled “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement.

COMPENSATION COMMITTEE:

Craig Arnold, Chair	Randall J. Hogan, III
Richard H. Anderson	Kendall J. Powell
Scott C. Donnelly

MEDTRONIC PLC 2020 Proxy Statement	53

EXECUTIVE COMPENSATION

2020 Summary Compensation Table

The following table summarizes all compensation for each of the last three fiscal years awarded to, earned by, or paid to the Company’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers during fiscal year 2020 (collectively, the named executive officers or “NEOs”). Please refer to the section entitled “Compensation Discussion and Analysis” beginning on page 30 of this proxy statement for a description of the compensation components for Medtronic’s NEOs. A narrative description of the material factors necessary to understand the information in the table is provided below, following the table.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Omar Ishrak	2020	1,741,556	—	4,666,732	4,666,291	3,382,200	286,442	79,519	14,822,740
Chairman and Chief Executive Officer	2019	1,690,831	—	4,500,054	4,500,236	6,748,488	255,602	101,114	17,796,325
	2018	1,641,583	—	4,500,036	2,943,204	8,109,248	240,491	150,569	17,585,131
Karen L. Parkhill	2020	865,921	—	1,466,705	1,491,560	851,814	—	90,400	4,766,400
Executive Vice President and Chief Financial Officer	2019	825,577	—	1,255,048	1,280,087	1,768,691	—	84,664	5,214,067
	2018	807,692	—	1,133,343	757,608	828,808	—	101,078	3,628,529
Geoffrey S. Martha(1)	2020	905,270	—	2,300,105	2,324,909	626,334	—	149,389	6,306,007
President	2019	692,516	—	1,000,012	1,025,064	1,352,273	—	100,961	4,170,826
Michael J. Coyle	2020	933,417	—	1,533,411	1,558,217	1,027,188	—	131,501	5,183,734
Executive Vice President and Group President, Cardiac and Vascular Group	2019	923,492	—	1,466,702	1,491,762	2,076,253	—	122,970	6,081,179
	2018	896,923	—	1,366,696	910,217	2,360,649	—	121,066	5,655,551

Bradley E. Lerman	2020	873,120	—	1,066,676	1,091,588	751,600	—	117,578	3,900,562
Senior Vice President, General Counsel and Corporate Secretary	2019	847,385	—	1,000,012	1,025,064	1,567,379	—	109,674	4,549,514
	2018	815,385	—	1,000,083	670,408	1,815,588	—	107,587	4,409,051

Hooman C. Hakami(2)(3)	2020	608,856	—	833,411	858,273	—	—	2,871,100	5,171,640
Former Executive Vice President and President, Diabetes
(1)	Mr. Martha was not a Named Executive Officer in fiscal year 2018.

(2)	Mr. Hakami was not a Named Executive Officer in fiscal years 2018 or 2019.

(3)	Mr. Hakami left the organization as announced on October 21, 2019.

Salary

The salary column represents the base salary earned by the NEO during the applicable fiscal year. This column includes any amounts that the officer may have deferred under the Capital Accumulation Plan, which deferred amounts also are included in the 2020 Nonqualified Deferred Compensation Table on page 64 of this proxy statement. Each of the NEOs also contributed a portion of salary to the Medtronic Savings and Investment Plan, our 401(k) Plan.

Stock Awards

The stock awards column represents aggregate grant date fair value of restricted stock unit awards and performance-based restricted stock units assuming full (maximum) achievement of applicable performance criteria over the performance period (collectively, the “restricted stock awards”) granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. Accordingly, the grant date fair value was determined by multiplying the number of restricted stock units awarded by the closing stock price on the date of grant. For a description of the vesting terms of the stock awards, see the narrative disclosure following the 2020 Grants of Plan-Based Awards table on page 57 and the footnotes to the 2020 Outstanding Equity Awards at Fiscal Year End table on page 59 of this proxy statement. Additional information regarding the assumptions used to calculate these amounts is incorporated by reference to Note 13 to the financial statements included in the Company’s Form 10-K for fiscal year 2020.

54	MEDTRONIC PLC 2020 Proxy Statement

EXECUTIVE COMPENSATION

2020 Summary Compensation Table

Option Awards

The option awards column represents the aggregate grant date fair value of stock option awards granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. The following table provides the assumptions underlying this estimate.

	Stock Option Grant Date

	July 31, 2017	July 30, 2018	July 29, 2019	October 28, 2019

Fair value of options granted	$13.73	$14.75	$15.48	$15.86

Assumption used:

Risk-free rate(1)	2.00%	2.90%	1.89%	1.71%

Expected volatility(2)	19.53%	17.74%	17.95%	18.13%

Expected life(3)	6.2 yrs	6.2 yrs	6.1 yrs	6.0 yrs

Dividend yield(4)	2.19%	2.25%	2.09%	2.03%

(1)	The risk-free rate is based on the grant date yield of a zero-coupon U.S. Treasury bond whose maturity period equals or approximates the expected term of the option.

(2)

The expected volatility is based on a blend of historical volatility and an implied volatility of the Company’s ordinary shares. Implied volatility is based on market traded options of the Company’s ordinary shares.

(3)

The Company analyzes historical employee stock option exercise and termination data to estimate the expected life assumption. The Company calculates the expected life assumption using the midpoint scenario, which combines historical exercise data with hypothetical exercise data, as the Company believes this data currently represents the best estimate of the expected life of a new employee option.

(4)	The dividend yield rate is calculated by dividing the Company’s annual dividend, based on the most recent quarterly dividend rate, by the closing stock price on the grant date.

For a description of the vesting terms of the option awards, see the narrative disclosure following the 2020 Grants of Plan-Based Awards table on page 57 and the footnotes to the 2020 Outstanding Equity Awards at Fiscal Year End table on page 59 of this proxy statement. Additional information regarding the assumptions used to calculate these amounts is incorporated by reference to Note 13 to the financial statements included in the Company’s Form 10-K for fiscal year 2020.

Non-Equity Incentive Plan Compensation

This column reflects the Medtronic MIP and LTPP payments earned by the NEOs during the applicable fiscal year and payable subsequent to fiscal year end. It includes any amounts deferred under the Capital Accumulation Plan (as stated in the 2020 Nonqualified Deferred Compensation table on page 64 of this proxy statement). The table below reflects compensation received by the NEO under each plan for the performance period ending through fiscal year 2020.

Name	MIP	2018-2020 LTPP	Total Non-Equity Incentive Plan Compensation

Omar Ishrak	$0	$3,382,200	$3,382,200

Karen L. Parkhill	$0	$851,814	$851,814

Geoffrey S. Martha	$0	$626,334	$626,334

Michael J. Coyle	$0	$1,027,188	$1,027,188

Bradley E. Lerman	$0	$751,600	$751,600

Hooman C. Hakami	$0	$0	$0

For a more detailed description of the terms of the non-equity incentive plan awards, see page 40 of the Compensation Discussion and Analysis and the narrative disclosure following the 2020 Grants of Plan-Based Awards on page 57 of this proxy statement.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

This column includes the estimated aggregate increase in the accrued pension benefit under Medtronic’s defined benefit pension plans. The change in the present value of the accrued pension benefit is influenced by variables such as additional years of service, age, pay and the discount rate used to calculate the present value of the change. In determining the present value of accrued pension benefits under Medtronic’s plans, discount rates of 3.71% for the qualified plan and 3.09% for the nonqualified NRPS were used for fiscal year 2020, down from 4.18% for the qualified plan and 3.89% for the nonqualified NRPS in fiscal year 2019.

MEDTRONIC PLC 2020 Proxy Statement	55

EXECUTIVE COMPENSATION

2020 Summary Compensation Table

The pension values are calculated based on the accrued pension benefits (qualified plan and the nonqualified NRPS) as of April 24, 2020 and the fiscal year-end 2020 ASC 715 disclosure in the financial statements included in assumptions. Assumptions are described in Note 16 to the financial statements included in the Company’s Form 10-K for fiscal year 2020.

All Other Compensation

The all other compensation column includes the following:

Name	Fiscal Year	Perquisites and Other Personal Benefits(1)	Tax Reimbursement	Company Contributions to Defined Contribution Plans(2)	Severance(3)	Total

Omar Ishrak	2020	$68,397	$ 0	$ 11,122	$	$79,519

Karen L. Parkhill	2020	$24,000	$24	$ 66,376	$	$90,400

Geoffrey S. Martha	2020	$55,774	$ 7	$ 93,608	$	$149,389

Michael J. Coyle	2020	$24,000	$71	$107,430	$	$131,501

Bradley E. Lerman	2020	$24,000	$71	$ 93,507	$	$117,578

Hooman C. Hakami	2020	$41,559	$27	$ 0	$2,829,514	$2,871,100

(1)	This column represents the aggregate incremental cost of perquisites and other benefits, and includes:

∎

Mr. Ishrak includes a $40,000 business allowance and $26,559 attributable to personal use of Company aircraft. The amount disclosed does not include de minimis incremental costs incurred by the Company in connection with guests accompanying Mr. Ishrak on the Company aircraft during business flights. Mr. Ishrak also received $1,838 for completion of an application and/or receiving a grant of a U.S. Patent. Tax is reimbursed on this amount.

∎	Ms. Parkhill includes a $24,000 business allowance.

∎

Mr. Martha includes a $31,385 business allowance, representing an increase from $24,000 to $40,000 upon his promotion to President. He also received $24,389 attributable to personal use of Company aircraft.

∎	Mr. Coyle includes a $24,000 business allowance.

∎	Mr. Lerman includes $24,000 business allowance.

∎	Mr. Hakami includes $21,231 business allowance, representing the portion earned before his termination and other reimbursable miscellaneous business expenses.

The Company occasionally allows its executives to use tickets for sporting and special events previously acquired by the Company when no other business use has been arranged. There is no incremental cost to the Company for such use.

(2)

This amount reflects the contribution by Medtronic to match contributions NEOs elected to make to the Medtronic Savings and Investment Plan. Medtronic provides an automatic matching contribution equal to 50% of a participant’s elective deferrals up to 6% of eligible compensation. The Company also may provide a discretionary matching contribution based on our financial performance during the fiscal year that, when combined with the automatic matching contribution, will not exceed 150% of a participant’s elective deferrals up to 6% of eligible compensation. In fiscal year 2020 in order to mitigate the impact of COVID-19 on the Medtronic Savings and Investment Plan results, the plan results were calculated based on FY20 Q1-Q3 actual performance weighted at 75% and Q4 performance weighted at 25% resulting in an EPS achievement of $4.02. This equaled a $0.662 matching contribution for every $1 elective deferral a participant contributed to the plan up to 6% of eligible compensation. The amount for Ms. Parkhill includes $55,254 in Company contributions to the qualified Medtronic Core Contribution Plan (“MCC”) ($8,400) and the nonqualified MCC ($46,854). Participants in the MCC receive a contribution from Medtronic equal to 3% of eligible pay at the end of the fiscal year. The amount for Mr. Martha includes $82,486 in Company contributions to the qualified PIA ($14,000) and nonqualified PIA ($68,486). The amount for Mr. Coyle includes $96,309 in Company contributions to the qualified PIA ($14,000) and nonqualified PIA ($82,309). The amount for Mr. Lerman includes $82,385 in Company contributions to the qualified PIA ($14,000) and nonqualified PIA ($68,385). For additional information on the nonqualified MCC plan, see the 2020 Nonqualified Deferred Compensation table on page 64.

(3)

Mr. Hakami’s employment with the Company was terminated on February 28, 2020. On March 20, 2020, Mr. Hakami received a severance payment made up of 2x base salary ($1,377,136), 2x target bonus ($1,377,136) and a lump sum covering 24 months of continued health and dental benefits ($75,242). The amount also includes $642,508 to be paid in July 2020 for a non-qualified retirement benefit provided at the time of hire and described under the section titled Company Severance Practices on page 67 below.

56	MEDTRONIC PLC 2020 Proxy Statement

EXECUTIVE COMPENSATION

2020 Grants of Plan-Based Awards

2020 Grants of Plan-Based Awards

The following table summarizes all plan-based award grants to each of the NEOs during fiscal year 2020. Threshold amounts assume attainment of plan performance thresholds. You should refer to the Compensation Discussion and Analysis sections entitled “Fiscal Year 2020 Annual Medtronic Incentive Plan (“MIP”) Design” on page 40 and “Fiscal Year 2020 Long-Term Incentive Plan (LTIP) Design” beginning on page 43 to understand how plan-based awards are determined. A narrative description of the material factors necessary to understand the information in the table is provided below.

				Estimated Future Payouts under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards Target (# of shares)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Award Type	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)

Omar Ishrak	MIP			508,524	3,051,141	5,593,809

	LTPP			1,166,667	4,666,667	9,333,334

	OPT	7/29/2019	6/20/2019					301,440	103.26	4,666,291

	RSU	7/29/2019	6/20/2019				45,194			4,666,732

Karen L. Parkhill	MIP			159,044	954,261	1,749,494

	LTPP			366,667	1,466,667	2,933,334

	OPT	7/29/2019	6/20/2019					96,354	103.26	1,491,560

	RSU	7/29/2019	6/20/2019				14,204			1,466,705

Geoffrey S. Martha	MIP			275,000	1,650,000	3,025,027

	LTPP			316,667	1,266,667	2,533,334

	LTPP			258,334	1,033,334	2,066,668

	OPT	7/29/2019	6/20/2019					83,435	103.26	1,291,574

	OPT	10/28/2019	8/22/2019					65,170	106.22	1,033,335

	RSU	7/29/2019	6/20/2019				12,267			1,266,691

	RSU	10/28/2019	8/22/2019				9,729			1,033,414

Michael J. Coyle	MIP			155,629	933,773	1,711,932

	LTPP			383,334	1,533,334	3,066,668

	OPT	7/29/2019	6/20/2019					100,660	103.26	1,558,217

	RSU	7/29/2019	6/20/2019				14,850			1,533,411

Bradley E. Lerman	MIP			123,831	742,984	1,362,149

	LTPP			258,334	1,033,334	2,066,668

	OPT	7/29/2019	6/20/2019					70,516	103.26	1,091,588

	RSU	7/29/2019	6/20/2019				10,330			1,066,676

Hooman C. Hakami	MIP			N/A	N/A	N/A

	LTPP			208,334	833,334	1,666,668

	OPT	7/29/2019	6/20/2019					55,444	103.26	858,273

	RSU	7/29/2019	6/20/2019				8,071			833,411

MIP = Annual performance-based plan award granted under the Medtronic Incentive Plan

LTPP = Long-term performance plan award granted under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan

OPT = Nonqualified stock options granted under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan

RSU = Restricted stock unit, with a performance threshold, granted under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan

MEDTRONIC PLC 2020 Proxy Statement	57

EXECUTIVE COMPENSATION

2020 Grants of Plan-Based Awards

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Amounts in these columns represent potential payouts at threshold, target and maximum performance under the FY2020-FY2022 LTPP and the 2020 MIP. The LTPP provides for annual grants that are earned over a three-year period. Earned payouts under the LTPP can range from 25% to 200% of the target grant based on the Company’s performance relative to the following metrics: three-year cumulative revenue growth measured at constant currency and ROIC (12-month non-GAAP earnings after the removal of after-tax impact of amortization and excluding non-recurring items, plus interest expense net of tax all divided by Total Equity plus Interest-Bearing Liabilities less Cash and Cash Equivalents for each year averaged over the three-year period). Earned payouts under the MIP for annual revenue growth and diluted EPS can range from 50% to 200% and for free cash flow 50% to 150% of the target award based on Company performance and a quality compliance modifier as described on page 44 of this proxy statement. The threshold payout levels described above reflect threshold performance achievement for one performance metric in the respective LTPP and MIP (including the EPS threshold required for payout under MIP). The maximum dollar value that may be paid to any participant in qualified performance-based awards denominated in cash in any fiscal year is $20 million for the Chief Executive Officer and $10 million for each other participant. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in Appendix A of this proxy statement.

Estimated Future Payouts Under Equity Incentive Plan Awards

Amounts in this column represent grants of restricted stock units (RSUs). RSUs vest 100% on the third anniversary of the date of grant provided Medtronic achieves a minimum three-year cumulative diluted EPS over a three-year period based on a compound annual growth rate. Unvested RSUs receive dividend equivalent units (DEUs), which are credited and added to the share balance. DEUs are only paid to the extent the underlying RSUs are earned.

All Other Option Awards/Exercise or Base Price of Option Awards

The exercise or base price of the stock option grant represents the closing market price of Medtronic ordinary shares on the date of grant. Option awards vest 25% on each anniversary of the date of grant over a four-year period.

Grant Date Fair Value of Stock and Option Awards

This column represents the grant date fair value of each equity award granted in fiscal year 2020 computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. For a discussion of the assumptions used in calculating the amount recognized for stock options granted on July 29, 2019 see page 55 of this proxy statement. Additional information regarding the assumptions used to calculate these amounts are incorporated by reference to Note 13 to the financial statements included in the Company’s Form 10-K for fiscal year 2020.

58	MEDTRONIC PLC 2020 Proxy Statement

EXECUTIVE COMPENSATION

2020 Outstanding Equity Awards at Fiscal Year End

2020 Outstanding Equity Awards at Fiscal Year End

The table below reflects all outstanding equity awards made to each of the NEOs that were outstanding at the end of fiscal year 2020. The market or payout value of unearned shares, units or other rights that have not vested is based on $99.30, which was the closing price of Medtronic’s ordinary shares on the New York Stock Exchange on April 24, 2020, and for performance-based restricted stock units and for performance share plan awards presumes that the target performance goals are met.

	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#)					Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested(1)

Name	Option Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number (#)(1)	Market Value ($)	Number (#)(1)	Market or Payout Value ($)

Omar Ishrak	07/30/2012	115,338	—	38.81	07/30/2022	07/31/2017			56,861	5,646,297

	07/29/2013	221,765	—	55.32	07/29/2023	07/30/2018			52,409	5,204,214

	07/28/2014	223,073	—	62.76	07/28/2024	07/29/2019			45,864	4,554,295

	08/03/2015	222,223	—	78.00	08/03/2025

	08/01/2016	153,305	51,102	88.06	08/01/2026

	07/31/2017	107,181	107,182	83.97	07/31/2027

	07/30/2018	76,254	228,764	89.08	07/30/2028

	07/29/2019	—	301,440	103.26	07/29/2029

Karen L. Parkhill	08/01/2016	34,068	11,356	88.06	08/01/2026	07/31/2017			14,321	1,422,075

	08/01/2016	852	284	88.06	08/01/2026	07/30/2018			14,617	1,451,468

	07/31/2017	26,994	26,994	83.97	07/31/2027	07/29/2019			14,414	1,431,310

	07/31/2017	595	596	83.97	07/31/2027

	07/30/2018	21,266	63,801	89.08	07/30/2028

	07/30/2018	423	1,272	89.08	07/30/2028

	07/29/2019	—	94,739	103.26	07/29/2029

	07/29/2019	—	1,615	103.26	07/29/2029

Geoffrey S. Martha	10/29/2012	2,404	—	41.60	10/29/2022	07/31/2017			10,531	1,045,728

	07/29/2013	1,808	—	55.32	07/29/2023	07/30/2018			11,646	1,156,448

	07/29/2013	20,481	—	55.32	07/29/2023	07/29/2019			12,449	1,236,186

	07/28/2014	1,594	—	62.76	07/28/2024	10/28/2019			9,824	975,523

	07/28/2014	27,619	—	62.76	07/28/2024

	01/27/2015	34,741	—	74.84	08/03/2025

	08/03/2015	39,317	—	78.00	01/27/2025

	08/03/2015	1,283	—	78.00	08/03/2025

	08/01/2016	852	284	88.06	08/01/2026

	08/01/2016	26,118	8,707	88.06	08/01/2026

	07/31/2017	595	596	83.97	07/31/2027

	07/31/2017	19,848	19,849	83.97	07/31/2027

	07/30/2018	423	1,272	89.08	07/30/2028

	07/30/2018	16,945	50,837	89.08	07/30/2028

	07/29/2019	—	81.821	103.26	07/29/2029

	07/29/2019	—	1,615	103.26	07/29/2029

	10/28/2019	—	65,170	106.22	10/28/2029

MEDTRONIC PLC 2020 Proxy Statement	59

EXECUTIVE COMPENSATION

2020 Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#)					Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested(1)

Name	Option Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number (#)(1)	Market Value ($)	Number (#)(1)	Market or Payout Value ($)

Michael J. Coyle	07/29/2013	1,808	—	55.32	07/29/2023	07/31/2017			17,269	1,717,493

	07/29/2013	55,441	—	55.32	07/29/2023	07/30/2018			17,082	1,696,243

	07/28/2014	1,594	—	62.76	07/28/2024	07/29/2019			15,070	1,496,451

	07/28/2014	56,852	—	62.76	07/28/2024

	08/03/2015	62,394	—	78.00	08/03/2025

	08/03/2015	1,283	—	78.00	08/03/2025

	08/01/2016	852	284	88.06	08/01/2026

	08/01/2016	46,559	15,520	88.06	08/01/2026

	07/31/2017	595	596	83.97	07/31/2027

	07/31/2017	32,551	32,552	83.97	07/31/2027

	07/30/2018	24,853	74,561	89.08	07/30/2028

	07/30/2018	423	1,272	89.08	07/30/2028

	07/29/2019	—	1,615	103.26	07/29/2029

	07/29/2019	—	99,045	103.26	07/29/2029

Bradley E. Lerman	07/28/2014	39,835	—	62.76	07/28/2024	07/31/2017			12,637	1,254,854

	07/28/2014	1,594	—	62.76	07/28/2024	07/30/2018			11,646	1,156,448

	01/27/2015	50,775	—	74.84	01/27/2025	07/29/2019			10,483	1,040,962

	08/03/2015	47,864	—	78.00	08/03/2025

	08/03/2015	1,283	—	78.00	08/03/2025

	08/01/2016	852	284	88.06	08/01/2026

	08/01/2016	34,068	11,356	88.06	08/01/2026

	07/31/2017	595	596	83.97	07/31/2027

	07/31/2017	23,818	23,819	83.97	07/31/2027

	07/30/2018	16,945	50,837	89.08	07/30/2028

	07/30/2018	423	1,272	89.08	07/30/2028

	07/29/2019	—	68,901	103.26	07/29/2029

	07/29/2019	—	1,615	103.26	07/29/2029

(1)	Amounts in these columns may include dividend equivalents that will be distributed upon distribution of the underlying awards.

The amounts shown in the column entitled “Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested” of the 2020 Outstanding Equity Awards at Fiscal Year End table that correspond to July 31, 2017, July 30, 2018 and July 29, 2019 grant dates reflect performance-based restricted stock or restricted stock unit awards that vest on the third anniversary of the date of grant provided the established performance threshold for each award is achieved.

60	MEDTRONIC PLC 2020 Proxy Statement

EXECUTIVE COMPENSATION

2020 Outstanding Equity Awards at Fiscal Year End

The table below shows the vesting schedule for all unexercisable options.

		Vesting Schedule for Unexercisable Options

Name	Grant Date	2020	2021	2022	2023

Omar Ishrak	08/01/2016	51,102

	07/31/2017	53,591	53,591

	07/30/2018	76,254	76,254	76,255

	07/29/2019	75,360	75,360	75,360	75,360

Karen L. Parkhill	08/01/2016	11,356

	08/01/2016	284

	07/31/2017	13,497	13,497

	07/31/2017	298	298

	07/30/2018	21,267	21,267	21,267

	07/30/2018	424	424	424

	07/29/2019	23,684	23,685	23,685	23,685

	07/29/2019	403	404	404	404

Geoffrey S. Martha	08/01/2016	284

	08/01/2016	8,707

	07/31/2017	9,924	9,925

	07/31/2017	298	298

	07/30/2018	424	424	424

	07/30/2018	16,945	16,946	16,946

	07/29/2019	20,455	20,455	20,455	20,455

	07/29/2019	403	404	404	404

	10/28/2019	16,292	16,292	16,293	16,293

Michael J. Coyle	08/01/2016	284

	08/01/2016	15,520

	07/31/2017	298	298

	07/31/2017	16,276	16,7276

	07/30/2018	24,853	24,854	24,854

	07/30/2018	424	424	424

	07/29/2019	403	404	404	404

	07/29/2019	24,671	24,671	24,671	24,762

Bradley E. Lerman	08/01/2016	284

	08/01/2016	11,356

	07/31/2017	298	298

	07/31/2017	11,909	11,910

	07/30/2018	16,945	16,946	16,946

	07/30/2018	424	424	424

	07/29/2019	17,225	17,225	17,225	17,226

	07/29/2019	403	404	404	404

MEDTRONIC PLC 2020 Proxy Statement	61

EXECUTIVE COMPENSATION

2020 Option Exercises and Stock Vested

The table below shows the vesting schedule for all unvested restricted stock and restricted stock units.

		Vesting Schedule for Unvested Restricted Stock and Restricted Stock Units

Name	Grant Date	2020	2021	2022	2023

Omar Ishrak	07/31/2017	56,566

	07/30/2018		52,136

	07/29/2019			45,626

Karen L. Parkhill	07/31/2017	14,246

	07/30/2018		14,541

	07/29/2019			14,340

Geoffrey S. Martha	07/31/2017	10,476

	07/30/2018		11,586

	07/29/2019			12,384

	10/28/2019			9,773

Michael J. Coyle	07/31/2017	17,179

	07/30/2018		16,993

	07/29/2019			14,992

Bradley E. Lerman	07/31/2017	12,571

	07/30/2018		11,586

	07/29/2019			10,429

Mr. Ishrak also owns 288,648 vested and deferred stock units including associated dividend equivalents, which will be distributed following his retirement.

2020 Option Exercises and Stock Vested

The table below includes information related to options exercised by each of the NEOs and restricted stock awards that vested during fiscal year 2020. The table also includes the value realized for such options and restricted stock awards. For options, the value realized on exercise is equal to the difference between the market price of the underlying shares at exercise and the exercise price of the options. For stock awards, the value realized on vesting is equal to the market price of the underlying shares at vesting.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Omar Ishrak			54,591	$5,588,481

Karen L. Parkhill			30,674	$3,082,432

Geoffrey S. Martha			21,434	$2,194,199

Michael J. Coyle	77,952	$5,568,675	65,106	$6,664,901

Bradley E. Lerman			12,132	$1,241,953

Hooman C. Hakami	104,608	$2,195,807	21,838	$2,235,556

62	MEDTRONIC PLC 2020 Proxy Statement

EXECUTIVE COMPENSATION

2020 Pension Benefits

2020 Pension Benefits

The table below includes information with respect to Medtronic’s pension plans for each of the NEOs as of April 24, 2020, which is the measurement date used for financial statement reporting purposes. A narrative description of the material factors necessary to understand the information in the table is provided below.

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year(2) ($)

Omar Ishrak(1)	Medtronic Personal Pension Account (“PPA”)	8.8333	130,036	—

	Medtronic, Inc. NRPS	8.8333	1,725,032	—

Karen L. Parkhill(2)	—	—	—	—

Geoffrey S. Martha(2)(3)	Medtronic, Inc. NRPS	8.5833	—

Michael J. Coyle(2)	—	—	—	—

Bradley E. Lerman(2)	—	—	—	—
(1)

The present value of the accumulated benefits is calculated using the assumptions described in Note 16 to our consolidated financial statements in our annual report on Form 10-K for fiscal year 2019 accompanying this proxy statement. Further, in accordance with the disclosure requirements, the accumulated benefit is calculated using the retirement age at which the benefit is unreduced under the plan (i.e., age 65). Only the Medtronic Retirement Plan component of the Medtronic Retirement Plan is reduced for early commencement if the benefit is commenced before the normal retirement age of 65. The Personal Pension Account Plan is an account-based plan and therefore is not reduced for early commencement. Please see below for additional detail.

(2)	Ms. Parkhill, Mr. Coyle, Mr. Lerman and Mr. Martha do not participate in the Company’s defined benefit pension plans.

(3)

Mr. Martha was a participant in the tax-qualified GE Pension Plan with his former employer. Upon hire in 2011, Mr. Martha was provided a special benefit to his NRPS. Upon retirement, Mr. Martha receives the present value of the amount that he would have received from the GE Pension Plan as if he had continued to work at GE until retirement, less the sum of: (a) the value of Mr. Martha’s vested PIA account at retirement, (b) the value of Mr. Martha’s vested NRPS account at retirement; and (c) the present value of the benefit Mr. Martha was actually entitled to receive under the GE Pension plan as of November 28, 2011. This amount will be paid as a lump sum.

The Medtronic Retirement Plan consists of two types of benefits, the Final Average Pay Pension benefit and the Personal Pension Account (PPA) benefit. Effective May 1, 2005, the Company froze the Final Average Pay Pension to new entrants and provided all eligible employees the option of continuing to accrue retirement benefits under the Final Average Pay Pension or to participate in either the PPA or Personal Investment Account (PIA) described below. Employees hired on or after May 1, 2005 but prior to January 1, 2016, were eligible to elect to participate in the PPA – a cash balance component of the MRP – or the PIA – a component of the Medtronic 401(k) Plan. The benefits provide an annual 5% employer contribution. Effective January 1, 2016, the Company froze the PIA and the PPA to new entrants. All eligible employees continue to accrue retirement benefits under the PIA or PPA. New employees hired on or after January 1, 2016 are eligible for the Medtronic Core Contribution (MCC), which provides an annual 3% employer contribution.

Mr. Ishrak is a participant in the PPA. The PPA is a tax-qualified cash balance defined benefit pension plan available to employees hired on or after May 1, 2005. The Company contributes an amount equal to 5% of eligible compensation for each year of participation into the participant’s account. Eligible compensation under the PPA matches the MRP discussed above. Additionally, each year a participant’s account will earn interest at a rate equal to the 10-year U.S. Treasury bond rate. For the fiscal year ended April 24, 2020 the interest rate was equal to 2.57%. Each participant’s account has a three-year vesting requirement. The PPA value will be forfeited if the participant leaves the Company before that three-year vesting period is finished. Vested benefits in the PPA are portable and participants may receive distributions for any purpose but may then be subject to taxation. A PPA participant leaving the Company may receive distributions in the following ways: 1) roll over benefit into another tax-qualified plan or certain IRAs; 2) lump-sum cash payment; 3) leave the PPA balance in the plan (which will continue to earn returns equal to the 10-year U.S. Treasury bond rate); and 4) various monthly annuity options, including single life, ten-year certain, and joint and survivor options.

The benefits currently paid under the Medtronic Retirement Plan are limited to an annual maximum of $225,000, in accordance with IRS requirements. The Company also has an unfunded Nonqualified Retirement Plan Supplement (the “NRPS”) that provides an amount substantially equal to the difference between the amount that would have been payable to the executive under the Medtronic Retirement Plan in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits and the amount actually payable under the plan. The NRPS is available to all participating employees whose income or benefits exceed the IRS maximum, not just the executive officers. Compensation used in the calculation of the NRPS benefit includes eligible compensation in excess of the IRS limitation and amounts deferred (excluding amounts paid and deferred under the LTPP or the performance share plan) pursuant to the Capital Accumulation Plan. NRPS benefits are determined based on the qualified plan formula (MRP or PPA) in which the executive elected to participate. The NRPS benefit calculated on the MRP formula is reduced based on the participant’s age at the end of the month following separation from service (within the meaning of Section 409A of the Internal Revenue Code, generally retirement, termination of employment, or significant reduction in work schedule). The monthly benefit is the sum of the monthly principal amount and the monthly interest. The monthly interest is determined based on a declining balance schedule using an

MEDTRONIC PLC 2020 Proxy Statement	63

EXECUTIVE COMPENSATION

2020 Nonqualified Deferred Compensation

interest rate of 6%. The amount of retirement benefit earned under the NRPS is calculated upon separation from service. If the aggregate value is less than or equal to $100,000, it is paid out as a lump sum six months after separation from service. If the aggregate value exceeds $100,000, the value is paid out over a 15-year period in the form of a monthly annuity commencing six months after the separation from service. In the event of the employee’s death prior to the completion of the 15-year payment cycle, any remaining benefits from the NRPS are payable per the beneficiary designation on record. If a beneficiary is not named, the benefit is payable to the employee’s surviving spouse, or if there is no surviving spouse, to the children, or if there are no survivors, to the estate.

2020 Nonqualified Deferred Compensation

Name		Executive Contributions in Last FY(2) ($)	Registrant’s Contributions in Last FY(3) ($)	Aggregate Earnings in Last FY(4) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(5) ($)

Omar Ishrak(1)	CAP	—	—	—	—	—

	NRPS	—	—	—	—	—

	RSUs	—	—	3,948,509	—	28,662,731

Karen L. Parkhill(1)	CAP	—	—	—	—	—

	NRPS	—	46,854	-5,503	—	137,055

Geoffrey S. Martha	CAP	56,681	—	-96,947	—	1,713,040

	NRPS	—	114,501	-22,244	—	414,525

Michael J. Coyle	CAP	1,930,557	—	-458,357	—	12,857,183

	NRPS	—	1,955,972	-27,330	—	2,561,835

Bradley E. Lerman	CAP	53,791	—	16,643	—	556,607

	NRPS		122,176	-8,442		406,903

Hooman Hakami	CAP	—	—	—	—	—

	NRPS	—	—	17,224	267,100	—

CAP = Capital Accumulation Plan

NRPS = Nonqualified Retirement Plan Supplement

RSUs = Restricted Stock Units

(1)

Mr. Ishrak and Ms. Parkhill have not participated in the Capital Accumulation Plan (CAP) or in the defined contribution Personal Investment Account portion of the Nonqualified Retirement Plan Supplement (NRPS).

(2)	The following amounts of Executive Contributions from the table above have been reported in Salary and Non-Equity Incentive Plan Compensation columns in the current year’s Summary Compensation Table.

Name	Contributions

Omar Ishrak	$—

Karen L. Parkhill	$—

Geoffrey S. Martha	$56,681

Michael J. Coyle	$1,930,557

Bradley E. Lerman	$53,791

Hooman C. Hakami	$—

(3)	These amounts are included in the current year’s Summary Compensation Table in the All Other Compensation column.

(4)	No amounts of Aggregate Earnings from the table above have been reported in the current year’s Summary Compensation Table for any of our NEOs since the earnings were not preferential or above market.

(5)	The following amounts of Aggregate Balance from the table above have been reported in the Summary Compensation Table from prior fiscal years:

Name	Contributions

Omar Ishrak	$—

Karen L. Parkhill	$80,879

Geoffrey S. Martha	$1,315,886

Michael J. Coyle	$10,922,978

Bradley E. Lerman	$491,364

Hooman C. Hakami	$—

64	MEDTRONIC PLC 2020 Proxy Statement

EXECUTIVE COMPENSATION

2020 Nonqualified Deferred Compensation

Capital Accumulation Plan

The Capital Accumulation Plan allows U.S. executives of Medtronic to defer:

∎	Up to 50% of their base salary;

∎	Up to 80% of their annual incentive plan payments;

∎	Up to 80% of their commissions (applicable only to those executives in a commission plan); and

∎	Up to 80% of their cash long-term incentive plan payments.

The minimum amount of each reward element that may be deferred is 10%. Medtronic does not make any contributions to the Capital Accumulation Plan; the aggregate balances shown above represent amounts that the NEOs earned but elected to defer, plus gains (or losses).

Participants receive credits of gains or losses daily based on funds that are indexed to 21 investment alternatives, which are all also available under the 401(k) Plan. Investment returns for these investment alternatives are shown below.

Return on Funds 12 Months as of April 30, 2020

Medtronic plc Stock Fund	12.30%

Income Fund	3.89%

Growth Fund	-7.01%

International Equity Index	-11.77%

Capital Preservation Fund	2.52%

U.S. Equity Index	-1.00%

Bond Index	10.85%

Retirement Income	2.01%

Retirement 2015	1.22%

Retirement 2020	0.08%

Retirement 2025	-1.35%

Retirement 2030	-2.69%

Retirement 2035	-3.79%

Retirement 2040	-4.83%

Retirement 2045	-5.45%

Retirement 2050	-5.98%

Retirement 2055	-6.26%

Retirement 2060	-6.33%

Inflation Protected	9.47%

10T-100	1.5%

10T-120	1.8%

When participants elect to defer amounts, they also select when the amounts will ultimately be distributed. Distributions may be made on a certain future date (as long as that date is at least five years beyond the period of deferral) or at retirement, or, for specified employees under Section 409A of the Internal Revenue Code, six months after the date of retirement (in the form of a lump sum distribution or installments over 5, 10 or 15 years). All distributions are made in cash, and there are limited opportunities to change the distribution elections. These include a hardship withdrawal and a “redeferral” election that must be made at least 12 months prior to a scheduled payment (and only if the redeferral is for at least an additional five years).

Participants are entitled to receive dividend equivalents on the RSUs generally in the same manner and at the same time as if each RSU were a share. These dividend equivalents are credited in the form of additional RSUs.

Deferred RSUs are payable on the date six months or one year following a separation from service, pursuant to individual award agreements. The Company may require a participant to return or forfeit the shares received or receivable in the event the participant is involved in performing services for or on behalf of a competitor, a violation of applicable business ethics policies or any other occurrence determined by the Compensation Committee.

MEDTRONIC PLC 2020 Proxy Statement	65

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change of Control

RSUs

Under the Medtronic, Inc. 2003 Long-Term Incentive Plan, certain participants were allowed to defer the issuance of shares or cash deliverable upon the exercise of an option or stock appreciation right, vesting of restricted stock, or satisfaction of other stock-based awards or other cash-based awards, for a specified period or until a specified date.

ESOP

Medtronic previously sponsored a non-qualified employee stock ownership plan (“ESOP”) to restore certain qualified employee benefits that could not be allocated due to IRS limitations. The qualified ESOP expired in May 2005, and accordingly no additional contributions were made by Medtronic into that plan. All participants in the ESOP are fully vested. Dividends are credited to the ESOP account each year and the account balance is distributed in a lump sum of shares of Medtronic stock in the fiscal year following termination or retirement. Active employees cannot take distributions from the account.

Nonqualified Retirement Plan Supplement (NRPS)

The NRPS benefit calculated based on the Personal Investment Account formula is equal to 5% of the eligible compensation in excess of the IRS limitation and amounts deferred (excluding any LTPP CAP deferrals). Upon separation from service, within the meaning of Section 409A of the Internal Revenue Code (generally, retirement, termination of employment, or significant reduction in work schedule), the amount of retirement benefits earned under the NRPS is calculated. If the aggregate value is less than or equal to $100,000, it is paid out as a lump sum six months after separation from service. If the aggregate value exceeds $100,000, the value is paid out over a 15-year period in the form of a monthly annuity commencing six months after separation from service. The monthly benefit is the sum of the monthly principal amount and the monthly interest. The monthly interest is determined based on a declining balance schedule using an interest rate of 6%. In the event of the employee’s death prior to the completion of the 15-year payment cycle, any remaining benefits from the NRPS are payable per the beneficiary designation on record. If a beneficiary is not named, the benefit is payable to the employee’s surviving spouse, or if there is no surviving spouse, to the children, or if there are no survivors, to the estate.

Personal Investment Account (PIA)

Available to employees hired on or before December 31, 2015, the PIA is a defined contribution plan in which employees receive a contribution equal to 5% of eligible pay. Of the 5%, 4% is for retirement income and 1% is intended for retiree medical costs. Employees become vested in the PIA after three years of employment.

Medtronic Core Contribution Plan (MCC)

Available to employees hired after January 1, 2016, the MCC is a defined contribution plan in which employees receive a contribution equal to 3% of eligible pay at the end of the fiscal year. Medtronic makes this contribution regardless of whether employees contribute. Employees become vested in MCC after three years of employment or upon attaining age 62, whichever comes first.

Potential Payments Upon Termination or Change of Control

Letter Agreements

Mr. Ishrak is party to a letter agreement with the Company that provides severance payments and benefits under certain termination events consistent with our change of control policy. In the event Mr. Ishrak’s employment is terminated by the Company without “cause” (as defined in the letter agreement) or by Mr. Ishrak for “good reason” (generally defined to include material reduction in salary or MIP target award, material adverse change in title, position and authority, required relocation in excess of 50 miles, or material breach by the Company of the letter agreement), Mr. Ishrak will be entitled to the following payments:

(i) a pro rata MIP bonus for the year of termination based on actual performance and paid when MIP bonuses are paid generally, (ii) a lump sum equal to two times the sum of Mr. Ishrak’s annual base salary and target annual cash opportunity under the MIP, and (iii) the value of 24 months of continued welfare benefits. These severance payments and benefits are subject to Mr. Ishrak’s execution of a general release and continued compliance with the Company’s standard confidentiality policies, a two-year non-competition and one-year non-solicitation agreement.

66	MEDTRONIC PLC 2020 Proxy Statement

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change of Control

Mr. Ishrak’s letter agreement also provides that, upon a termination of employment due to death or “disability” (defined to include absence from material duties and responsibilities with the Company for 180 days in any consecutive 12-month period as a result of incapacity due to mental or physical illness or injury), Mr. Ishrak will be entitled to a pro rata MIP bonus for the year of termination based on actual performance and paid when MIP bonuses are paid generally.

Company Severance Practices

Ms. Parkhill and Messrs. Coyle, Lerman and Martha are subject to Medtronic’s Section 16 Officer Severance Practices. These practices, which have received the approval of Medtronic’s Board of Directors, provide severance payments and benefits under certain termination events. In the event of Ms. Parkhill’s or Messrs. Coyle, Lerman or Martha’s employment is terminated by the Company without cause, such executive will be entitled to the following payments:

(i) two times the sum of such executive’s annual base salary and the lesser of (a) the target annual cash opportunity under the MIP or (b) the actual or forecasted actual payout of the MIP based on performance, (ii) the value of 24 months of continued health and dental insurance coverage, and (iii) outplacement services. Note: the forecasted MIP payout must be determined at the time severance is calculated and paid.

The table below illustrates the payments due upon involuntary termination as described in the section above, assuming a termination date of April 24, 2020.

Name	Severance Amount(1)	Welfare Benefits(2)	Equity Acceleration	Total

Omar Ishrak	$9,589,300	$21,011	$—	$9,610,311

Karen L. Parkhill	$1,735,020	$57,519	$—	$1,792,539

Geoffrey S. Martha	$2,200,000	$49,435	$—	$2,249,435

Michael J. Coyle	$1,867,546	$49,443	$—	$1,916,989

Bradley E. Lerman	$1,748,198	$49,443	$—	$1,797,641

(1)

Mr. Ishrak’s amount includes the fiscal year 2020 earned MIP payment ($0), plus the sum of two times his base salary ($3,487,018) and the target MIP opportunity ($6,102,282) at the time of termination. Ms. Parkhill’s amount includes two times her base salary ($1,735,020) and the lesser of the MIP payout or the target value ($0). Mr. Martha’s amount includes two times his base salary ($2,200,000) and the lesser of the MIP payout or the target value ($0). Mr. Coyle’s amount includes two times the base salary ($1,867,546) and the lesser of the MIP payout or the target value ($0). Mr. Lerman’s amount includes two times his base salary ($1,748,198) and the lesser of the MIP payout or the target value ($0).

(2)	Amounts represent payments for 24 months of health benefits. The amount also includes outplacement for Ms. Parkhill and Messrs. Martha, Coyle and Lerman.

Upon leaving Medtronic, Mr. Hakami received a severance payment of $2,829,514 which consisted of 2x base salary ($1,377,136), 2x target incentive bonus ($1,377,136) and a lump sum covering 24 months of continued health and dental benefits ($75,242).

An additional payment of $642,508 will be made to Mr. Hakami in July 2020. Upon the terms of his hire in 2014, Medtronic was to provide a special non-qualified supplemental retirement benefit that was in addition to the standard benefit provided to employees. The special benefit calculation was designed to mitigate the estimated value difference between his pension with his former employer and the pension benefit he accrued with Medtronic.

Change of Control Policy

Under Medtronic’s change of control policy, no benefits are payable to an executive officer unless there is both a change of control and a termination of the executive by the Company other than for cause or by the executive for “good reason” as defined by the policy. This is known as a double trigger. Absent a change of control, the policy does not require Medtronic to retain the executives or to pay them any specified level of compensation or benefits.

The policy provides that for three years after a change of control – the first trigger – there will be no adverse change in the executive’s salary, bonus opportunity, benefits or location of employment. If during this three-year period the executive’s employment is terminated by Medtronic other than for cause, or if the executive terminates his or her own employment for good reason (as defined in the policy, and including compensation reductions, demotions, relocation and excess travel) – the second trigger – the executive is entitled to receive payment of accrued salary and annual and long-term incentives through the date of termination as well as accrued pension benefits and any outstanding deferred compensation, and, except in the event of death or disability, a lump sum severance payment equal to the prorated value of the Highest Annual Bonus and three times the sum of his or her base salary and Highest Annual Bonus. For these purposes, Highest Annual Bonus means the greater of the average of the bonuses received by the executive for the last three completed fiscal years preceding the year of termination, and the bonus payable for the most recently completed fiscal year. Additionally, the executive is entitled to certain retirement and welfare benefits as further described below in the footnotes to the table.

MEDTRONIC PLC 2020 Proxy Statement	67

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change of Control

The change of control policy does not include provisions for a “golden parachute” excise tax gross up. Instead, such payments may be subject to reduction (any such payment a ”Reduced Payment”) to the extent it would cause the recipient to receive an “excess parachute payment” (as defined in the Internal Revenue Code) unless the change of control payments, less the amount of any excise taxes payable by the NEO, is greater than the Reduced Payment.

Generally, and subject to certain exceptions, a change of control is deemed to have occurred if:

∎

a majority of Medtronic’s Board of Directors are individuals other than the nominees for whose election proxies have been solicited by the Board, or who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly created directorships;

∎	another party becomes the beneficial owner of at least 30% of Medtronic’s outstanding voting stock; or

∎

Medtronic merges or consolidates with another party (other than certain limited types of mergers), or exchanges shares of voting stock of Medtronic for shares of another corporation pursuant to a statutory exchange, sells or otherwise disposes of all or substantially all of Medtronic’s assets, or is liquidated or dissolved.

If a change of control of Medtronic occurs, awards under Medtronic’s annual incentive plan will accelerate and, subject to certain limitations set forth in the plan, each participant will be entitled to a final award based on certain assumptions as to target performance and salary. On August 22, 2013, shareholders approved the Medtronic, Inc. 2013 Stock Award and Incentive Plan, which replaced the Company’s 2008 Stock Award and Incentive Plan, and which was amended and restated in connection with the Covidien acquisition. For awards granted under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan, or the predecessor 2008 Stock Award and Incentive Plan, and related award agreements, stock options will only become exercisable in full, and all restrictions under such outstanding restricted stock or units (including PBRSUs) will only lapse, if the award is not replaced by a qualifying replacement award that satisfies certain conditions set forth in the plan or, if a replacement award is granted, upon termination of a participant’s employment by the Company without cause or by the participant for good reason during the two years following the date of the change of control.

If a change of control occurs during a plan year, subject to certain limitations, Medtronic’s matching contribution to the 401(k) Plan will equal the greater of Medtronic’s target percentage matching contribution, or if the change of control occurs after the first quarter of a plan year, the percentage contribution Medtronic would have made upon completion of the plan year based on performance as most recently projected by Medtronic prior to the change of control and disregarding the effects of the change of control.

The table below reflects estimated payments for our NEOs as a result of the change of control policy, assuming (1) the change of control occurred and (2) the Company terminates employment other than for cause or disability or the executive terminates employment for good reason, on April 24, 2020.

Name	Severance Amount(1)(2)(3)	Long-Term Performance Plan Payouts(4)	Accelerated Vesting of Stock Options(5)	Restricted Stock Unit Vesting(6)	Present Value of Increased Pension Benefits(7)	Other(8)	Total
Omar Ishrak	$16,553,560	$9,166,667	$4,555,454	$15,324,729	$738,367	$80,930	$46,419,707
Karen L. Parkhill	$ 4,492,985	$2,721,667	$1,218,833	$4,282,457	$ —	$261,582	$12,977,524
Geoffrey S. Martha	$ 3,483,024	$3,300,001	$ 947,033	$4,390,952	$ —	$334,378	$12,455,388
Michael J. Coyle	$ 6,346,004	$3,000,002	$1,460,808	$4,881,988	$ —	$376,724	$16,065,526
Bradley E. Lerman	$ 5,371,302	$2,066,667	$1,037,667	$3,434,349	$ —	$334,251	$12,244,236

(1)

This amount includes three times the sum of (a) the executive’s base salary at the time of termination and (b) the greater of fiscal year 2020’s annual bonus or the average of the annual bonuses for the three most recently completed fiscal years.

(2)	This amount has been reduced for Mr. Coyle so as to not incur excise taxes under Section 280G.

(3)	This amount also includes the prorated value of the greater of fiscal year 2020’s annual bonus or the average of the annual bonuses for the three most recently completed fiscal years.

(4)	This amount represents the unvested projected payments of the 2019-2021 LTPP and 2020-2022 LTPP.

(5)	This amount represents the market gain (or intrinsic value) of unvested options as of April 24, 2020, at the closing price on that date of $99.30.

(6)	This amount represents the value of unvested restricted stock units, PBRSUs and dividend-equivalent units as of April 24, 2020, at the closing price on that date of $99.30.

(7)	This amount reflects the estimated present value of additional pension benefits due to the NEO upon a change of control assuming an additional three years of age and service.

(8)

This amount represents the estimated value of the three-year continuation of Company contributions to certain retirement plans (including the 401(k) plan, the qualified and nonqualified plan), and health and miscellaneous welfare benefits for three years.

68	MEDTRONIC PLC 2020 Proxy Statement

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

Equity Compensation Plan Information

The following table provides information about Medtronic’s ordinary shares issuable upon the exercise of options, warrants and rights under all existing equity compensation plans in effect as of April 24, 2020, including the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan, the Medtronic, Inc. 2008 Stock Award and Incentive Plan, the Medtronic, Inc. 2003 Long-Term Incentive Plan, the Medtronic, Inc. 2014 Employees Stock Purchase Plan, and the Medtronic, Inc. 1998 Outside Director Stock Compensation Plan.

	(a)(3)	(b)	(c)(4)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)(2)	33,862,609	$61.35	52,175,615
Equity compensation plans not approved by security holders(2)	—	—	—

(1)

Awards under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan may consist of stock options, stock appreciation rights, restricted stock, performance-based restricted stock, restricted stock units, other stock-based awards, and performance cash awards. No more than 5% of the shares will be granted pursuant to restricted stock awards if such award will vest in full prior to three years from the award date or if a condition to such vesting is based, in whole or in part, upon performance of the shares or any aspect of Medtronic’s operations and such vesting could occur over a period of less than one year from the award date.

(2)

Amounts disclosed do not include stock options, stock appreciation rights, restricted stock, performance-based restricted stock, restricted stock units, or other stock-based awards to acquire 1,317,923 Medtronic shares relating to former Covidien awards assumed in the acquisitions with a weighted average exercise price of $39.93.

(3)

Column (a) includes 25,750,395 shares issuable upon exercise of outstanding options, with a weighted average exercise price of $80.68, and the following equity awards, which increase the number of shares in column (a) and decrease the number of shares in column (c): 7,599,252 restricted stock units and their dividend-equivalent units in approved plans, 82,223 shares issuable pursuant to a non-qualified employee stock ownership plan in approved plans, and 430,739 vested units or exercised shares deferred and not yet issued in approved plans.

(4)

Column (c) includes 11,436,763 shares available for issuance as of April 24, 2020 under the Medtronic plc Amended and Restated Employees Stock Purchase Plan and 40,738,852 shares available for issuance as of April 24, 2020 under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan.

CEO Pay Ratio

We are required by SEC rules and regulations to disclose the annual total compensation for our CEO, and estimate of the median annual total compensation for our worldwide employee population excluding our CEO, and the ratio of annual total compensation for our CEO to the annual total compensation for our median employee. For the fiscal year ended April 24, 2020, the annual total compensation for our CEO was $14,822,740 as reported in the final column of the Summary Compensation Table and the annual total compensation for our median employee was $62,286 calculated in accordance with the rules applicable to the Summary Compensation Table. For the year ended April 24, 2020 the annual total compensation for our CEO was 238 times that of our median employee.

For purposes of identifying our median employee, we used our worldwide employee population as of January 27, 2020 which consisted of 96,204 total employees, of which 42,063 employees were employed in the United States and 54,141 were employed in foreign jurisdictions. As permitted by SEC rules and regulations, we excluded leased employees and independent contractors; no employees from entities we acquired during the year ended April 24, 2020, or foreign jurisdiction(s) were excluded. We used income as reported for federal income tax purposes for employees employed in the United States and an equivalent measure for employees employed in foreign jurisdictions for the 12-month period ending December 31, 2019 as our consistently applied compensation measure, and we annualized this amount for employees who commenced employment during that period. We applied this methodology to our worldwide employee population and did not use any form of statistical sampling.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee represents and assists the Board of Directors in its oversight of the integrity of Medtronic’s financial reporting and compliance programs. In particular, the Audit Committee reviews the independence, qualifications and performance of Medtronic’s independent registered public accounting firm and the performance of its internal auditors. The Audit Committee also has responsibility for oversight of Medtronic’s compliance with legal and regulatory requirements. In this role, the Audit Committee, among other things, oversees Medtronic’s policies and programs reasonably designed to ensure that Medtronic’s relationships with, and payments to, health care providers are appropriate and lawful, and receives reports of Company and third-party reviews of such matters. As of the date of this report, the Audit Committee consisted of the four members listed below, each of whom is an independent director in accordance with the Securities and Exchange Commission (“SEC”) and New York Stock Exchange requirements, meets additional independence standards applicable to audit committee members and qualifies as an “audit committee financial expert” within the meaning of that term as defined by the SEC pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.

Medtronic’s management is responsible for preparing Medtronic’s financial statements and the overall reporting process, including Medtronic’s system of internal controls. The Audit Committee is directly responsible for the compensation, appointment and oversight of Medtronic’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”). That firm reports directly to the Audit Committee. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles in the United States (“U.S. GAAP”) and auditing the Company’s internal control over financial reporting. The Audit Committee also meets privately in separate executive sessions periodically with management, internal audit, compliance and representatives from Medtronic’s independent registered public accounting firm.

In this context, the Audit Committee has held discussions with management and PricewaterhouseCoopers. Management represented to the Audit Committee that Medtronic’s consolidated financial statements were prepared in accordance with U.S. GAAP, and the Audit Committee has reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers.

PricewaterhouseCoopers has informed the Audit Committee that, in its opinion, the consolidated balance sheets and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows that accompany Medtronic’s 2020 Annual Report present fairly, in all material respects, the financial position of Medtronic and its subsidiaries at April 24, 2020, and April 26, 2019, and the results of Medtronic’s operations and cash flows for each of the three fiscal years in the period ended April 24, 2020, are in conformity with U.S. GAAP.

The Audit Committee also has discussed with PricewaterhouseCoopers the matters required to be discussed by Auditing Standard No. 1301 (Communications With Audit Committees), as amended, and requested any other relevant input from PricewaterhouseCoopers. PricewaterhouseCoopers provided to the Audit Committee, and the Audit Committee received, the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers’ communications with the audit committee concerning independence, and the Audit Committee discussed with PricewaterhouseCoopers their independence.

Based on the considerations above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in Medtronic’s Annual Report on Form 10-K for fiscal year 2020 for filing with the SEC. The Audit Committee has appointed PricewaterhouseCoopers as Medtronic’s independent registered public accounting firm for fiscal year 2021 and recommended that the Board of Directors submit this appointment to the Company’s shareholders for ratification at the Annual General Meeting. Audit and any permitted non-audit services provided to Medtronic by PricewaterhouseCoopers are pre-approved by the Audit Committee.

AUDIT COMMITTEE:

Randall J. Hogan, III, Chair	James T. Lenehan
Richard H. Anderson	Elizabeth G. Nabel, M.D.

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AUDIT AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the audit of Medtronic’s annual financial statements for the fiscal years ended April 26, 2019 and April 24, 2020, and fees for other services rendered by PricewaterhouseCoopers. All of the audit, audit-related, tax and all other fees were approved by the Audit Committee.

	Fiscal 2019	Fiscal 2020

Audit Fees(1)	$15,587,000	$16,540,000

Audit-Related Fees(2)	315,000	255,000

Tax Fees(3)	1,011,000	810,000

All Other Fees(4)	34,000	8,000

(1)	Audit services consisted principally of domestic and international audits, statutory audits and assessment of internal control over financial reporting.

(2)	Audit-related services consisted principally of procedures related to statutory reporting, employee benefit plans, and other agreed upon audit procedures.

(3)	Tax-related services consisted principally of services related to assistance with transfer pricing, tax compliance, tax planning, and tax audits.

(4)	Other service fees consisted principally of services related to special non-audit reports.

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PROPOSAL 2 – NON-BINDING RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR AND BINDING AUTHORIZATION OF THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO SET AUDITOR REMUNERATION

The Board of Director’s Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent external auditor for the fiscal year ending April 30, 2021 and recommended that the Board of Directors submit this appointment to the Company’s shareholders for ratification at the Annual General Meeting. PricewaterhouseCoopers LLP has been retained as our external auditor continuously since fiscal year 1963. The Audit Committee is responsible for the audit fee negotiations associated with the retention of PricewaterhouseCoopers. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent external audit firm. Further, in conjunction with the mandated rotation of the auditing firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of PricewaterhouseCoopers’ new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers to serve as the Company’s independent external auditor is in the best interests of the Company’s shareholders.

As required by the Audit Committee Charter and Irish law, the Board of Directors is submitting for shareholder ratification the selection of PricewaterhouseCoopers LLP and the authorization of the Board of Directors, acting through the Audit Committee, to set the auditor’s remuneration. If the shareholders do not so ratify, the Audit Committee will reconsider its selection.

The ratification of the appointment of PricewaterhouseCoopers LLP as the independent external auditor of the Company for the fiscal year ending April 30, 2021 and the authorization of the Board of Directors, acting through the Audit Committee, to set the auditors’ remuneration is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting in order to be approved.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual General Meeting, will have the opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL NO. 2 IS AS FOLLOWS:

“RESOLVED, that the appointment of PricewaterhouseCoopers LLP as the independent auditor for the Company for the fiscal year ending April 30, 2021, be and is hereby ratified in a non-binding vote and that the Board of Directors, acting through the Audit Committee, be and is hereby authorized in a binding vote to set the remuneration of the auditor.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NON-BINDING RATIFICATION OF THIS APPOINTMENT AND THE BINDING AUTHORIZATION OF THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO SET THE AUDITOR’S REMUNERATION.

Effect of Proposal

Even if the selection of PricewaterhouseCoopers LLP is ratified, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of the Company and its shareholders. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm next year, but is not bound by the shareholders’ vote.

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PROPOSAL 3 – ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-PAY”)

Section 14A of the Exchange Act requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis (“CD&A”), tabular disclosures and related narrative of this proxy statement. The Board of Directors has adopted a policy of providing for annual “Say-on-Pay” advisory votes. The next such advisory vote will occur at this Annual General Meeting of Shareholders.

As discussed in more detail in the CD&A, Medtronic’s executive compensation program is designed to attract, motivate and retain top talent; emphasize incentive compensation alignment with sustained profitable growth; align with shareholder interests by encouraging executive stock ownership and linking a meaningful portion of compensation to the value of Medtronic ordinary shares; favor moderate cash allowances instead of Company-provided perquisites; and discourage inappropriate risk taking.

All executive compensation elements are targeted in relation to the median range of our competitive market, with actual compensation delivered based on Company and individual performance. Performance-based compensation constitutes 88% to 91% of target NEO compensation, and target long-term performance-based compensation constitutes 73% to 74% of NEO compensation During FY2020, Medtronic’s financial performance was affected by the deferral of procedures in many markets around the world as a result of the COVID-19 pandemic, which occurred in the company’s fiscal fourth quarter. For the Company’s annual incentive plan, the company did not meet the EPS threshold required for a MIP payout and as a result senior leadership did not receive a FY20 short-term cash incentive. For the long-term performance plan the Company’s top-line and bottom-line growth rates were within the target range of the potential performance payout. In light of these business results, the Company’s long-term performance plan paid out at 75.16% of the target amounts.

In addition to aligning total compensation with Company performance, the Company has actively promoted an overall compensation philosophy that is in the best interests of the Company’s shareholders. For example, the change of control policy no longer includes any excise tax gross-up provisions, and the Company does not provide excessive perquisites or benefits to our NEOs. Also, in furtherance of pay practices preferred by institutional shareholders, equity awards granted under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan that are replaced in connection with a change of control do not vest on the occurrence of a change of control and instead vest only if a participant is involuntarily terminated within a limited period following the change of control. The Company requires each executive to retain significant portions of his or her equity compensation awards and continues to follow a broad clawback policy that allows the Company to recapture equity compensation and other incentive awards paid to an executive who engages in misconduct.

Approval on an advisory basis of the compensation of our named executive officers is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting in order to be approved.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL NO. 3 IS AS FOLLOWS:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation awarded to the named executive officers, as described in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in the proxy statement for this Annual General Meeting.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

Effect of Proposal

The Say-on-Pay resolution is non-binding. The approval or disapproval of this proposal by shareholders will not require the Board or the Compensation Committee to take any action regarding Medtronic’s executive compensation practices. The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address shareholder disapproval remains with the Board and the Compensation Committee. The Board, however, values the opinions of our shareholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board will carefully consider the outcome of the advisory vote on executive compensation and shareholder opinions received from other communications when making future executive compensation decisions.

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PROPOSAL 4 – RENEWAL OF THE BOARD’S AUTHORITY TO ISSUE SHARES UNDER IRISH LAW

Under Irish law, directors of an Irish public limited company must have authority from its shareholders to issue any shares, including shares which are part of the company’s authorized but unissued share capital. The Company’s current authorization, approved by shareholders at our 2019 Annual General Meeting, is to issue up to 33% of the aggregate nominal value of the issued share capital of the Company as of August 1, 2019, which authority will expire on June 6, 2021, unless previously renewed, varied or revoked. We are presenting this proposal to renew the Board’s existing authority to issue authorized but unissued shares on the terms set forth below, which are in line with customary practice in Ireland. If this proposal is not approved, the Company will have a limited ability to issue new shares after June 6, 2021

It is customary practice in Ireland to seek shareholder authority to issue an aggregate number of shares up to 33% of the company’s issued share capital and for such authority to be limited to a period of 12 to 18 months. Therefore, in accordance with that customary practice in Ireland, we are seeking approval to issue up to a maximum of 33% of our issued share capital as of August 3, 2020 (the latest practicable date before this proxy statement), for a period expiring on the date which is 18 months from our 2020 Annual General Meeting, unless otherwise varied, revoked or renewed. The Board expects to propose a renewal of this authorization on a regular basis at our annual general meetings in future years.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including, if applicable, in connection with funding acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Articles of Association pursuant to the terms set forth below. In addition, because we are a New York Stock Exchange (NYSE)—listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of NYSE and the SEC, including those rules that limit our ability to issue shares in specified circumstances without obtaining shareholder approval. This authorization is required as a matter of Irish law and is not otherwise required for other companies listed on NYSE. Accordingly, approval of this resolution would merely place us on equal footing with other NYSE-listed companies.

A majority of the votes cast at the Annual General Meeting will be required to renew the authorization of the Board to issue shares.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL 4 (WHICH IS PROPOSED AS AN ORDINARY RESOLUTION) IS AS FOLLOWS:

“RESOLVED, that the directors be and they are, with effect from the passing of this resolution, hereby generally and unconditionally authorized pursuant to section 1021 of the Companies Act 2014 to exercise all the powers of the Company to allot and issue relevant securities (within the meaning of the said section 1021 of the Companies Act 2014) up to an aggregate nominal amount of $44,328.63 (being equivalent to approximately 33% of the aggregate nominal value of the issued share capital of the Company as of August 3, 2020 (the latest practicable date before the proxy statement for this Annual General Meeting)). The authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked by the Company; provided that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred by this resolution had not expired.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RENEWAL OF ITS AUTHORITY TO ISSUE SHARES UNDER IRISH LAW.

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PROPOSAL 5 – RENEWAL OF THE BOARD’S AUTHORITY TO OPT OUT OF STATUTORY PRE-EMPTION RIGHTS UNDER IRISH LAW

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the pre-emption right). At the 2019 Annual General Meeting, our shareholders granted the Board authority to opt out of pre-emption rights with such authority to expire on June 6, 2021, unless previously renewed, varied or revoked. We are therefore proposing to renew the Board’s authority to opt-out of the pre-emption right on the terms set forth below.

It is customary practice in Ireland to seek shareholder authority to opt out of the pre-emption rights provision in the event of the issuance of shares for cash if the issuance is limited to up to 10% of a company’s issued share capital and provided that the authority granted in respect of 5% of such issued share capital is used only for the purposes of an acquisition or a specified capital investment. It is also customary practice for such authority to be limited to a period of 12 to 18 months.

Therefore, in accordance with customary practice in Ireland, we are seeking this authority, pursuant to a special resolution, to authorize the directors to issue shares for cash without applying statutory pre-emption rights, up to a maximum of approximately 10% of the Company’s issued share capital as of August 3, 2020 (the latest practicable date before this proxy statement), provided that the authority granted in respect of 5% of such issued share capital is used for the purposes of an acquisition or a specified capital investment. The proposed authority is for a period expiring on the date which is 18 months from our 2020 Annual General Meeting, unless otherwise varied, renewed or revoked. The Board expects to propose a renewal of this authorization on a regular basis at our annual general meetings in future years.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. Similar to the authorization sought for Proposal 4, this authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares in the manner already permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash after June 6, 2021, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders, which could cause delays in the completion of acquisitions and the raising of capital for our business. This authorization is required as a matter of Irish law and is not otherwise required for other companies listed on NYSE. Accordingly, approval of this resolution would merely place us on equal footing with other NYSE-listed companies.

75% of the votes cast at the Annual General Meeting will be required to renew the authorization of the Board to opt out of statutory pre-emption rights. In addition, this proposal is conditioned upon the approval of Proposal 4, as required by Irish law.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL 5 (WHICH IS PROPOSED AS A SPECIAL RESOLUTION, AS REQUIRED UNDER IRISH LAW) IS AS FOLLOWS:

“RESOLVED, that, subject to and conditional on the passing of the resolution in respect of Proposal No. 4 as set out in the proxy statement for this Annual General Meeting and with effect from the passing of this resolution, the directors be and they are hereby empowered pursuant to section 1023 of the Companies Act 2014 to allot equity securities (within the meaning of section 1023 of the Companies Act 2014) for cash, pursuant to the authority conferred by Proposal No. 4 as if section 1022(1) of that Act did not apply to any such allotment, provided that this power shall be limited to:

(a) the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and

(b) the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of $13,432.91 (being equivalent to approximately 10% of the aggregate nominal value of the issued share capital of the Company as of August 3, 2020 (the latest practicable date before the proxy statement for this Annual General Meeting)) provided that, with respect to 67,164,599 of such shares (being equivalent to approximately 5% of the issued share capital as of August 3, 2020), such allotment is to be used for the purposes of an acquisition or a specified capital investment;

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PROPOSAL 5 – RENEWAL OF THE BOARD’S AUTHORITY TO OPT OUT OF STATUTORY PRE-EMPTION RIGHTS UNDER IRISH LAW

and, in each case, the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RENEWAL OF BOARD’S AUTHORITY TO OPT OUT OF STATUTORY PRE-EMPTION RIGHTS UNDER IRISH LAW.

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PROPOSAL 6 – AUTHORIZATION OF THE COMPANY AND ANY SUBSIDIARY OF THE COMPANY TO MAKE OVERSEAS MARKET PURCHASES OF MEDTRONIC ORDINARY SHARES

We have historically used open-market share purchases as a means of returning cash to shareholders and managing the size of our base of outstanding shares. These are longstanding objectives that the Board believes are important to continue.

Pursuant to Article 12 of our Articles of Association, the Board is authorized to effect a repurchase of ordinary shares by way of redemption, and to date all share repurchases have been effected in this manner. However, in order to maintain the flexibility to effect share repurchases by the Company, or any subsidiary of the Company, as “overseas market purchases” for the purposes of the Irish Companies Act 2014, the Board is required under Irish law to obtain shareholder approval. Whether or not this proposed resolution is passed, the Company will retain its ability to effect repurchases as redemptions pursuant to its Articles of Association, although subsidiaries will not be able to make open-market purchases of ordinary shares. Passage of this proposal would give the Company flexibility under Irish law to permit subsidiaries to make the purchases.

In this proposal, shareholders are being asked to authorize for a period of 18 months, the Company, or any of its subsidiaries, to make open market purchases of up to 134,329,198 Medtronic ordinary shares, which represents 10% of the Company’s issued and outstanding shares as of August 3, 2020, as and when directed by any plan or program approved by the Board of Directors.

In connection with the parameters established with the Board regarding our proposed share repurchase program, these purchases would be made only at price levels that the directors would consider to be in the best interests of the shareholders generally, after taking into account the Company’s overall financial position. In addition, the price that may be paid for these shares shall not be less than 70% or more than 120% of the then closing market price of those shares on the New York Stock Exchange the day preceding the day on which the relevant shares are purchased.

As required under Irish law, the resolution in respect of this proposal is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL 6 (WHICH IS PROPOSED AS AN ORDINARY RESOLUTION, AS REQUIRED UNDER IRISH LAW) IS AS FOLLOWS:

“RESOLVED, that the Company and any subsidiary of the Company are hereby generally authorized to make overseas market purchases of the Company’s ordinary shares, par value US$0.0001 each (“shares”), on such terms and conditions and in such manner as the Board of Directors of the Company may determine from time to time but subject to the following provisions:

(a) The maximum number of shares authorized to be acquired by the Company and any subsidiaries of the Company pursuant to this resolution shall not exceed 134,329,198 shares.

(b) The maximum price to be paid for any share shall not be more than 120% of the closing price on the New York Stock Exchange for the shares on the day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company.

(c) The minimum price to be paid for any share shall not be less than 70% of the closing price on the New York Stock Exchange for the shares on the day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company.

(d) This general authority will be effective from the date of passing of this resolution.

(e) This general authority is to expire 18 months from the date of the passing of this resolution, unless previously varied, revoked or renewed by ordinary resolution in accordance with the provisions of section 1074 of the Companies Act 2014. The Company or any such subsidiary may, before such expiry, enter into a contract for the purchase of shares which would or might be executed wholly or partly after such expiry and may complete any such contract as if the authority conferred hereby had not expired.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL TO AUTHORIZE THE COMPANY AND ANY SUBSIDIARY OF THE COMPANY TO MAKE OVERSEAS MARKET PURCHASES OF MEDTRONIC ORDINARY SHARES.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING

Medtronic plc

Registered Address—

20 On Hatch, Lower Hatch Street

Dublin 2, D02 XH02

Ireland

This proxy statement, the proxy form, Medtronic’s annual report for the year ended April 24, 2020, and our Irish Statutory Financial Statements for the year ended April 24, 2020, will be made available or sent to shareholders commencing on or about October 29, 2020.

Voting by Proxy

Shareholders of the Company who are entitled to attend and vote at the Annual General Meeting are entitled, by voting over the internet, by voting over the telephone, or by using the form provided (or the form in section 184 of the Irish Companies Act 2014), to appoint a proxy or proxies to attend and vote at the Annual General Meeting on their behalf. A proxy is not required to be a shareholder of the Company.

Appointments of proxies can be made as detailed in the section entitled Proxy Summary. In particular, if you are a shareholder of record of Medtronic and you choose to submit your proxy by telephone, your use of that telephone system, and specifically the entry of your pin number or other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act 2014, of each of Bradley E. Lerman and Martha Ha as your proxy to vote your shares on your behalf in accordance with your telephone instructions.

How Proxies will be Voted

The individuals named above have advised the Board of their intention to vote at the meeting in accordance with instructions on all proxy forms submitted by shareholders and, where no contrary instruction is indicated on the proxy form, as follows: for the election by separate resolution of the individuals nominated to serve as directors; for the ratification, in a non-binding vote, of PricewaterhouseCoopers LLP as independent auditor for fiscal year 2021 and authorizing, in a binding vote, the Board of Directors, through the Audit Committee, to set the auditor’s remuneration; for approval on an advisory basis of the Company’s executive compensation; for renewal of the Board’s authority to issue shares under Irish law; for renewal of the Board’s authority to opt out of statutory pre-emption rights under Irish law; and for the authorization of overseas market purchases of Medtronic ordinary shares. The Board of Directors knows of no other matter to be presented at the Annual General Meeting. If any other business properly comes before the Annual General Meeting or any adjournment or postponement thereof, the proxies will vote on that business in accordance with their best judgment.

You may revoke a proxy by submitting a later-dated proxy, by notifying Medtronic by fax, email, letter sent to Medtronic’s registered office, or other verifiable communication before the meeting, or by revoking it at the meeting. Attendance at the meeting will not, by itself, revoke a proxy. All properly executed or transmitted proxies not revoked will be voted at the meeting.

Voting at the Meeting

Each Medtronic shareholder of record at the close of business on October 15, 2020, is entitled to one vote for each share then held. As of August 3, 2020, 1,343,291,977 Medtronic ordinary shares (par value US $0.0001 each) were outstanding and entitled to vote.

At the 2020 Annual General Meeting, the inspector of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and tabulate the results of shareholder voting. As provided by the Company’s Articles of Association, one or more shareholders present in person or by proxy holding not less than a majority of the issued and outstanding shares of Medtronic entitled to vote at the meeting will constitute a quorum. The inspector of election intends to treat as “present” for these purposes shareholders who have submitted properly executed and transmitted proxies even if marked “abstain” as to some matters. The inspector will also treat as “present” shares held in “street name” by brokers that are voted on at least one proposal to come before the meeting. Adoption of proposals 1, 2, 3, 4 and 6 will require the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING

Admission to the Meeting

at the Annual General Meeting in person or by proxy, and adoption of Proposal 5 will require the affirmative vote of 75% of the votes cast by holders of ordinary shares represented at the Annual General Meeting in person or by proxy.

Abstentions and broker non-votes will not be considered votes cast at the Annual General Meeting. The practical effect of this is that abstentions and shares held in “street name” by brokers that are not voted in respect of these proposals will not have any effect on the outcome of voting on the proposals.

There is no requirement under Irish law that Medtronic’s Irish Statutory Financial Statements for the fiscal year ended April 24, 2020 or the related directors’ and auditor’s reports thereon be approved by the shareholders, and no such approval will be sought at the Annual General Meeting.

Admission to the Meeting*

If you wish to attend the Annual General Meeting, you must be a shareholder on the record date and request an admission ticket in advance by visiting www.proxyvote.com and following the instructions provided (you will need the control number included on your proxy card, voter instruction form or notice), or bring proof of ownership of ordinary shares to the meeting. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

Requests for admission tickets must be received no later than December 9, 2020. On the day of the meeting, each shareholder will be required to present valid picture identification such as a driver’s license or passport with their admission ticket. If you do not request an admission ticket in advance, we will need to determine if you owned ordinary shares on the record date by:

∎	verifying your name and share ownership against our list of registered shareholders; or

∎	asking to review evidence of your share ownership as of October 15, 2020, such as your brokerage statement. You must bring such evidence with you in order to be admitted to the meeting.

Seating will begin at 7:45 a.m. and the meeting will begin at 8:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting. You will be required to enter through a security check-point before being granted access to the meeting.

*

Depending on concerns about and developments relating to the outbreak of COVID-19, we may need to change the date, time, location and/or format of the meeting, subject to Irish law requirements. The Company would publicly announce any such changes and how to participate in the meeting by press release and a filing with the U.S. Securities and Exchange Commission (“SEC”) as soon as practicable prior to the meeting. Any such determinations and changes will be made and communicated in accordance with Irish law and SEC rules and requirements. The Company will be obliged to comply with any legal restrictions that are imposed as a consequence of COVID-19 and that affect the meeting.

MEDTRONIC PLC 2020 Proxy Statement	79

OTHER INFORMATION

Expenses of Solicitation

Medtronic’s Board of Directors solicits your proxy for use at the 2020 Annual General Meeting of shareholders and any adjournments or postponements of the meeting.

Medtronic will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of Medtronic, without extra compensation, may solicit proxies personally or by mail, telephone, email, fax, telex, telegraph or special letter.

We have engaged D.F. King & Co., Inc. to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, including the reimbursement of customary disbursements, that is not expected to exceed $20,000 in the aggregate. Brokerage firms, nominees, custodians and fiduciaries may be asked to forward proxy soliciting material to the beneficial shareholders. All reasonable soliciting costs will be borne by Medtronic.

Shareholder Proposals and Director Nominations

In order for a shareholder proposal to be considered timely for inclusion in Medtronic’s proxy statement for the 2021 Annual General Meeting, the written proposal must be received by the Company Secretary at Medtronic’s registered office no earlier than June 1, 2021 and no later than July 1, 2021. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials.

Medtronic’s Articles of Association provide that a shareholder may present a proposal or nominee for director from the floor of the Annual General Meeting that is not included in the proxy statement if proper written notice is received by the Company Secretary at Medtronic’s registered office not less than 50 nor more than 90 days prior to the Annual General Meeting date. If less than 60 days’ notice of the meeting date is given, the submission will be considered timely if it is received by the close of business on the 10th day following the day on which notice of the meeting is given. Any such proposal or nomination must provide the information required by Medtronic’s Articles of Association and comply with any applicable laws and regulations. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, Medtronic may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such shareholder proposal.

All submissions to, or requests from, the Company Secretary should be made to Medtronic’s registered office at 20 on Hatch, Lower Hatch Street, Dublin 2, D92 XH02, Ireland, Attn: Company Secretary.

Delivery of Documents to Shareholders Sharing an Address

The SEC has adopted rules regarding delivery of proxy statements and annual reports to shareholders sharing the same address. We may satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our shareholders who are not participating in electronic proxy material delivery. This delivery method, referred to as “householding,” results in significant cost savings for us. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple shareholders who share an address unless Medtronic has received contrary instructions from one or more of the shareholders. Medtronic will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered.

If shareholders receive one set of materials due to householding, they may revoke their consent for future mailings at any time by contacting Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Shareholders will be removed from the householding program within 30 days of their response, following which they will receive an individual copy of our proxy materials. If you are the beneficial owner, but not the record holder, of Medtronic ordinary shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

80	MEDTRONIC PLC 2020 Proxy Statement

OTHER INFORMATION

Other

Other

Medtronic’s 2020 Annual Report, including financial statements, is being made available to shareholders of record as of October 15, 2020, together with the other proxy materials.

MEDTRONIC WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 24, 2020, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: INVESTOR RELATIONS DEPARTMENT, MEDTRONIC, 710 MEDTRONIC PARKWAY, MINNEAPOLIS, MINNESOTA 55432.

The Board of Directors knows of no other matter to be presented at the Annual General Meeting. If any other business properly comes before the Annual General Meeting or any adjournment or postponement thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors,

Bradley E. Lerman Company Secretary Medtronic plc

MEDTRONIC PLC 2020 Proxy Statement	81

APPENDIX A – FINANCIAL AND NON-GAAP RECONCILIATIONS

MEDTRONIC PLC

WORLD WIDE REVENUE(1)

(Unaudited)

	FISCAL YEAR 2020

	REPORTED				CONSTANT CURRENCY

(in millions)	FY20	FY19	Growth	Currency Impact(3)	FY20	Growth	Organic Growth(4)

Cardiac & Vascular Group	$10,468	$11,505	(9.0)%	$(162)	$10,630	(7.6)%	(7.6)%

Cardiac Rhythm & Heart Failure	5,141	5,849	(12.1)	(74)	5,215	(10.8)	(10.8)

Coronary & Structural Heart	3,541	3,730	(5.1)	(65)	3,606	(3.3)	(3.3)

Aortic, Peripheral, & Venous	1,786	1,926	(7.3)	(23)	1,809	(6.1)	(6.1)

Minimally Invasive Therapies Group	8,352	8,478	(1.5)	(142)	8,494	0.2	0.2

Surgical Innovations	5,513	5,753	(4.2)	(105)	5,618	(2.3)	(2.3)

Respiratory, Gastrointestinal, & Renal	2,839	2,725	4.2	(37)	2,876	5.5	5.5

Restorative Therapies Group(2)	7,725	8,183	(5.6)	(71)	7,796	(4.7)	(5.4)

Brain Therapies	2,922	2,938	(0.5)	(35)	2,957	0.6	0.6

Spine	2,503	2,654	(5.7)	(16)	2,519	(5.1)	(7.0)

Specialty Therapies	1,193	1,307	(8.7)	(11)	1,204	(7.9)	(7.9)

Pain Therapies	1,107	1,284	(13.8)	(10)	1,117	(13.0)	(13.0)

Diabetes Group	2,368	2,391	(1.0)	(42)	2,410	0.8	0.8

TOTAL	$28,913	$30,557	(5.4)%	$(418)	$29,331	(4.0)%	(4.2)%

(1)	The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.

(2)

In the first quarter of fiscal year 2020, the Company realigned its divisions within the Restorative Therapies Group, which included a movement of revenue from Transformative Solutions product lines within Specialty Therapies to a product line under Brain Therapies. As a result, fiscal year 2019 results have been recast to adjust for this realignment.

(3)	The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.

(4)	Organic growth refers to growth calculated excluding the impact of currency and significant acquisitions (Titan Spine).

MEDTRONIC PLC 2020 Proxy Statement	A-1

APPENDIX A – FINANCIAL AND NON-GAAP RECONCILIATIONS

MEDTRONIC PLC

GAAP TO NON-GAAP RECONCILIATIONS

(Unaudited)

	Fiscal Year 2020

(in millions, except per share data)	Net Income attributable to Medtronic	Diluted EPS(1)

GAAP	$4,789	$3.54

Non-GAAP Adjustments:

Restructuring and associated costs(2)	372	0.28

Acquisition-related items(3)	53	0.04

Certain litigation charges	254	0.19

(Gain)/loss on minority investments(4)	22	0.02

Debt tender premium and other charges(5)	320	0.24

Medical device regulations(6)	42	0.03

Exit of businesses(7)	40	0.03

IPR&D charges(8)	22	0.02

Contribution to Medtronic Foundation	62	0.05

Amortization of intangible assets	1,472	1.09

Certain tax adjustments, net(9)	(1,242)	(0.92)

Non-GAAP	$6,206	$4.59

Adjustment as contemplated under Annual Incentive Plan(10)		(0.03)

Non-GAAP diluted EPS for Incentives		$4.56

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(2)	Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.

(3)

The charges primarily include costs incurred in connection with legacy-Covidien enterprise resource planning deployment activities, business combination related costs, and changes in fair value of contingent consideration.

(4)

We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

(5)	The charges primarily relates to the early redemption of approximately $5.2 billion of debt.

(6)

The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.

(7)	The net charges relate to the exit of businesses and are primarily comprised of intangible asset impairments.

(8)	The charges represent acquired IPR&D in connection with asset acquisitions and charges recognized in connection with the impairment of IPR&D assets.

(9)

The net benefit primarily relates to the release of a valuation allowance on certain net operating losses, the impact of an inter-company sale of intellectual property, and the impact of tax reform in Switzerland and the United States.

(10)

Adjustments are comprised of net gains on minority investments, IPR&D impairments, and charges related to business exits, all of which are included in operating results for compensation purposes under the Annual Incentive Plan.

A-2	MEDTRONIC PLC 2020 Proxy Statement

APPENDIX A – FINANCIAL AND NON-GAAP RECONCILIATIONS

MEDTRONIC PLC

GAAP TO NON-GAAP RECONCILIATIONS

(Unaudited)

(in millions)	Fiscal Year 2020

Net cash provided by operating activities	$7,234

Additions to property, plant, and equipment	(1,213)

Free Cash Flow (1)	$6,021

Adjustments as contemplated under Annual Incentive Plan(2)	$273

Free Cash Flow for Incentives	$5,748

(1)	Free cash flow represents operating cash flows less property, plant, and equipment additions.

(2)	As allowed under the Annual Incentive Plan, these adjustments are comprised of payment timing-based adjustments for restructuring.

MEDTRONIC PLC 2020 Proxy Statement	A-3

APPENDIX A – FINANCIAL AND NON-GAAP RECONCILIATIONS

MEDTRONIC PLC

WORLD WIDE REVENUE(1)

(Unaudited)

	THIRD QUARTER YEAR-TO-DATE

	REPORTED				CONSTANT CURRENCY

(in millions)	FY20	FY19	Growth	Currency Impact(3)	FY20	Growth	Organic Growth(4)

Cardiac & Vascular Group	$8,464	$8,455	0.1%	$(116)	$8,580	1.5%	1.5%

Cardiac Rhythm & Heart Failure	4,201	4,295	(2.2)	(53)	4,254	(1.0)	(1.0)

Coronary & Structural Heart	2,844	2,736	3.9	(47)	2,891	5.7	5.7

Aortic, Peripheral, & Venous	1,420	1,424	(0.3)	(16)	1,436	0.8	0.8

Minimally Invasive Therapies Group	6,418	6,223	3.1	(95)	6,513	4.7	4.7

Surgical Innovations	4,345	4,224	2.9	(74)	4,419	4.6	4.6

Respiratory, Gastrointestinal, & Renal	2,073	1,999	3.7	(21)	2,094	4.8	4.8

Restorative Therapies Group(2)	6,235	5,968	4.5	(50)	6,285	5.3	4.7

Brain Therapies	2,307	2,107	9.5	(23)	2,330	10.6	10.6

Spine	2,023	1,963	3.1	(12)	2,035	3.7	1.8

Specialty Therapies	996	956	4.2	(8)	1,004	5.0	5.0

Pain Therapies	910	942	(3.4)	(7)	917	(2.7)	(2.7)

Diabetes Group	1,798	1,765	1.9	(28)	1,826	3.5	3.5

TOTAL	$22,916	$22,411	2.3%	$(289)	$23,205	3.5%	3.4%

(1)	The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.

(2)

In the first quarter of fiscal year 2020, the Company realigned its divisions within the Restorative Therapies Group, which included a movement of revenue from Transformative Solutions product lines within Specialty Therapies to a product line under Brain Therapies. As a result, fiscal year 2019 results have been recast to adjust for this realignment.

(3)	The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.

(4)	Organic growth refers to growth calculated excluding the impact of currency and significant acquisitions (Titan Spine).

A-4	MEDTRONIC PLC 2020 Proxy Statement

APPENDIX A – FINANCIAL AND NON-GAAP RECONCILIATIONS

MEDTRONIC PLC

GAAP TO NON-GAAP RECONCILIATIONS

(Unaudited)

	Nine months ended January 24, 2020

(in millions, except per share data)	Operating Profit	Operating Profit Percent	Diluted EPS(1)

GAAP	$4,475	19.5%	$3.07

Non-GAAP Adjustments:

Restructuring and associated costs(2)	315	1.4	0.20

Acquisition-related items (3)	74	0.3	0.05

Certain litigation charges	276	1.2	0.18

(Gain)/loss on minority investments(4)	—	—	(0.01)

Debt tender premium and other charges(5)	(7)	—	0.24

Medical device regulations(6)	31	0.1	0.02

Exit of businesses(7)	41	0.2	0.03

Contribution to Medtronic Foundation	80	0.3	0.05

Amortization of intangible assets	1,317	5.7	0.82

Certain tax adjustments, net(8)	—	—	(0.62)

Non-GAAP	$6,602	28.8%	$4.02

Currency impact	46	(0.2)	0.04

Currency Adjusted	$6,648	28.6%	$4.06

(11)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(12)	Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.

(13)

The charges primarily include costs incurred in connection with legacy-Covidien enterprise resource planning deployment activities, business combination related costs, and changes in fair value of contingent consideration.

(14)

We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

(15)	The charges primarily related to the early redemption of approximately $5.2 billion of debt.

(16)

The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.

(17)	The net charges relate to the exit of businesses and are primarily comprised of intangible asset impairments.

(18)	The net benefit primarily relates to the release of a valuation allowance on certain net operating losses and the impact of tax reform in Switzerland and the United States.

MEDTRONIC PLC 2020 Proxy Statement	A-5

APPENDIX A – FINANCIAL AND NON-GAAP RECONCILIATIONS

DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

Medtronic offers shareholders the choice to receive future annual reports and proxy materials electronically over the Internet instead of receiving paper copies through the mail. This will allow us to conserve natural resources and save Medtronic printing and mailing costs. Whether you hold shares registered directly in your name, through a Medtronic stock plan, or through a broker or bank, you can enroll for future delivery of proxy statements and annual reports by following these easy steps:

∎	Go to our website at http://investorrelations.medtronic.com;

∎	In the Shareholder Services section, click on Electronic Delivery of Proxy Materials; and

∎	Follow the prompts to submit your electronic consent.

Generally, brokers and banks offering this choice require that shareholders vote through the Internet in order to enroll. Street name shareholders whose broker or bank is not included in this website are encouraged to contact their broker or bank and ask about the availability of electronic delivery. As with all Internet usage, the user must pay all access fees and telephone charges. You may view this year’s proxy materials at www.medtronic.com/annualmeeting.

A-6	MEDTRONIC PLC 2020 Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

710 Medtronic Parkway

Minneapolis, MN 55432-5604

USA

Tel: (763) 514-4000

Fax: (763) 514-4879

www.medtronic.com

MEDTRONIC PLC

ATTN: MARCY CAMAROTTO

710 MEDTRONIC PARKWAY

MS LC300

MINNEAPOLIS, MN 55432-5604

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., EST, on December 10, 2020 (or for shares held through the Medtronic plc SIP and the Medtronic Puerto Rico Employees’ SIP, no later than 11:59 P.M., EST, on December 8, 2020). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., EST, on December 10, 2020 (or for shares held through the Medtronic plc SIP and the Medtronic Puerto Rico Employees’ SIP, no later than 11:59 P.M., EST, on December 8, 2020). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D21412-P43395 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

    MEDTRONIC PLC

The Board of Directors recommends you vote FOR the following proposals:

1.	To elect, by separate resolutions, the twelve director nominees named in the proxy statement to hold office until the 2021 Annual General Meeting of the Company.

	Nominees:	For	Against	Abstain

	1a. Richard H. Anderson	☐	☐	☐

	1b. Craig Arnold	☐	☐	☐

	1c. Scott C. Donnelly	☐	☐	☐

	1d. Andrea J. Goldsmith, Ph.D.	☐	☐	☐

	1e. Randall J. Hogan, III	☐	☐	☐

	1f. Omar Ishrak	☐	☐	☐

	1g. Michael O. Leavitt	☐	☐	☐

	1h. James T. Lenehan	☐	☐	☐

	1i. Geoffrey S. Martha	☐	☐	☐

	1j. Elizabeth G. Nabel, M.D.	☐	☐	☐

	1k. Denise M. O’Leary	☐	☐	☐

	1l. Kendall J. Powell	☐	☐	☐

		For	Against	Abstain

2.	To ratify, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent auditor for fiscal year 2021 and to authorize, in a binding vote, the Board of Directors, acting through the Audit Committee, to set the auditor’s remuneration.	☐	☐	☐

3.	To approve, in a non-binding advisory vote, named executive officer compensation (a “Say-on-Pay” vote).	☐	☐	☐

4.	To renew the Board’s authority to issue shares.	☐	☐	☐

5.	To renew the Board’s authority to opt out of pre-emption rights.	☐	☐	☐

6.	Authorizing the Company and any subsidiary of the Company to make overseas market purchases of Medtronic ordinary shares.	☐	☐	☐

7.	Transacting any other business that may properly come before the meeting.

*Depending on concerns about and developments relating to the outbreak of COVID-19, we may need to change the date, time, location and/or format of the meeting, subject to Irish law requirements. The Company would publicly announce any such changes and how to participate in the meeting by press release and a filing with the U.S. Securities and Exchange Commission (“SEC”) as soon as practicable prior to the meeting. Any such determinations and changes will be made and communicated in accordance with Irish law and SEC rules and requirements. The Company will be obliged to comply with any legal restrictions that are imposed as a consequence of COVID-19 and that affect the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Proxy Statement and Annual Report are available at www.proxyvote.com.

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D21413-P43395

MEDTRONIC PLC

Annual General Meeting of Shareholders

December 11, 2020, 8:00 AM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Bradley E. Lerman and Martha Ha, each care of Medtronic plc, 20 Lower Hatch Street, Dublin, Ireland, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to attend, speak and to vote, as designated on the reverse side of this ballot, all of the Ordinary shares of MEDTRONIC PLC that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 8:00 AM Local Time, on December 11, 2020, at the Shelbourne Hotel, 27 St. Stephen’s Green, Dublin, Ireland and any adjournment or postponement thereof. You may vote at the Annual General Meeting of Shareholders if you were a shareholder of record at the close of business on October 15, 2020.

A shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend, speak and vote instead of him or her at the Annual General Meeting. A proxy need not be a shareholder of record. If you wish to nominate a proxy other than Bradley E. Lerman and Martha Ha, please contact our Company Secretary and also note that your nominated proxy must attend the Annual General Meeting in person in order for your votes to be cast.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side